Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 13 TO CREDIT AGREEMENT AND
AMENDMENT NO. 3 TO FOREIGN GUARANTY
AMENDMENT NO. 13 TO CREDIT AGREEMENT AND AMENDMENT NO. 3 TO FOREIGN GUARANTY dated as of August 22, 2023 (this “Amendment”), is entered into by and among, SENSATA TECHNOLOGIES, INC. a Delaware corporation (the “Borrower”), SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Parent”), SENSATA TECHNOLOGIES B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“STBV”), the undersigned subsidiaries of STBV, which, prior to the effectiveness of the releases contemplated hereby, are Guarantors, MORGAN STANLEY SENIOR FUNDING, INC. as administrative agent and collateral agent on behalf of the lenders party to the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), as an L/C Issuer and the Swing Line Lender, and the Revolving Credit Lenders and other L/C Issuers party hereto.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, the Parent, the Administrative Agent and certain lenders are parties to that certain Credit Agreement, dated as of May 12, 2011, as amended, amended and restated, supplemented, waived or otherwise modified prior to the date hereof (as so amended, restated, supplemented waived or otherwise modified, the “Credit Agreement” and as further amended or otherwise modified pursuant to this Amendment, the “Amended Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);
WHEREAS, the Foreign Guarantors have made that certain Foreign Guaranty, dated as of May 12, 2011 in favor of the Secured Parties, as amended, amended and restated, supplemented, waived or otherwise modified prior to the date hereof (as so amended, restated, supplemented, waived or otherwise modified, the “Foreign Guaranty”, and as further amended or otherwise modified pursuant to this Amendment, the “Amended Foreign Guaranty”);
WHEREAS, the Borrower has previously repaid in full all Term Loans such that, as of the date hereof, no Term Loans are outstanding, all Obligations with respect to the Term Loans have been paid or otherwise discharged in full, and there are no Term Loan Lenders under the Credit Agreement (the “Term Loan Payoff”);
WHEREAS, the Administrative Agent and all Revolving Credit Lenders have consented in the Eleventh Amendment to amend or otherwise modify (i) the Foreign Guaranty (and any other related Loan Documents) to provide that the Guaranteed Obligations (as defined therein) of the Specified Foreign Guarantors (as defined below) shall not include the Specified RCF Obligations, and (ii) the respective Foreign Security Agreements and the Parent Deed of Pledge (and any other related Loan Documents) to provide that the obligations secured or guaranteed thereunder shall not include Specified RCF Obligations, all on the terms and conditions set forth therein;
WHEREAS, the Borrower, the Parent and the other relevant Loan Parties have requested that the Administrative Agent and the Revolving Credit Lenders consent to amend or otherwise modify (i) the Foreign Guaranty (and any other related Loan Documents) to release all of the Foreign Guarantors except STBV (the “Specified Foreign Guarantors”) from all of their obligations thereunder, and (ii) the respective Foreign Security Agreements and any other Collateral Documents or other Loan Documents executed by the Specified Foreign Guarantors or any other relevant Loan Parties to terminate and release in full all security interests, pledges, charges and other Liens granted to the Collateral Agent for the benefit of the Secured Parties or otherwise in favor of any of the Secured Parties by, and all other obligations of, the Specified Foreign Guarantors thereunder (the “Release”); and
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Credit Agreement

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WHEREAS, the Administrative Agent and each Revolving Credit Lender party hereto consent to the Amended Credit Agreement, the Amended Foreign Guaranty and the Release and the other terms and provisions hereof, and the parties hereto desire to amend or otherwise modify such agreements and certain other Loan Documents as set forth or contemplated herein, as authorized by Section 10.01 of the Credit Agreement and the relevant provisions of such other Loan Documents;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:
SECTION 1.Amendments. Subject to the satisfaction (or waiver by the Administrative Agent as authorized and directed by the Lenders party hereto) of the conditions precedent set forth in Section 4 of this Amendment, the Credit Agreement is hereby amended (i) to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached as Annex A hereto and (ii) to amend and restate Schedules I, II and III to the Amended Credit Agreement in the forms attached hereto as Annexes A-1, A-2 and A-3, respectively.
SECTION 2.Amendment to Foreign Guaranty. The Foreign Guaranty is, subject to the satisfaction (or waiver by the Administrative Agent as authorized and directed by the Lenders party hereto) of the conditions precedent set forth in Section 4 of this Amendment, hereby amended as follows:
(a)The first sentence of Section 1(a) of the Foreign Guaranty shall be amended as follows:
“Each Guarantor, which as of, and from and after, the Thirteenth Amendment Effective Date does not and shall not include any Specified Foreign Guarantor, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of (i) all Obligations of (A) the Borrower and (B) each Loan Party guaranteeing the Obligations of the Borrower, (ii) all obligations of the Borrower and each Foreign Subsidiary in respect of Cash Management Obligations and Secured Hedge Obligations and (iii) the Bilateral Obligations of each Bilateral Provider, in respect of each of the foregoing, whether now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, (subject to the proviso to this sentence, such obligations referred to in clauses (i)-(iii) being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and reasonable out-of-pocket expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document against such Guarantor in accordance with Section 10.04 of the Credit Agreement (including Attorney Costs of any law firm or other external counsel to the Administrative Agent).
(b)A new Section 17 in the Foreign Guaranty shall be added as follows:
“For the avoidance of doubt, any reference to the Guarantors (whether individually or collectively) under this Guaranty shall not include any Specified Foreign Guarantor, and no Specified Foreign Guarantor shall have any obligations hereunder.”
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Credit Agreement

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SECTION 3.Reference to and Effect on the Loan Documents.
(a)On and after the Effective Date, each reference in the Credit Agreement, or the Foreign Guaranty to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement or the Foreign Guaranty, and each reference in the other Loan Documents to the “Credit Agreement”, the “Foreign Guaranty”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement or the Foreign Guaranty, shall mean and be a reference to the Credit Agreement or the Foreign Guaranty, as amended by this Amendment. On and after the effective date of any amendment or other modification thereof as contemplated by this Amendment, each reference in any Loan Document to any other Loan Document to be amended or modified as contemplated by this Amendment shall mean and be a reference to such other Loan Document, as so amended or modified. For the avoidance of doubt, this Amendment shall also constitute a Loan Document under the Credit Agreement, as amended by this Amendment.
(b)The Credit Agreement, the Foreign Guaranty, the Foreign Security Agreements and the other Collateral Documents and other Loan Documents as specifically amended or otherwise modified (or contemplated to be amended or otherwise modified) by this Amendment, are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed, except to the extent that any of the foregoing are terminated or released as provided herein.
(c)Except as expressly provided herein (including with respect to the terminations and releases provided herein), the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, the Foreign Guaranty, the Foreign Security Agreements or any other Collateral Document or other Loan Document, nor shall it constitute a waiver of any provision of any of the foregoing.
SECTION 4.Conditions of Effectiveness for Amendment. This Amendment shall become effective as of the date (the “Effective Date”) on which the following conditions shall have been satisfied (or waived by the Administrative Agent as authorized and directed by the Lenders party hereto):
(a)    The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Parent, the other Guarantors and the Required Revolving Credit Lenders;
(b)     Immediately before and after giving effect to this Amendment and the transactions contemplated hereby:
(i)     the representations and warranties of the Loan Parties set forth in Article 5 of the Credit Agreement (as amended by this Amendment) and in the other Loan Documents (as amended by this Amendment) are true and correct in all material respects as of the Effective Date, with the same effect as though made on and as of such date, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (B) that for purposes of this Section 4(b), the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement (as amended by this Amendment) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement (as amended by this Amendment) and, in the case of the financial statements furnished pursuant to Section 6.01(b) of the Credit Agreement (as amended by this Amendment), the representations contained in Section 5.05(a) of the Credit Agreement (as amended by this Amendment), as modified by this clause (B), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments, (C) to the extent that such representations and warranties contain a materiality qualification, such representations and warranties shall be accurate in all respects and (D) to the extent affected by the express terms of this Amendment; and
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(c)     Immediately prior to and after giving effect to the Effective Date, no Default or Event of Default has occurred and is continuing;
(d)     The resolutions or incumbency certificates of each Borrower previously delivered to the Administrative Agent under the Eleventh Amendment evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer continue to be true, correct and complete, have not been amended or otherwise modified since the date of such delivery, and are in full force and effect on the date hereof;
(e)    The copies of such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is validly existing and in good standing in its jurisdiction of organization (to the extent such concept exists in such jurisdiction); and
(f)    To the extent invoiced at least three Business Days prior to the Effective Date, all reasonable and documented fees and out-of-pocket expenses payable to the Administrative Agent shall have been paid to the extent due and payable in accordance with Section 6 of this Amendment and Section 10.04 of the Credit Agreement.
SECTION 5.Representations and Warranties. Each of the Parent, STBV and the Borrower hereby represents and warrants to the Administrative Agent that (to the extent applicable to such entity):
(a)    on and as of the date hereof (i) it has all requisite corporate or other power and authority to enter into and perform its obligations under this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which it is a party, and (ii) this Amendment has been duly authorized, executed and delivered by it; and
(b)    this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).
SECTION 6.Costs and Expenses. The Borrower agrees that all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the Attorney Costs of one counsel for all Lenders and the Administrative Agent (which shall be Shearman & Sterling LLP)), are expenses that the Borrower is required to pay or reimburse pursuant to Section 10.04 of the Credit Agreement.
SECTION 7.Execution in Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment, including by email with a pdf copy hereof attached, shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic
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Signature” shall mean an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
SECTION 8.Governing Law and Waiver of Right of Trial by Jury. This Amendment is subject to the provisions of Sections 10.17 and 10.18 of the Credit Agreement relating to governing law, waiver of right to submission to jurisdiction, venue and waiver of trial by jury, the provisions which are by this reference incorporated herein in full.
SECTION 9.Post-Effective Date Actions. Without limiting Section 10.25(e) of the Amended Credit Agreement, on or as promptly as reasonably practicable following the Effective Date (as such time period may be mutually agreed to be extended by the Administrative Agent and the Borrower in their reasonable discretion), the Administrative Agent and the Collateral Agent (and, if required, the Lenders party hereto) shall enter into and take such other actions, and the Borrower and the Parent will, and will procure that the Specified Foreign Guarantors will, as applicable, enter into such documents and take such other actions, in each case to evidence or give effect to the Specified Foreign Guarantor Release, including the documents and actions set forth on Schedule A hereto.
SECTION 10.Affirmation. Each of the Borrower, Parent, STBV and the other Guarantors party hereto hereby (a) acknowledges and consents to this Amendment; (b) subject to the terms of this Amendment (including Section 9 hereof and Sections 10.25(e) of the Amended Credit Agreement), ratifies and confirms all of its respective obligations and liabilities under the Loan Documents (as amended or modified (or contemplated to be amended or modified) by this Amendment) to which it is a party and ratifies and confirms that such obligations and liabilities remain in full force and effect and extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the obligations of the Borrower under the Amended Credit Agreement, including, as applicable, as provided in, and subject to, the documents detailed in Schedule A; (c) subject to the terms of this Amendment (including Section 9 hereof and Sections 10.25(e) of the Amended Credit Agreement), acknowledges and confirms that the liens and security interests granted by it pursuant to the Collateral Documents to which it is a party are and continue to be valid and perfected (if and to the extent required to be perfected under the Collateral Documents to which it is a party) liens and security interests in the Collateral (subject only to Liens permitted under the Loan Documents) that secure all of the obligations of such Guarantor under the Loan Documents (as amended or modified (or contemplated to be amended or modified) by this Amendment) to which it is a party to the same extent that such liens and security interests in the Collateral were valid and perfected (if and to the extent required to be perfected under the Collateral Documents to which it is a party) immediately prior to giving effect to the execution and delivery of this Amendment, including, as applicable, as provided in the documents detailed in Schedule A; (d) in the case of each Guarantor, acknowledges and agrees that such Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of its respective directors, officers, employees, or agents) on or prior to the date hereof and (e) in the case of each Guarantor, acknowledges, affirms, and agrees that such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of its obligations, indebtedness or liabilities to the Administrative Agent or any Lender on or prior to the date hereof.
SECTION 11.Dutch Security Confirmation. Without prejudice to the foregoing, each of the Parent and STBV hereby, in respect of any security documents to which it is a party and pursuant to which a security interest is created or purported to be created governed by Dutch law (each, a “Dutch Security Document”), irrevocably and unconditionally agrees and confirms (vaststellen), within the meaning of Article 7:900 of the Dutch Civil Code that (i) the security rights created by it and constituted by such Dutch Security Document are not affected by any amendment of, or waiver under, the Credit Agreement or any other Loan Document as contemplated by this Amendment, (ii) the security rights created by it and constituted by such Dutch Security Document are intended to and will secure the obligations of the Parent or STBV, as applicable, under or in connection with the Loan Documents contemplated to be secured by such Dutch Security Document, including without limitation under or
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pursuant to the Parallel Obligations (as defined in the relevant Dutch Security Document), as amended by this Amendment, and (iii) the Principal Obligations (as defined in each Dutch Security Document, as applicable) will include (but not be limited to) all present and future obligations of the Parent or STBV (as defined in the relevant Dutch Security Document), as applicable, towards the Secured Parties under the Amended Credit Agreement and the other Loan Documents contemplated to be secured by such Dutch Security Document, including without limitation all present and future obligations of the Parent or STBV, as applicable, under or in connection with its Parallel Obligations contemplated to be secured by such Dutch Security Document, and all Secured Obligations contemplated to be secured by such Dutch Security Document are secured and will continue to be secured by the security created by such Dutch Security Document. This Section 11 is governed by and shall be construed in accordance with Dutch law.
SECTION 12. Continuing Obligations. Subject to Section 10.25(e) of the Amended Credit Agreement and the terms of this Amendment, the Obligations existing immediately prior to the Effective Date shall, to the extent outstanding immediately following the Effective Date, comprise Obligations under the Amended Credit Agreement and each other Loan Document, and neither this Amendment nor the transactions contemplated in connection herewith shall constitute a novation or termination of such Obligations, and the Collateral, to the extent not terminated or released as contemplated under Section 10.25(e) of the Amended Credit Agreement, shall continue to secure, support and otherwise benefit the Obligations of the Loan Parties under the Amended Credit Agreement and each other Loan Document.
SECTION 13. Acknowledgement of Release Specified Foreign Guarantors. The parties hereto acknowledge and agree to the terms of Section 10.25(e) of the Amended Credit Agreement.

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AMERICAS/2023810113.13                    Amendment No. 13 to
Credit Agreement

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        IN WITNESS WHEREOF, the parties have caused this Amendment No. 13 to Credit Agreement to be executed by their respective authorized officers as of the date first above written.
SENSATA TECHNOLOGIES, INC., as the Borrower

By: /s/ Paul Vasington_________________
Name: Paul Vasington
Title: Executive Vice President and Chief
Financial Officer

BEI NORTH AMERICA, LLC
CRYDOM, INC.
CUSTOM SENSORS & TECHNOLOGIES, INC.
CUSTOM SENSORS & TECHNOLOGIES US CORPORATION
CUSTOM SENSORS & TECHNOLOGIES US LLC
GIGAVAC, LLC
KAVLICO CORPORATION
NEWALL ELECTRONICS INC.
STI HOLDCO, INC., each as a Guarantor

By: /s/ Frank E. DeVita________________
Name: Frank E. DeVita
Title: Treasurer
DYNAPOWER COMPANY LLC, as a Guarantor

By: DP Acquisition Corporation, its sole member

By: /s/ Frank E. DeVita________________
    Name: Frank E. DeVita
    Title: Treasurer

XIRGO TECHNOLOGIES, LLC, as a Guarantor

By: Xirgo Technologies Intermediate Holdings,
LLC, its sole member

By: Sensata Technologies, Inc., its managing
member
By: /s/ Frank E. DeVita________________
Name: Frank E. DeVita
        Title: Treasurer

SMARTWITNESS USA, LLC, as a Guarantor

By: SmartWitness Holdings, Inc., its sole member

By: /s/ Frank E. DeVita________________
Name: Frank E. DeVita
Title: Treasurer

SENSATA TECHNOLOGIES B.V., as a Guarantor

By: /s/ Maria G. Freve_________________
Name: Maria G. Freve
Title: Director
CDI NETHERLANDS B.V.
SENSATA TECHNOLOGIES HOLDING COMPANY MEXICO, B.V.
SENSATA TECHNOLOGIES HOLLAND B.V.,
each as a Guarantor (subject to the terms hereof)

By: /s/ Maria G. Freve_________________
Name: Maria G. Freve
Title: Director

SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., as the Parent and as a Guarantor

By: /s/ Maria G. Freve_________________
Name: Maria G. Freve
Title: Director

SENSATA TECHNOLOGIES BULGARIA EOOD, as a Guarantor (subject to the terms hereof)

By: /s/ Frank E. DeVita__________________
Name: Frank E. DeVita
Title: Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita____________
AUGUST UK HOLDCO LIMITED, as a Guarantor (subject to the terms hereof)	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita____________
CUSTOM SENSORS & TECHNOLOGIES NEWCO LTD., as a Guarantor (subject to the terms hereof)	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita____________
SENSATA TECHNOLOGIES UK FINANCING CO. PLC, as a Guarantor (subject to the terms hereof)	Director

Signed by Frank E. DeVita (name of director) for and on behalf of	/s/ Frank E. DeVita____________
ST SCHRADER HOLDING COMPANY UK LIMITED, as a Guarantor (subject to the terms hereof)	Director

AUGUST BRAZIL HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as a Guarantor (subject to the terms hereof)

By: /s/ Joseph Barberia____________________
Name: Joseph Barberia
Title: Manager (Class A)

AUGUST BRAZIL HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as a Guarantor (subject to the terms hereof)

By: /s/ Dylan Davies______________________
Name: Dylan Davies
Title: Manager (Class B)

AUGUST LUX HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as a Guarantor (subject to the terms hereof)

By: /s/ Joseph Barberia____________________
Name: Joseph Barberia
Title: Manager (Class A)

AUGUST LUX HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as a Guarantor (subject to the terms hereof)

By: /s/ Dylan Davies______________________
Name: Dylan Davies
Title: Manager (Class B)

AUGUST LUXUK HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757,
as a Guarantor (subject to the terms hereof)

By: /s/ Joseph Barberia___________________
Name: Joseph Barberia
Title: Manager (Class A)

AUGUST LUXUK HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757,
as a Guarantor (subject to the terms hereof)

By: /s/ Dylan Davies_____________________
Name: Dylan Davies
Title: Manager (Class B)

ST AUGUST LUX COMPANY S.À R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as a Guarantor (subject to the terms hereof)

By: /s/ Joseph Barberia____________________
Name: Joseph Barberia
Title: Manager (Class A)

ST AUGUST LUX COMPANY S.À R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as a Guarantor (subject to the terms hereof)

By: /s/ Dylan Davies_____________________
Name: Dylan Davies
Title: Manager (Class B)

ST AUGUST LUX INTERMEDIATE HOLDCO S.À R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as a Guarantor (subject to the terms hereof)

By: /s/ Joseph Barberia____________________
Name: Joseph Barberia
Title: Manager (Class A)

ST AUGUST LUX INTERMEDIATE HOLDCO S.À R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as a Guarantor (subject to the terms hereof)

By: /s/ Dylan Davies______________________

Name: Dylan Davies
Title: Manager (Class B)

SENSATA TECHNOLOGIES JAPAN LIMITED, as a Guarantor (subject to the terms hereof)

By: /s/ Maria Gonzalez Freve_______________
Name: Maria Gonzalez Freve
Title: Representative Director

SENSATA MALTA HOLDING LTD., as a Guarantor (subject to the terms hereof)

By: /s/ Maria G. Freve____________________
Name: Maria G. Freve
Title: Director

SENSATA TECHNOLOGIES MALTA LTD., as a Guarantor (subject to the terms hereof)

By: /s/ Maria G. Freve____________________
Name: Maria G. Freve
Title: Director

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By: /s/ Phillip Magdaleno_________________
Name: Phillip Magdaleno
Title: Vice President

MORGAN STANLEY BANK, N.A., as a Revolving Credit Lender

By: /s/ Phillip Magdaleno_________________
Name: Phillip Magdaleno
Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Revolving Credit Lender

By: /s/ Sean Hakimi_________________
Name: Sean Hakimi
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a Revolving Credit Lender

By: /s/ Dan Martis_________________
Name: Dan Martis
Title: Authorized Signatory

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BARCLAYS BANK PLC, as a Revolving Credit Lender

By: /s/ Sean Duggan_________________
Name: Sean Duggan
Title: Director

AMERICAS/2023810113.13
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MIZUHO BANK, LTD., as a Revolving Credit Lender

By: /s/ Donna DeMagistris________________
Name: Donna DeMagistris
Title: Executive Director

AMERICAS/2023810113.13
FH11494844.2

BANK OF AMERICA, N.A., as a Revolving Credit Lender

By: /s/ Michael Contreras_________________
Name: Michael Contreras
Title: Director

AMERICAS/2023810113.13
FH11494844.2

Annex A

Amended Credit Agreement
        Credit Agreement

        Credit Agreement

~~Execution Version~~EXHIBIT A

CONFORMED CREDIT AGREEMENT

Dated as of May 12, 2011
(as amended by Amendment No. 1 to Credit Agreement, dated as of December 6, 2012, Amendment No. 2 to Credit Agreement, dated as of December 11, 2013, Amendment No. 3 to Credit Agreement, dated as of October 14, 2014, Amendment No. 4 to Credit Agreement, dated as of November 4, 2014, Amendment No. 5 to Credit Agreement, dated as of March 26, 2015, Amendment No. 6 to Credit Agreement, dated as of May 11, 2015, Amendment No. 7 to Credit Agreement, dated as of September 29, 2015, Amendment No. 8 to Credit Agreement, dated as of November 7, 2017, Amendment No. 9 to Credit Agreement, dated as of March 27, 2019, Amendment No. 10 to Credit Agreement, dated as of September 20, 2019, Amendment No. 11 to Credit Agreement, dated as of June 23, 2022, ~~and~~ Amendment No. 12 to Credit Agreement, dated as of January 4, 2023 and Amendment No. 13 to Credit Agreement, dated as of August 22, 2023)
among

SENSATA TECHNOLOGIES B.V.
as Original BV Borrower

SENSATA TECHNOLOGIES FINANCE COMPANY, LLC
as Original US Borrower

SENSATA TECHNOLOGIES, INC.
as Borrower
SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V.
as Parent

MORGAN STANLEY SENIOR FUNDING, INC.
as Administrative Agent

THE INITIAL L/C ISSUER AND INITIAL SWING LINE LENDER NAMED HEREIN
As Initial L/C Issuer and Initial Swing Line Lender

THE OTHER LENDERS PARTY HERETO

MORGAN STANLEY SENIOR FUNDING, INC.
BARCLAYS BANK PLC
as Joint Lead Arrangers

MORGAN STANLEY SENIOR FUNDING, INC.
BARCLAYS BANK PLC
GOLDMAN SACHS BANK USA
BMO CAPITAL MARKETS1
RBC CAPITAL MARKETS2
as Joint Bookrunners

*BMO Capital Markets is a trade name for the Bank of Montreal.
+RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

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BARCLAYS BANK PLC
as Syndication Agent

GOLDMAN SACHS BANK USA
BANK OF MONTREAL
ROYAL BANK OF CANADA
MIZUHO CORPORATE BANK, LTD.
RAYMOND JAMES BANK, FSB
CRÉDIT INDUSTRIEL ET COMMERCIAL
as Co-Documentation Agents

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TABLE OF CONTENTS
PAGE
ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Other Interpretive Provisions    63
SECTION 1.03.    Accounting Terms    64
SECTION 1.04.    Rounding    64
SECTION 1.05.    References to Agreements and Laws    65
SECTION 1.06.    Times of Day    65
SECTION 1.07.    Timing of Payment or Performance    65
SECTION 1.08.    Currency Equivalents Generally    65
SECTION 1.09.    Certain Calculations    66
SECTION 1.10.    Delaware LLC Divisions    66
SECTION 1.11.    Benchmark Replacement Setting    66
SECTION 1.12.    Limited Condition Transactions    68
SECTION 1.13.    Rates    69
ARTICLE 2 THE COMMITMENTS AND CREDIT EXTENSIONS
SECTION 2.01.    The Loans    69
SECTION 2.02.    Borrowings, Conversions and Continuations of Loans    70
SECTION 2.03.    Letters of Credit    72
SECTION 2.04.    Swing Line Loans    80
SECTION 2.05.    Prepayments    83
SECTION 2.06.    Termination or Reduction of Revolving Credit Commitments    94
SECTION 2.07.    Repayment of Loans    95
SECTION 2.08.    Interest    95
SECTION 2.09.    Fees    96
SECTION 2.10.    Computation of Interest and Fees    97
SECTION 2.11.    Evidence of Indebtedness    97
SECTION 2.12.    Payments Generally    98
SECTION 2.13.    Sharing of Payments    100
SECTION 2.14.    Increase in Commitments    100
SECTION 2.15.    [Intentionally omitted]    102
SECTION 2.16.    Currency Equivalents    102
SECTION 2.17.    Refinancing Amendments    103
SECTION 2.18.    Extensions of Loans and Commitments    103
ARTICLE 3

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
SECTION 3.01.    Taxes    106
SECTION 3.02.    Illegality    108
SECTION 3.03.    Inability to Determine Rates    108
SECTION 3.04.    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans    108
SECTION 3.05.    Funding Losses    110
SECTION 3.06.    Matters Applicable to Requests for Compensation    110
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SECTION 3.07.    Replacement of Lenders Under Certain Circumstances    111
SECTION 3.08.    Survival    112
ARTICLE 4

CONDITIONS PRECEDENT
SECTION 4.01.    Conditions Precedent to Initial Credit Extension    112
SECTION 4.02.    Conditions to All Credit Extensions After the Closing Date    114
ARTICLE 5

REPRESENTATIONS AND WARRANTIES
SECTION 5.01.    Existence, Qualification and Power; Compliance with Laws    115
SECTION 5.02.    Authorization; No Contravention    115
SECTION 5.03.    Governmental Authorization; Other Consents    116
SECTION 5.04.    Binding Effect    116
SECTION 5.05.    Financial Statements; No Material Adverse Effect    116
SECTION 5.06.    Litigation    117
SECTION 5.07.    Ownership of Property; Liens    117
SECTION 5.08.    Environmental Compliance    117
SECTION 5.09.    Taxes    118
SECTION 5.10.    ERISA Compliance    119
SECTION 5.11.    Subsidiaries; Equity Interests    119
SECTION 5.12.    Margin Regulations; Investment Company Act    119
SECTION 5.13.    Disclosure    120
SECTION 5.14.    Intellectual Property, Licenses, Etc    120
SECTION 5.15.    Solvency    120
SECTION 5.16.    Perfection, Mortgages, Etc    120
SECTION 5.17.    Compliance with Laws Generally    121
SECTION 5.18.    Labor Matters    121
SECTION 5.19.    EEA Financial Institution    121
SECTION 5.20.    Beneficial Ownership    121
SECTION 5.21.    Sanctions; Anti-Corruption; Anti-Money Laundering    121
ARTICLE 6

AFFIRMATIVE COVENANTS
SECTION 6.01.    Financial Statements    122
SECTION 6.02.    Certificates; Other Information    122
SECTION 6.03.    Notices    124
SECTION 6.04.    Payment of Obligations    125
SECTION 6.05.    Preservation of Existence, Etc    125
SECTION 6.06.    Maintenance of Properties    125
SECTION 6.07.    Maintenance of Insurance    125
SECTION 6.08.    Compliance with Laws    125
SECTION 6.09.    Books and Records    126
SECTION 6.10.    Inspection Rights    126
SECTION 6.11.    Use of Proceeds    126
SECTION 6.12.    Covenant to Guarantee Obligations and Give Security    126
SECTION 6.13.    [Reserved]    129
SECTION 6.14.    Further Assurances    129
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SECTION 6.15.    Designation of Subsidiaries    129
SECTION 6.16.    Maintenance of Ratings    130
SECTION 6.17.    [Reserved]    130
SECTION 6.18.    [Reserved]    130
SECTION 6.19.    Post-Closing Covenant    130
SECTION 6.20.    Post-Fifth Amendment Effective Date Covenant    130
SECTION 6.21.    Post-Sixth Amendment Effective Date Covenant    131
SECTION 6.22.    Post- Seventh Amendment Effective Date Covenant    131
SECTION 6.23.    Post-Tenth Amendment Effective Date Covenant    131
SECTION 6.24.    Change in Nature of Business    131
SECTION 6.25.    Transactions with Affiliates    131
ARTICLE 7

NEGATIVE COVENANTS
SECTION 7.01.    Liens    132
SECTION 7.02.    Investments    135
SECTION 7.03.    Indebtedness    139
SECTION 7.04.    Fundamental Changes    142
SECTION 7.05.    Dispositions    143
SECTION 7.06.    Restricted Payments    145
SECTION 7.07.    [Reserved]    148
SECTION 7.08.    [Reserved]    148
SECTION 7.09.    Burdensome Agreements    148
SECTION 7.10.    Holding Company    149
SECTION 7.11.    Senior Secured Net Leverage Ratio    149
SECTION 7.12.    Amendments of Certain Documents    150
SECTION 7.13.    Accounting Changes    150
SECTION 7.14.    Prepayments, Etc. of Subordinated Indebtedness    150
SECTION 7.15.    Designated Senior Debt    150
ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES
SECTION 8.01.    Events of Default    151
SECTION 8.02.    Remedies Upon Event of Default    153
SECTION 8.03.    Application of Funds    154
ARTICLE 9

ADMINISTRATIVE AGENT AND OTHER AGENTS
SECTION 9.01.    Authorization and Action    155
SECTION 9.02.    Agents’ Reliance, Etc    156
SECTION 9.03.    Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, Mizuho Corporate Bank, Ltd., Raymond James Bank, FSB and Crédit Industriel et Commercial and Affiliates    156
SECTION 9.04.    Lender Credit Decision    157
SECTION 9.05.    Indemnification    157
SECTION 9.06.    Successor Agents    158
SECTION 9.07.    Other Agents; Arrangers and Managers    159
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SECTION 9.08.    Release of Liens and Guarantees    159
SECTION 9.09.    Recovery of Erroneous Payments    160
ARTICLE 10

MISCELLANEOUS
SECTION 10.01.    Amendments, Etc    163
SECTION 10.02.    Notices and Other Communications; Facsimile Copies    165
SECTION 10.03.    No Waiver; Cumulative Remedies    166
SECTION 10.04.    Attorney Costs, Expenses and Taxes    166
SECTION 10.05.    Indemnification by the Borrower    166
SECTION 10.06.    Payments Set Aside    168
SECTION 10.07.    Successors and Assigns    168
SECTION 10.08.    Confidentiality    172
SECTION 10.09.    Setoff    172
SECTION 10.10.    Interest Rate Limitation    173
SECTION 10.11.    Counterparts    173
SECTION 10.12.    Integration    173
SECTION 10.13.    Survival of Representations and Warranties    173
SECTION 10.14.    Severability    174
SECTION 10.15.    Tax Forms    174
SECTION 10.16.    Process Agent    176
SECTION 10.17.    GOVERNING LAW    176
SECTION 10.18.    WAIVER OF RIGHT TO TRIAL BY JURY    177
SECTION 10.19.    Binding Effect    177
SECTION 10.20.    USA Patriot Act Notice    177
SECTION 10.21.    Supplemental Obligations    177
SECTION 10.22.    Affiliate Activities    178
SECTION 10.23.    No Advisory or Fiduciary Responsibility    178
SECTION 10.24.    Judgment Currency    179
SECTION 10.25.    Release of Guarantors    179
SECTION 10.26.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    182
SECTION 10.27.    Lender Representations    183
SECTION 10.28.    Acknowledgement Regarding Any Supported QFCs    184
SECTION 10.29.    Assignment of Original Borrowers    184
SCHEDULES
I    Guarantors
II    Foreign Security Agreements
III    Dutch Security Documents
1.01    Permitted Reorganization
2.01    Commitments
5.06    Disclosed Litigation
5.07(c)    Material Real Properties Pledged as Collateral
5.10(b)    Material ERISA Claims, Actions, Suits, or Action by Governmental Authority
5.10(c)    ERISA Events or Material Liabilities
5.11    Subsidiaries
5.14    IP Rights
7.01(b)    Existing Liens
7.02(f)    Existing Investments
7.03(c)(i)    Existing Indebtedness
7.05(t)    Permitted Dispositions
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7.08    Transactions with Affiliates
7.09    Burdensome Agreements
10.02    Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of
A    Committed Loan Notice
B    Swing Line Loan Notice
B-1    Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
B-2    Form of U.S. Tax Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
B-3    Form of U.S. Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
B-4    Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
C-1    Term Note
C-2    Revolving Credit Note
C-3    Swing Line Note
D    Compliance Certificate
E    Assignment and Assumption
F-1    Domestic Guaranty
F-2    Foreign Guaranty
F-3    BV Guaranty
G    Domestic Security Agreement
H-1    Kirkland & Ellis LLP Opinion
H-2    Loyens Loeff and Van Doorne Opinions
I    Administrative Questionnaire
J    Discount Range Prepayment Notice
K    Discount Range Prepayment Offer
L    Specified Discount Prepayment Notice
M    Specified Discount Prepayment Response
N    Solicited Discounted Prepayment Notice
O    Acceptance and Prepayment Notice
P    Solicited Discounted Prepayment Offer
Q    Solvency Certificate

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of May 12, 2011 among SENSATA TECHNOLOGIES B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (the “Original BV Borrower” or “STBV”), SENSATA TECHNOLOGIES FINANCE COMPANY, LLC, a Delaware limited liability company (the “Original US Borrower” and, together with the Original BV Borrower, the “Original Borrowers”), SENSATA TECHNOLOGIES, INC., a Delaware corporation, (the “Borrower”), SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (the “Parent”), each lender from time to time party hereto (collectively, the “Lenders” and
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individually, each a “Lender”), the Initial L/C Issuer, the Initial Swing Line Lender and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.
PRELIMINARY STATEMENTS
The applicable Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth in this Agreement.
In consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto covenant and agree as follows:
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Article 1

DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2023 Senior Notes” means the $500,000,000 4.875% senior notes due 2023, issued by STBV.
“2024 Senior Notes” means the $400,000,000 5.625% senior notes due 2024, issued by STBV.
“2025 Senior Notes” means the $700,000,000 5.000% senior notes due 2025, issued by STBV.
“2026 Senior Notes” means the $750,000,000 6.250% senior notes due 2026, issued by Sensata Technologies UK Financing Co. plc.
“2029 Senior Notes” means the $1,000,000,000 4.000% senior notes due 2029, issued by STBV.
“2030 Senior Notes” means the $450,000,000 4.375% senior notes due 2030, issued by the Borrower.
“2031 Senior Notes” means the $750,000,000 3.750% senior notes due 2031, issued by the Borrower.
“Acceptable Discount” has the meaning specified in Section 2.05(a)(iv)(D)(2).
“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(D)(3).
“Acceptance and Prepayment Notice” means a notice of any Loan Party’s or any Subsidiary of a Loan Party’s acceptance of the Acceptable Discount in substantially the form of Exhibit O.
“Acceptance Date” has the meaning specified in Section 2.05(a)(iv)(D)(2).
“Accepting Lender” has the meaning specified in Section 2.05(b)(viii).
“Additional Commitments Effective Date” has the meaning specified in Section 2.14(b).
“Additional Revolving Credit Commitments” means the commitments of the Additional Revolving Credit Lenders to make Additional Revolving Credit Loans pursuant to Section 2.14.
“Additional Revolving Credit Lenders” means the lenders providing the Additional Revolving Credit Commitments.
“Additional Revolving Credit Loans” means any loans made in respect of any Additional Revolving Credit Commitments that shall have been added pursuant to Section 2.14.
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“Additional Term Commitments” means the commitments of the Additional Term Lenders to make Additional Term Loans pursuant to Section 2.14.
“Additional Term Lenders” means the lenders providing the Additional Term Loans.
“Additional Term Loans” means any loans made in respect of any additional Term Commitments that shall have been added pursuant to Section 2.14.
“Adjusted Consolidated Funded Indebtedness” means, on any day, the sum of (a) with respect to Consolidated Funded Indebtedness consisting of revolving borrowings, the average daily outstanding amount of such revolving borrowings for the most recently ended Test Period (or, if fewer than four full fiscal quarters have elapsed since the Closing Date, for the period commencing on the Closing Date and ending on the last day of the fiscal quarter most recently ended on or prior to such day) plus (b) with respect to all other Consolidated Funded Indebtedness, the outstanding amount thereof on such day.
“Adjusted Daily Simple SONIA” means, for purposes of any calculation, the rate per annum equal to (a) Daily Simple SONIA plus (b) the SONIA Adjustment.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Morgan Stanley in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower, the Lenders and the L/C Issuers.
“Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit I.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent-Related Persons” means the Administrative Agent, the Collateral Agent and, in each case, the officers, directors, employees, agents and attorneys-in-fact of such Person.
“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents.
“Aggregate Commitments” means the Commitments of all the Lenders.
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“Agreement” means this Credit Agreement.
“Anti-Money Laundering Laws” means any applicable law, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to terrorism financing or money laundering, including any applicable provision of The Currency and Foreign Transactions Reporting Act, and similar laws of all jurisdictions in which the Parent and its Subsidiaries conduct their business and to which they are lawfully subject.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such Person is subject.
“Applicable Rate” means a percentage per annum equal to:
(a)    with respect to Term Loans (i) for Term SOFR Loans, 1.75% and (ii) for Base Rate Loans, 0.75%;
(b)    with respect to the Revolving Credit Loans, Revolving Credit Commitments and Letter of Credit fees, (i) until receipt by the Administrative Agent of a Compliance Certificate pursuant to Section 6.02(b) with respect to the fiscal quarters ending March 31, 2019 and June 30, 2019 (A) for Eurodollar Rate Loans (used herein as defined in this Agreement prior to giving effect to the Twelfth Amendment) and for EURIBOR Loans, 1.25%, (B) for Base Rate Loans, 0.25%, (C) for Letter of Credit fees, 1.125% and (D) for Revolving Credit Commitment Fees, 0.25% and (ii) thereafter, the following percentages per annum, based upon the Senior Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Senior Secured Net Leverage Ratio	EURIBOR, Term SOFR and Daily Simple SONIA	Letter of Credit Fees	Base Rate	Revolving Credit Commitment Fee Rate

1	≥ 1.5:1.0	1.50%	1.375%	0.50%	0.25%

2	< 1.5:1.0 but ≥ 0.75:1.0	1.25%	1.125%	0.25%	0.25%

3	< 0.75:1.0	1.00%	0.875%	0.00%	0.125%

Any increase or decrease in the Applicable Rate set forth in subsection (b) above resulting from a change in the Senior Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders, pricing level 1 shall apply, (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to but excluding the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business
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Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply); and
(c)    with respect to any Additional Term Loans or Additional Revolving Credit Commitments (other than Fifth Amendment Revolving Commitments), such amounts as may be agreed to by the Borrower, the Administrative Agent and the Additional Term Lenders or Additional Revolving Credit Lenders, as the case may be.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Domestic Bank” has the meaning specified in clause (b) of the definition of “Cash Equivalents.”
“Approved Foreign Bank” has the meaning specified in clause (f) of the definition of “Cash Equivalents.”
“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Arrangers” means Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC, each in its capacity as a joint lead arranger and joint bookrunner for the Facilities, and Goldman Sachs Bank USA, BMO Capital Markets (trade name of the Bank of Montreal) and RBC Capital Markets (brand name for Royal Bank of Canada and its affiliates), each in its capacity as a joint bookrunner for the Facilities.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.
“Attorney Costs” means and includes all reasonable and documented fees, out-of-pocket expenses and out-of-pocket disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.05(a)(iv); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.
“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
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“Available Amount” means, at any time (the “Reference Date”) and, in each case, without duplication, the sum of:
(a)    the Initial Amount; plus
(b)    Excess Cash Flow Not Otherwise Applied with respect to any fiscal year of the Borrower Parties ending during the period following the Tenth Amendment Effective Date through and including the Reference Date; plus
(c)    the amount of any capital contributions or cash and Cash Equivalent proceeds from Equity Issuances (or issuances of debt securities converted or convertible into or exchanged or exchangeable for Qualified Equity Interests) received by the Borrower Parties during the period following the Tenth Amendment Effective Date through and including the Reference Date; plus
(d)    the aggregate amount of all cash dividends and other cash distributions received by the Borrower Parties from any Unrestricted Subsidiaries during the period following the Tenth Amendment Effective Date through and including the Reference Date; plus
(e)    the aggregate amount of all cash interest, returns of principal, cash repayments and similar payments received by the Borrower Parties from any Unrestricted Subsidiaries during the period following the Tenth Amendment Effective Date through and including the Reference Date in respect of loans or advances made by the Borrower Parties to such Unrestricted Subsidiaries; plus
(f)    to the extent not required to be applied to prepay Loans in accordance with Section 2.05(b)(i), the aggregate amount of all cash proceeds received by the Borrower Parties in connection with (x) the sale, transfer or other disposition of its direct or indirect ownership interest (including Equity Interests) in any Unrestricted Subsidiary or (y) the sale, transfer or other disposition of any assets of any Unrestricted Subsidiary, in each case, during the period following the Tenth Amendment Effective Date through and including the Reference Date; plus
(g)    an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, sale proceeds, repayments, income and similar amounts) actually received by any Borrower Party in respect of any Investments pursuant to Section 7.02; provided, that in no case shall such amount exceed the amount of such Investment made using the Available Amount pursuant to Section 7.02(m), in each case, during the period following the Tenth Amendment Effective Date through and including the Reference Date; plus
(h)    the fair market value of any Unrestricted Subsidiaries which are re-designated as Restricted Subsidiaries or merged, liquidated, consolidated or amalgamated into any Borrower Party during the period following the Tenth Amendment Effective Date through and including the Reference Date; minus
(i)    the aggregate amount of any Investments made pursuant to Section 7.02, any Restricted Payment made pursuant to Section 7.06 and any prepayments of Permitted Subordinated Indebtedness made pursuant to Section 7.14 during the period following the Tenth Amendment Effective Date and ending on the Reference Date, in each case to the extent funded from the Available Amount.
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“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark Rate for any currency, as applicable, (x) if such Benchmark Rate is a term rate, any tenor for such Benchmark Rate (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark Rate (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark Rate pursuant to this Agreement, in each case, as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
(i)    the rate of interest published by the Wall Street Journal, from time to time, as the “prime rate”;
(ii)    ½ of 1.00% per annum above the Federal Funds Rate; and
(iii)    if greater than the rate determined by the Administrative Agent pursuant to the foregoing clauses (i) – (ii), Adjusted Term SOFR for a one-month tenor in effect on such day, plus 1.00%. For the purposes of this clause (iii) only, any change in the Base Rate due to a change in Adjusted Term SOFR shall be effective from and including the effective date of such change in Adjusted Term SOFR.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark Rate” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate, provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark Rate for Dollars, then “Benchmark Rate” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.11(a); (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, Adjusted Daily Simple SONIA, provided that if a Benchmark Transition Event has occurred with respect to such Adjusted Daily Simple SONIA or the then-current Benchmark Rate for such currency, then “Benchmark Rate” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.11(a); and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR, provided that if a Benchmark Transition Event has occurred with respect to EURIBOR, or the then-current Benchmark Rate for such currency, then “Benchmark Rate” means, with respect to such
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Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.11(a).
“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a) for Loans denominated in Dollars, the sum of (i) Daily Simple SOFR and (ii) the Term SOFR Adjustment; or
(b) for Loans denominated in any currency other than Dollars, or if the Administrative Agent is unable to determine Daily Simple SOFR for the purposes of clause (a) above, then the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark Rate for syndicated credit facilities denominated in the applicable currency and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the Benchmark Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of an initial Benchmark Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate” (if applicable), the definition of “Business Day,” the definition of “SONIA Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides
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is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the relevant Benchmark Rate for any relevant currency:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark Rate (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark Rate (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark Rate (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark Rate (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark Rate (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark Rate upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark Rate (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the relevant then-current Benchmark Rate:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark Rate (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark Rate (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark Rate (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark Rate (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark Rate (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark Rate (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark Rate (or such component), which states that the administrator of such Benchmark Rate (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark Rate (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark Rate (or such component thereof); or
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(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark Rate (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark Rate (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark Rate if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark Rate (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to a Benchmark Rate and solely to the extent that such Benchmark Rate has not been replaced with a Benchmark Replacement, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark Rate for all purposes hereunder and under any Loan Document in accordance with Section 1.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark Rate for all purposes hereunder and under any Loan Document in accordance with Section 1.11.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“Bilateral Providers” has the meaning specified in the Domestic Security Agreement.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” means Sensata Technologies, Inc.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Loans at a specified discount to par pursuant to Section 2.05(a)(iv)(B).
“Borrower Parties” means the collective reference to STBV and the Restricted Subsidiaries, and “Borrower Party” means any one of them.
“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.05(a)(iv)(C).
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“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.05(a)(iv)(D).
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in the state where the Administrative Agent’s Office and the L/C Issuer’s Office are located, provided that:
(i)if such day relates to any interest rate settings as to a Term SOFR Loan, any fundings, disbursements, settlements and payments in Dollars in respect of such Term SOFR Loan, or any other dealing in Dollars to be carried out pursuant to this Agreement in respect of any such Term SOFR Loan, such day described in clause (a) above must also be a U.S. Government Securities Business Day;
(ii)if such day relates to any interest rate settings as to a EURIBOR Loan, any fundings, disbursements, settlements and payments in respect of any such EURIBOR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such EURIBOR Loan, such day must also be a day on which dealings in deposits in Euros are conducted by and between banks in the Euro market; and
(iii)if such day relates to any interest rate setting as to a SONIA Daily Simple Loan denominated in Sterling, any fundings, disbursements, settlements and payments in Sterling, in respect of such SONIA Daily Simple Loan, or any other dealing in Sterling, to be carried out pursuant to this Agreement in respect of any such SONIA Daily Simple Loan, such day described in clause (a) above must also be a SONIA Business Day.
“BV Guaranty” means that Guaranty made by the Original BV Borrower in favor of the Secured Parties, substantially in the form of Exhibit F-3, in respect of the Obligations of the Original US Borrower (in its capacity as a Borrower under the Loan Documents).
“Capital Expenditures” means, as of any date for the applicable period then ended, all additions to plant, property and equipment and other capital expenditures of the Borrower Parties on a consolidated basis for such period that are required to be set forth in the consolidated statement of cash flows, as determined in accordance with GAAP; provided that Capital Expenditures shall not include any such expenditures which constitute any of the following, without duplication: (a) a Permitted Acquisition, (b) capital expenditures relating to the construction or acquisition of any property which has been transferred to a Person other than a Borrower Party pursuant to a sale-leaseback transaction permitted under Section 7.05(f), (c) to the extent permitted by this Agreement, a reinvestment of the Net Cash Proceeds of any Disposition in accordance with Section 2.05(b)(i) or Casualty Event, (d) expenditures of any capital contributions or cash and cash equivalent proceeds from Equity Issuances (or issuances of debt securities converted or convertible into or exchanged or exchangeable for Qualified Equity Interests) received by any Borrower Party, (e) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made or committed to be made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower Parties within 12 months of receipt of such proceeds (and if so committed to be made, made no later than 180 days after the end of such 12-month period), (f) interest capitalized during such period, (g) expenditures that are accounted for
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as capital expenditures of such Person and that actually are paid for by a third party (excluding any Borrower Party) and for which no Borrower Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (h) the book value of any asset owned by such Person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired, (i) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used, worn out, obsolete or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used, worn out, obsolete or surplus equipment, in each case, in the ordinary course of business, (j) the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (k) any such expenditures which constitute replacement and maintenance programs charged to current results, or (l) any expenditures which are contractually required to be reimbursed to any Borrower Party, in cash, by a third party (including landlords) during such period of calculation.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee.
“Cash Collateral” has the meaning specified in Section 2.03(g).
“Cash Collateral Account” means a deposit account at a commercial bank selected by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” has the meaning specified in Section 2.03(g).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by STBV or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens permitted pursuant to any Loan Document):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States, any state, commonwealth or territory of the United States or any agency or instrumentality thereof, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii)(A) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and is a member of the Federal Reserve System and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being
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an “Approved Domestic Bank”), in each case with maturities of not more than one year from the date of acquisition thereof;
(c)    commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable rate note issued by, or guaranteed by a domestic corporation rated “A-1” (or the equivalent thereof) or better by S&P or “P-1” (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than one year from the date of acquisition thereof;
(d)    repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer (including any of the Lenders), in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States;
(e)    Investments, classified in accordance with GAAP as current assets of STBV or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $250,000,000, and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses (a), (b), (c), and (d) of this definition;
(f)    solely with respect to the STBV and any of its Foreign Subsidiaries, Dollar or non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office and principal place of business, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; and
(g)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United Kingdom, the Netherlands or any member nation of the European Union whose legal tender is the euro and which are denominated in Pounds Sterling, Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by companies for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United Kingdom, the Netherlands or any such member nation of the European Union is pledged in support thereof.
“Cash Management Obligations” means obligations owed by the Borrower or any other Subsidiary of STBV to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds or in respect of any credit card or similar services designated by the Borrower as constituting Cash Management Obligations.
“Cash on Hand” means, on any date of determination, the sum of the amount of cash and Cash Equivalents of the Borrower Parties, as set forth on the balance sheet of STBV and its
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consolidated Subsidiaries (it being understood that such amount shall exclude in any event any cash or Cash Equivalents identified on such balance sheet as “restricted” (other than cash or Cash Equivalents restricted in favor of the Secured Parties)).
“Casualty Event” means any event that gives rise to the receipt by any Borrower Party of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the US Environmental Protection Agency.
“Change of Control” means the occurrence of any of the following:
(a)the sale, lease, transfer or other conveyance, in a single transaction or a series of related transactions, of all or substantially all of the assets of STBV and its Subsidiaries, taken as a whole, to any Person; or
(b)STBV or the Borrower, as applicable, becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower or STBV or any entity of which the Borrower or STBV is a Subsidiary; provided that so long as STBV or the Borrower, as applicable, is a Subsidiary of the Ultimate Parent, no Person or group shall be deemed to be or become a beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of STBV or the Borrower or any entity of which the Borrower or STBV is a Subsidiary, as applicable, unless such Person or group shall be or become, directly or indirectly, a beneficial owner of more than 50% of the total voting power of the Voting Stock of Ultimate Parent.
“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, (c) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities pursuant to Basel III, in each case regardless of the date enacted, adopted or issued or (d) compliance by a Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law). It is understood and agreed that the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173), all Laws in connection therewith, all guidelines and directives in connection therewith and any compliance by a Lender with any request or directive relating thereto, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date hereof.
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“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Term Lenders, Additional Revolving Credit Lenders, Additional Term Lenders, Extending Revolving Credit Lenders or Extending Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Term Commitments, Additional Revolving Credit Commitments, Additional Term Commitments or Extended Revolving Credit Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term Loans, Additional Revolving Credit Loans, Additional Term Loans, Extended Revolving Credit Loans or Extended Term Loans.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.
“Closing Date Security Agreements” means, collectively, the Domestic Security Agreement, the Dutch Security Documents, the Intellectual Property Security Agreements and each other Collateral Document executed and delivered pursuant to Section 4.01, each in form and substance reasonably acceptable to the Administrative Agent, to secure the Secured Obligations of each Loan Party under its respective Loan Documents.
“Code” means the US Internal Revenue Code of 1986, as amended.
“Co-Documentation Agents” means Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, Mizuho Corporate Bank, Ltd., Raymond James Bank, FSB and Crédit Industriel et Commercial, each in its capacity as a co-documentation agent under this Agreement.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms hereof or under the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
“Collateral Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as collateral agent under any of the Loan Documents, or any successor administrative agent.
“Collateral Documents” means, collectively, the Domestic Security Agreement, each Dutch Security Agreement, each Foreign Security Agreement, each Intellectual Property Security Agreement, the Mortgages, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties as security for the Secured Obligations, including collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.12.
“Committed Currency” means, in the case of Dollar Letters of Credit, Dollars, in the case of Euro Letters of Credit, Euros and, in the case of Sterling Letters of Credit, Sterling.
“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other (other than a conversion of a Term SOFR Loan to a Base Rate Loan), or (d) a continuation of Term SOFR Loans or EURIBOR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are paid or payable in cash with respect to such period.
“Consolidated EBITDA” means, for any period, with respect to any Person and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,
(i)    total interest expense and to the extent not reflected in such total interest expense, the costs of surety bonds in connection with any financing activity and any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk in the ordinary course of business, net of interest income and gains on such hedging obligations,
(ii)    income, withholding, franchise and similar taxes and any tax distributions made pursuant to Section 7.06(e)(i) and Section 7.06(e)(iii) and foreign withholding taxes paid or accrued during such period,
(iii)    total depreciation and amortization expense (including non-cash amortization of debt discount or deferred financing costs),
(iv)    letter of credit fees,
(v)    fees (including Securitization Fees), costs and expenses incurred in connection with the Transactions or the Eleventh Amendment or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Disposition permitted under Section 7.05, Equity Issuance, Debt Issuance, recapitalization or reorganization (in each case, whether or not consummated) and any synergies, cost savings and business optimization expense savings as certified by any Responsible Officer of the Borrower as having been realized or determined in good faith to be reasonably anticipated to be realizable within 24 months following such transaction,
(vi)    to the extent actually reimbursed or reimbursable, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with the Transactions or a Permitted Acquisition,
(vii)    to the extent covered by insurance under which the insurer has been properly notified and has not denied or contested coverage, expenses with respect to liability or casualty events or business interruption,
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(viii)    [intentionally omitted],
(ix)    any non-cash purchase accounting adjustment and any step-ups with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment permitted under Section 7.02,
(x)    non-cash losses from Joint Ventures and non-cash minority interest reductions,
(xi)    fees and expenses in connection with exchanges or refinancings or payments permitted by Section 7.14,
(xii)    (A) non-recurring charges with respect to compensation changes, stay bonuses paid to existing management, employee severance, relocation costs and curtailments or modifications to pension or post-retirement employee benefit plans, (B) (x) extraordinary, unusual or non-recurring cash charges and (C) cash charges paid in connection with litigation related to product liability for (x) the matters listed on Schedule 5.06 and (y) any other such litigation matters in an aggregate amount not to exceed $10,000,000 in any fiscal year,
(xiii)    [intentionally omitted],
(xiv)    all other non-cash charges, losses or expenses,
(xv)    expenses and indemnities paid to directors;
minus
(x)    an amount which, in the determination of Consolidated Net Income for such period, has been included for non-cash income during such period (other than with respect to cash actually received), minus
(y)    all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clause (b)(xiv) above in such period or in a previous period (other than to the extent the amount thereof is within the add-back provided for in clause (b)(xii)(B)), plus/minus
(z)    unrealized losses/gains in respect of Swap Contracts (including, for purposes of this clause (f), any “Swap Contracts” under the Existing Credit Agreement that remain in effect after the Closing Date) and other embedded derivatives or similar contracts incurred in the ordinary course of business that require the same accounting treatment as Swap Contracts, provided, there shall be excluded in determining Consolidated EBITDA currency translation gains or losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts entered into to hedge against currency exchange risk in the ordinary course of business), all as determined in accordance with GAAP.
“Consolidated Funded Indebtedness” means, with respect to any Person and its Subsidiaries on a consolidated basis, without duplication,
(a)    all obligations of such Person for borrowed money,
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(b)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,
(c)    all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than accrued expenses and trade debt incurred in the ordinary course of business) which would appear in the liabilities section of the balance sheet of such Person,
(d)    all Consolidated Funded Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(e)    all Guarantees of such Person with respect to Consolidated Funded Indebtedness of another Person,
(f)    the implied principal component of all obligations of such Person under Capitalized Leases,
(g)    all drafts drawn (to the extent unreimbursed) under standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person,
(h)    unless the holder thereof is a Loan Party or, if the issuer thereof is a Subsidiary of STBV which is not a Loan Party, any other Subsidiary of STBV, all Disqualified Equity Interests convertible into Indebtedness and issued by such Person from and after the date on which they are so converted, and
(i)    the Consolidated Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Consolidated Funded Indebtedness is recourse to such Person.
Notwithstanding any other provision of this Agreement to the contrary, (i) the term “Consolidated Funded Indebtedness” shall not be deemed to include (A) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of the applicable Person, (B) any earn-out obligation that appears in the liabilities section of the balance sheet of the applicable Person to the extent (1) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Administrative Agent or (2) amounts to be applied to the payment thereof are in escrow, (C) any deferred compensation arrangements or employee equity plan related to which there is a liability on the balance sheet or (D) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions and (ii) the amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or the fair market value of such identified asset as determined by such Person in good faith, as the case may be. For all purposes hereof, the Consolidated Funded Indebtedness of any Person shall not include any obligations under or in respect of Securitization Financings.
“Consolidated Interest Charges” means, for any period, with respect to any Person and its Subsidiaries on a consolidated basis, the amount by which (i) the sum of interest expense for such period (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (t) Securitization Fees, (u) fees and expenses associated with the consummation of the Transactions or the Eleventh Amendment, (v) annual agency fees paid to the Administrative Agent, (w) costs associated with obtaining Swap Contracts, (x) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated), (y) pay-in-kind interest expense or other noncash
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interest expense (including as a result of the effects of purchase accounting) and (z) amortization or write-down of any deferred financing fees) exceeds (ii) interest income for such period, in each case as determined in accordance with GAAP, to the extent the same are paid or payable (or received or receivable) in cash with respect to such period.
“Consolidated Net Income” means, for any period, with respect to any Person and its Subsidiaries on a consolidated basis, net income as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall exclude, without duplication, (i) any net after-tax extraordinary, unusual or non-recurring gains, losses or charges (including severance, relocation, transition and other restructuring costs and litigation settlements or losses), (ii) the cumulative effect of a change in accounting principle(s) during such period, (iii) any net after-tax gains or losses realized upon the disposition of assets outside the ordinary course of business (including any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person), (iv) (A) the income of (1) any Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders (which has not been legally waived) and (2) any Joint Venture and any Unrestricted Subsidiary, except in each case to the extent of the amount of dividends or other distributions actually paid in cash to such Person or one of its Subsidiaries by such Subsidiary, Joint Venture or Unrestricted Subsidiary during such period and (B) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Subsidiary of such Person, (v) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, (vi) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, (vii) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with the Transactions, any Investment permitted under Section 7.02, any Permitted Acquisition or any merger, consolidation or similar transaction not prohibited by this Agreement (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) and (viii) any reductions in respect of dividends on, or accretion of, preferred Equity Interests; and provided further that Consolidated Net Income for any such period shall be decreased by the amount of any equity of STBV in a net loss of any Person for such period to the extent STBV has funded such net loss.
“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness made during such period (including the implied principal component of payments made on Capitalized Leases during such period) as determined in accordance with GAAP.
“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent financial statements delivered pursuant to Section 6.01(a).
“Continuing Directors” shall mean the directors (or managers) of the Ultimate Parent on the Tenth Amendment Effective Date, and each other director (or manager), if, in each case, such other directors’ (or managers’) nomination for election to the board of directors (or board of
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managers) of the Ultimate Parent is either approved or ratified prior to such election by a majority of the then Continuing Directors.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate.”
“Controls Business” means the assets and operations of STBV and its Restricted Subsidiaries related to the manufacture, marketing or sale of controls.
“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 10.28.
“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt or (c) Permitted Unsecured Refinancing Debt incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Loans or Commitments (including any successive Credit Agreement Refinancing Indebtedness, any Other Loans and Other Commitments, any Additional Revolving Credit Commitments, Additional Revolving Credit Loans, Additional Term Commitments and Additional Term Loans and any Loans and Commitments which have been extended pursuant to Section 2.18) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt except by an amount equal to (x) interest (including interest paid-in-kind or otherwise compounding the principal amount of such Indebtedness) and premium (including tender premium) plus (y) upfront fees and OID plus (z) other fees and expenses or other amounts paid, in each case with respect to such exchanging, extending, renewing, replacing or refinancing Indebtedness, (ii) such Indebtedness has a maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as the result of prepayment of any applicable Indebtedness), (iii) the material terms (taken as a whole) of such refinancing, refunding, extending, renewing or replacing Indebtedness contains covenants and events of default which, taken as a whole, are determined in good faith by a Responsible Officer of the Borrower to be consistent with the then-current market for similar issuances of Indebtedness, and (iv) such Refinanced Debt (other than any contingent obligations not then due and owing) shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Current Assets” means, at any time, the consolidated current assets (other than cash, deferred income taxes and Cash Equivalents) of the Borrower Parties.
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“Current Liabilities” means, at any time, the consolidated current liabilities of the Borrower Parties at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Credit Loans, Swing Line Loans and L/C Obligations, (c) deferred income taxes and (d) any liability in respect of net obligations of such Person in respect of Swap Contracts related solely to interest rate protection entered into in the ordinary course of business.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”) a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (i) SONIA for the day (such day, a “Daily Simple SONIA Determination Day”) that is five (5) SONIA Business Days prior to (A) if such SONIA Interest Day is a SONIA Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Interest Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) SONIA Business Day immediately following any Daily Simple SONIA Determination Day, SONIA in respect of such Daily Simple SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SONIA has not occurred, then SONIA for such Daily Simple SONIA Determination Day will be SONIA as published in respect of the first preceding SONIA Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Interest Days and (ii) the Floor.
“Daily Simple SONIA Determination Day” has the meaning specified in the definition of “Daily Simple SONIA”.
“Debt Issuance” means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declining Lender” has the meaning specified in Section 2.05(b)(viii).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the lapse of grace period, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a RFR Loan or a EURIBOR Loan, the Default Rate shall be an interest rate equal to the interest
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rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws, and if there is no applicable interest rate, then at the rate applicable to the Term Loans bearing interest at the Base Rate plus the Applicable Rate applicable to Base Rate Loans plus 2.0% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured), (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured), (c) has notified the Borrower or any other Loan Party in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement, (d) has failed, within two (2) Business Days after request by the Borrower or any other Loan Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, (e) has been adjudicated by a Governmental Authority with regulatory authority over such Person to be insolvent or become the subject of a bankruptcy or insolvency proceeding or (f) has become subject of a Bail-in Action.”
“Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by STBV or any Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(f), (k) or (o) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation.
“Disclosed Litigation” has the meaning specified in Section 5.06.
“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.05(a)(iv)(B)(2).
“Discount Range” has the meaning specified in Section 2.05(a)(iv)(C)(1).
“Discount Range Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(C)(1).
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“Discount Range Prepayment Notice” means a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(iv)(C) substantially in the form of Exhibit J.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit K, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(C)(1).
“Discount Range Proration” has the meaning specified in Section 2.05(a)(iv)(C)(3).
“Discounted Loan Prepayment” has the meaning specified in Section 2.05(a)(iv)(A).
“Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(a)(iv)(D)(3).
“Discounted Prepayment Effective Date” means in the case of any Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the respective Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(iv)(B), Section 2.05(a)(iv)(C) or Section 2.05(a)(iv)(D), respectively, unless a different period is agreed to between the Borrower and the Auction Agent acting in their reasonable discretion.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d) above, prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loan Facility.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Amount” means, at any time:
(a)    with respect to any Loan denominated in Dollars (including, with respect to any Swing Line Loan, any funded participation therein), the principal amount thereof then outstanding (or in which such participation is held);
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(b)    with respect to any Euro Loan or Sterling Revolving Credit Loan, the principal amount thereof then outstanding in Euros or Sterling, as applicable, converted to Dollars in accordance with Section 1.08 and Section 2.16(a); and
(c)    with respect to any L/C Obligation (or any risk participation therein), (A) if denominated in Dollars, the amount thereof and (B) if denominated in Euros or Sterling, the amount thereof converted to Dollars in accordance with Section 1.08 and Section 2.16(a).
“Dollar Letter of Credit” means a Letter of Credit denominated in Dollars.
“Dollar Revolving Credit Borrowing” means a borrowing consisting of simultaneous Dollar Revolving Credit Loans of the same Type and having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).
“Dollar Revolving Credit Commitment” means, as to each Dollar Revolving Credit Lender, its obligation to (a) make Dollar Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Dollar Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 2.01 under the caption “Dollar Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Revolving Credit Commitments of all Dollar Revolving Credit Lenders shall be $750,000,000 on the Eleventh Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Dollar Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Dollar Revolving Credit Loans and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.
“Dollar Revolving Credit Lender” means, at any time, any Lender that has a Dollar Revolving Credit Commitment at such time.
“Dollar Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Domestic Guarantors” means, collectively, (i) the Domestic Subsidiaries listed as such on Schedule I, as such schedule is amended and restated pursuant to the ~~Eleventh~~Thirteenth Amendment, that, as of the ~~Eleventh~~Thirteenth Amendment Effective Date, Guaranteed the Obligations of the Borrower pursuant to the Domestic Guaranty and (ii) each other Restricted Subsidiary of STBV that is a Domestic Subsidiary that shall be required to become a Domestic Guarantor pursuant to Section 6.12; the “Domestic Guarantors” shall not include any Domestic Subsidiary from time to time released as a Domestic Guarantor pursuant to the Loan Documents.
“Domestic Guaranty” means the Domestic Guaranty made by the Domestic Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F-1, as amended pursuant to the Tenth Amendment, together with each other guaranty and guaranty supplement of any Domestic Subsidiary of STBV in respect of the Obligations of the Borrower delivered pursuant to Section 6.12.
“Domestic Security Agreement” means the Domestic Security Agreement among the Original US Borrower, the Domestic Guarantors, the Additional Grantors named therein and the
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Administrative Agent, dated as of the Closing Date and substantially in the form of Exhibit G, as amended pursuant to the Tenth Amendment, together with each related security agreement supplement executed and delivered pursuant to Section 6.12.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Dutch Security Documents” means, collectively, the Collateral Documents set forth on Schedule III (as ~~modified~~amended and restated pursuant to the ~~Eleventh~~Thirteenth Amendment and as such schedule may be modified from time to time at the sole and reasonable discretion of the Administrative Agent to reflect changes mutually agreed to between the Borrower and the Administrative Agent) and each Security Agreement executed and delivered pursuant to Section 4.01, Section 6.12 and Section 6.14, each in form and substance reasonably acceptable to the Administrative Agent, to secure the Obligations of the Loan Parties under this Agreement and the other Loan Documents.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eighth Amendment” means that certain Amendment No. 8 to Credit Agreement, dated as of November 7, 2017, among the Original BV Borrower, the Original US Borrower, the Parent, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc., as sole lead arranger and bookrunner, and certain Lenders party thereto.
“Eighth Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the Eighth Amendment have been satisfied or waived by the Administrative Agent.
“Eleventh Amendment” means that certain Amendment No. 11 to Credit Agreement, dated as of June 23, 2022, among the Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, the L/C Issuer and the Swing Line Lender, and the Revolving Credit Lenders party thereto.
“Eleventh Amendment Effective Date” means the date on which all of the conditions contained in Section 5 of the Eleventh Amendment have been satisfied or waived by the Administrative Agent.
“Eleventh Amendment Revolving Commitments” has the meaning given in the recitals to the Eleventh Amendment.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative
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Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuer and the Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing under Section 8.01(a), Section 8.01(f) or Section 8.01(g)(i), the Borrower (each such approval not to be unreasonably withheld or delayed).
“Eligible Equity Proceeds” means the Net Cash Proceeds received by the Ultimate Parent from any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of the Ultimate Parent to the extent such Net Cash Proceeds are directly or indirectly contributed to, and actually received by, STBV (or, if only a portion thereof is so contributed and received, to the extent of such portion).
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) which is sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of its subsidiaries or its ERISA Affiliates and is subject to Section 401(a) of the Code.
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, legally-binding agreements or governmental restrictions relating to pollution, the protection of the environment or the management, disposal or release of any hazardous materials, substances or wastes into the environment, including those related to air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries arising from, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
“Equity Issuance” means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests. A Disposition shall not be deemed to be an Equity Issuance.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
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“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” or “€” means the single currency of Participating Member States of the European Union.
“Euro Letter of Credit” means a Letter of Credit denominated in Euros.
“Euro Loan” means a Loan that is a EURIBOR Loan and that is made in Euros pursuant to the applicable Committed Loan Notice.
“Euro Revolving Credit Borrowing” means a borrowing consisting of simultaneous Euro Revolving Credit Loans of the same type and having the same Interest Period made by each of the Euro Revolving Credit Lenders pursuant to Section 2.01(b).
“Euro Revolving Credit Commitment” means, as to each Euro Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, opposite such Lender’s name on Schedule 2.01 under the caption “Euro Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Amount of Euro Revolving Credit Commitments of all Euro Revolving Credit Lenders shall be $750,000,000 on the Eleventh Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Euro Revolving Credit Exposure” means, as to each Euro Revolving Credit Lender, the sum of the outstanding principal amount of such Euro Revolving Credit Lender’s Euro Revolving Credit Loans and its Pro Rata Share of the L/C Obligations at such time.
“Euro Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Euro Revolving Credit Commitments at such time. The Euro Revolving Credit Facility is part of, not in addition to, the Revolving Credit Facility.
“Euro Revolving Credit Loan” has the meaning specified in Section 2.01(b).
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“Euro Revolving Credit Lender” means, at any time, any Lender that has a Euro Revolving Credit Commitment at such time.
“Euro Sublimit” means an amount equal to the lesser of (a) $750,000,000 and (b) the aggregate Dollar Amount of the Euro Revolving Credit Commitments. The Euro Sublimit is part of, not in addition to, the Revolving Credit Facility.
“EURIBOR” means, in relation to any Interest Period commencing on the Closing Date:
(i)    the rate per annum equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period (the “EURIBOR Rate”); or
(ii)    (if no EURIBOR Rate is available for such Interest Period) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the European Interbank Market, as of 11.00 A.M. (Central European time) on the Rate Fixing Day for the offering of deposits in Euro for a period comparable to such Interest Period, or, in the case of the foregoing clause (i) only, two TARGET Days prior to the commencement of such Interest Period.
“EURIBOR Borrowing” means, as to any Revolving Credit Borrowing, the EURIBOR Loans comprising such Borrowing.
“EURIBOR Loan” means a Loan that bears interest by reference to EURIBOR.
“EURIBOR Rate” has the meaning specified in clause (i) of the definition of EURIBOR.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, with respect to any fiscal year of the Borrower Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA of the Borrower Parties for such period minus (b) without duplication,
(i)    Capital Expenditures made in cash to the extent not financed with the proceeds of long-term Indebtedness, Equity Issuances or other proceeds of a financing transaction that would not be included in Consolidated EBITDA,
(ii)    Consolidated Interest Charges,
(iii)    Consolidated Cash Taxes paid, including cash payments for Federal, state and other income tax liabilities incurred prior to the Closing Date,
(iv)    Consolidated Scheduled Funded Debt Payments,
(v)    Restricted Payments made by the Borrower Parties to the extent that such Restricted Payments are permitted to be made hereunder,
(vi)    the aggregate principal amount of any long-term Indebtedness voluntarily prepaid (other than (A) prepayments of long-term Indebtedness financed by incurring
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other long-term Indebtedness, (B) prepayments of Term Loans pursuant to Section 2.05(a) and (C) prepayments of Revolving Credit Loans pursuant to Section 2.05(a)); provided that (1) such prepayments are otherwise permitted hereunder and (2) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment,
(vii)    letter of credit fees and annual agency fees,
(viii)    proceeds received by the Borrower Parties from insurance claims with respect to casualty events, business interruption or product recalls which reimburse prior business expenses to the extent such expenses were added to Consolidated Net Income in determining Consolidated EBITDA,
(ix)    all extraordinary, unusual or non-recurring cash charges,
(x)    cash payments made in satisfaction of non-current liabilities (other than Indebtedness),
(xi)    (x) cash fees, costs and expenses incurred in connection with the Transactions (as defined herein on the Closing Date) or the Eleventh Amendment and not paid with the proceeds of the Loans or the Senior Notes (as defined herein on the Closing Date), or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Disposition permitted under Section 7.05, Equity Issuance or Debt Issuance (whether or not consummated) and not paid with the proceeds of any financing transaction, (y) Securitization Fees and (z) any synergies, cost savings and business optimization expense savings added in the determination of Consolidated EBITDA pursuant to clause (v) of the definition thereof,
(xii)    fees and expenses in connection with the exchanges or refinancings or payments permitted by Section 7.14,
(xiii)    to the extent added to Consolidated Net Income in determining Consolidated EBITDA, cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with any Permitted Acquisition or any other Investment permitted hereunder (or in any similar agreement related to any other acquisition consummated prior to the Closing Date),
(xiv)    [reserved],
(xv)    cash expenses incurred in connection with deferred compensation arrangements in connection with any Permitted Acquisition or any other Investment Permitted hereunder,
(xvi)    cash used to consummate a Permitted Acquisition or any other Investment permitted hereunder to the extent not financed with the proceeds of long-term Indebtedness, Equity Issuances or other proceeds from a financing transaction that would not be included in Consolidated EBITDA,
(xvii)    to the extent added to Consolidated Net Income in determining Consolidated EBITDA, losses from discontinued operations for such period,
(xviii)    to the extent added to Consolidated Net Income in determining Consolidated EBITDA, Eligible Equity Proceeds,
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(xix)    cash expenditures made in respect of Swap Contracts to the extent not reflected in the computation of Consolidated EBITDA or Consolidated Interest Charges, and
(xx)    to the extent not deducted in the computation of Net Cash Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than mandatory prepayments of Term Loans pursuant to Section 2,05(b)(i)), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith (in the case of this clause (b)(xx) and the foregoing clauses (b)(i) through (xix), to the extent made, paid, incurred or for, as the case may be, such fiscal year),
(b)    minus increases in working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) or plus decreases in working capital for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), excluding changes in working capital resulting from any Permitted Acquisition or Disposition permitted hereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.
“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, the Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.
“Excluded Subsidiary” means (a) any Subsidiary to the extent that such Subsidiary is prohibited by applicable local Laws from taking any action set forth under Section 6.12(a), (b) any Subsidiary organized under the laws of the People’s Republic of China, (c) Schrader Electronics Limited so long as it does not guarantee or otherwise provide credit support for any Indebtedness in excess of the Threshold Amount of any other Person, or (d) any Securitization Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) Taxes, on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, and any Taxes similar to any of the foregoing, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.04(e)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 10.15, (d) any withholding Taxes imposed under FATCA, (e) Taxes payable by such recipient or any of their respective Affiliates on the basis of or in relation to some or all of its assets, its balance sheet or capital base or equity or any part of it or its liabilities or minimum regulatory capital or any combination thereof, including the Dutch bank levy (bankenbelasting) as set out in the Dutch Bank Levy Act (Wet bankenbelasting) and any Tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities Taxes (or other Taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011, or any payment attributable to, or liability arising as a consequence of, such Tax, or (f) Taxes imposed by the Netherlands as a result of such recipient having a substantial interest (aanmerkelijk belang) as laid down in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) in any Loan Party.
“Existing Credit Agreement” means that certain credit agreement dated as of April 27, 2006 among the Original BV Borrower, the Original US Borrower, the Parent, the lenders party thereto and Morgan Stanley Senior Funding, Inc. as administrative agent.
“Existing Indebtedness” means Indebtedness existing on the Closing Date.
“Existing Letters of Credit” means all “Letters of Credit” under the Existing Credit Agreement issued and outstanding immediately prior to the effectiveness of this Agreement.
“Existing Senior Notes” means the $450,000,000 aggregate principal amount of the Original BV Borrower’s 8.0% senior notes due 2014 issued in a public offering or in a Rule 144A or other private placement pursuant to the Existing Senior Note Indenture.
“Existing Senior Note Indenture” means the Indenture dated as of April 27, 2006, pursuant to which the Existing Senior Notes were issued.
“Existing Senior Subordinated Notes” means the €245,000,000 aggregate principal amount of the Original BV Borrower’s 9.0% senior subordinated notes due 2016 issued in a public offering or in a Rule 144A or other private placement pursuant to the Existing Senior Subordinated Note Indenture.
“Existing Senior Subordinated Note Indenture” means the Indenture dated as of April 27, 2006, pursuant to which the Existing Senior Subordinated Notes were issued.
“Extended Revolving Credit Commitment” has the meaning specified in Section 2.18(a).
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“Extended Revolving Credit Loans” means Loans made under the Extended Revolving Credit Commitments.
“Extended Term Loans” has the meaning specified in Section 2.18(a).
“Extending Revolving Credit Lender” has the meaning specified in Section 2.18(a).
“Extending Term Lender” has the meaning specified in Section 2.18(a).
“Extension” has the meaning specified in Section 2.18(a).
“Extension Offer” has the meaning specified in Section 2.18(a).
“Facility” means the Term Loan Facility, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.
“FATCA” means current Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fifth Amendment” means that certain Amendment No. 5 to Credit Agreement, dated as of March 26, 2015, among the Original BV Borrower, the Original US Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, the L/C Issuer and certain Revolving Credit Lenders party thereto.
“Fifth Amendment Effective Date” means the date on which all of the conditions contained in Section 4 of the Fifth Amendment have been satisfied or waived by the Administrative Agent.
“Fifth Amendment Revolving Commitments” has the meaning given in the recitals to the Fifth Amendment.
“First Amendment” means that certain Amendment No. 1 to Credit Agreement, dated as of December 6, 2012, among the Original BV Borrower, the Original US Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC, as joint lead arrangers and bookrunners, Barclays Bank PLC, as syndication agent, the Administrative Agent and certain Lenders party thereto.
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“First Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the First Amendment have been satisfied or waived by the Administrative Agent.
“First Lien Intercreditor Agreement” means a “pari passu” intercreditor agreement among the Collateral Agent and one or more Senior Representatives for holders of Permitted Pari Passu Secured Refinancing Debt in form and substance reasonably satisfactory to the Collateral Agent.
“First Lien Net Leverage Ratio” means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of STBV for the Test Period ending on such date, the ratio of (a) Adjusted Consolidated Funded Indebtedness of the Borrower Parties that is secured by a first-priority Lien on any asset or property of any Borrower Party (net of Cash on Hand) on the last day of such period to (b) Consolidated EBITDA of the Borrower Parties for such period.
“Floor” means a rate of interest equal to 0.00%.
“Foreign Guarantor” means, collectively, (i) STBV~~,~~ and (ii) each Restricted Subsidiary that is a Foreign Subsidiary of STBV ~~listed as such on Schedule I, as amended pursuant to the Eleventh Amendment, that, as of the Eleventh Amendment Effective Date, Guaranteed the Obligations the Borrower pursuant to the Foreign Guaranty and (iii) each other Restricted Subsidiary of STBV that is a Foreign Subsidiary~~ that shall be required to become a Foreign Guarantor ~~pursuant to Section 6.12; the “Foreign Guarantors” shall not include any other Foreign Subsidiary from time released as a Foreign Guarantor pursuant to the Loan Documents.~~following an RCF Obligations Reinstatement Event in order to comply with the Guarantor Coverage Test as determined by the Borrower.
“Foreign Guaranty” means the Foreign Guaranty made by the Foreign Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F-2, as amended pursuant to the Tenth Amendment ~~and~~, the Eleventh Amendment and the Thirteenth Amendment, together with each other guaranty or guaranty supplement in respect of the Obligations of the Borrower delivered pursuant to Section 6.12.
“Foreign Lender” means, with respect to any Borrower (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Security Agreements” means, collectively, the Collateral Documents set forth on Schedule II (as ~~modified~~amended and restated pursuant to the ~~Tenth Amendment and the Eleventh~~Thirteenth Amendment and as such schedule may otherwise be modified from time to time at the sole and reasonable discretion of the Administrative Agent to reflect changes mutually agreed to between the Borrower and the Administrative Agent) and each Security Agreement executed and delivered pursuant to Section 4.01, Section 6.12 and Section 6.14, each in form and substance reasonably acceptable to the Administrative Agent, to secure the Obligations of each Foreign Guarantor under its respective Guaranty.
“Foreign Subsidiary” means any direct or indirect Subsidiary which is not a Domestic Subsidiary.
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“Fourth Amendment” means that certain Amendment No. 4 to Credit Agreement, dated as of November 4, 2014, among the Original BV Borrower, the Original US Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, and certain Lenders party thereto.
“Fourth Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the Second Amendment have been satisfied or waived by the Administrative Agent.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided, the treatment of, and all computations with respect to, leases contained in this Agreement may, in the sole discretion of the Borrower, be treated, and performed, in accordance with GAAP as in effect on the Closing Date. Notwithstanding the foregoing, at any time after adoption of IFRS by the Ultimate Parent for its financial statements and reports for all financial reporting purposes, the Borrower may elect to apply IFRS for all purposes of this Agreement and the other Loan Documents, in lieu of United States GAAP, and, upon any such election, references herein or in any other Loan Document to GAAP shall be construed to mean IFRS as in effect from time to time; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Agreement shall be prepared on the basis of IFRS and (3) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in this Agreement shall be computed in conformity with IFRS and (B) in this Agreement that require the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided further that in the event of any such election by the Borrower, any Senior Secured Net Leverage Ratio, First Lien Net Leverage Ratio and Total Leverage Ratio thresholds in this Agreement may be recalibrated to reflect the election to implement IFRS so long as (1) such recalibration is limited to changes in the calculation of such thresholds due to the effect of differences between GAAP and IFRS, (2) the recalibrated Senior Secured Net Leverage Ratio, First Lien Net Leverage Ratio and Total Leverage Ratios shall be mutually agreed between the Administrative Agent and the Borrower, unless the Required Lenders have given notice of their objection to such recalibration within five (5) Business Days of receiving notice thereof, and (3) any such recalibration shall be done in a manner such that after giving effect to such recalibration, the recalibrated Senior Secured Net Leverage Ratio, First Lien Net Leverage Ratio and Total Leverage Ratio thresholds shall be consistent with the intention of the respective Senior Secured Net Leverage Ratio, First Lien Net Leverage Ratio and Total Leverage Ratio thresholds calculated under GAAP and set forth in this Agreement on the Closing Date. The Borrower shall give notice of any election to the Administrative Agent with 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.
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“General Incremental Availability” has the meaning specified in Section 2.14(a).
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational body exercising such powers or functions, such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.07(g).
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, if such obligation has not been assumed, the amount of such Guarantee shall be the lesser of the primary obligations so secured or the value of the assets to which a Lien has attached; and provided further that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations, including, but not limited to, those in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor Affirmation” has the meaning given to such term in Section 12 of the Sixth Amendment.
“Guarantor Coverage Event” means any time following an RCF Obligations Reinstatement Event (if it ever occurs) that either (a) the Consolidated EBITDA of the Loan Parties (excluding, for the avoidance of doubt, any portion of their Consolidated EBITDA contributed solely by Restricted Subsidiaries that are not Loan Parties) is less than 75% of the Consolidated EBITDA of the Borrower Parties (excluding any Consolidated EBITDA contributed by Excluded Subsidiaries), determined in each case for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01, or (b) the total assets of the Loan Parties (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries that are not Loan Parties) is less than 75% of the Consolidated Total Assets of the Borrower Parties (excluding any assets of any Excluded
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Subsidiary), determined in each case as of the end of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01(a)~~; provided that, so long as a Specified RCF Obligations Reinstatement Event has not occurred, the foregoing determination under clauses (a) and (b) shall not be required with respect to the Revolving Credit Facility~~.
“Guarantors” means, collectively, the Parent, each Domestic Guarantor and each Foreign Guarantor.
“Guaranty” means, collectively, the Domestic Guaranty and the Foreign Guaranty.
“Hazardous Materials” means all substances, materials or wastes classified or regulated pursuant to any Environmental Law as hazardous, toxic explosive or radioactive or as pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials and polychlorinated biphenyls.
“Hedge Bank” means any Person that is a Lender or an Affiliate of a Lender at the time of entering into a Secured Hedge Agreement, in its capacity as a party to a Secured Hedge Agreement.
“Historical Financial Statements” means the audited consolidated balance sheet of STBV and its Subsidiaries as of December 31, 2010, and the related audited consolidated statements of operations, shareholders’ equity and cash flows for the Original BV Borrower and its Subsidiaries for the fiscal year ended December 31, 2010.
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Identified Participating Lenders” has the meaning specified in Section 2.05(a)(iv)(C)(3).
“Identified Qualifying Lender” has the meaning specified in Section 2.05(a)(iv)(D)(3).
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable or accrued expenses in the ordinary course of business and (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person);
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(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Equity Interests;
(h)    all Synthetic Indebtedness of such Person; and
(i)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning set forth in Section 10.05.
“Information” has the meaning specified in Section 10.08.
“Initial Amount” means an amount equal to the sum of $100,000,000 plus the “Available Amount” determined as of immediately prior to the Tenth Amendment Effective Date.
“Initial L/C Issuer” means the bank or other financial institution listed on the signature pages hereof as the Initial L/C Issuer.
“Initial Lenders” means, at any date, collectively, the Lenders party to this Agreement on the Closing Date, each in its capacity as, and so long as it is, a “Lender” hereunder.
“Initial Swing Line Lender” means the bank or other financial institution listed on the signature pages hereof as the Initial Swing Line Lender.
“Intellectual Property Security Agreement” means, collectively, the Copyright Security Agreement, the Trademark Security Agreement and the Patent Security Agreement (each as defined in the Domestic Security Agreement), referred to in and substantially in the forms attached to the Domestic Security Agreement together with each other intellectual property security agreement executed and delivered pursuant to Section 6.12 or the applicable Security Agreement.
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“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a SONIA Daily Simple Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Term SOFR Loan or a EURIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made; and (c) as to any SONIA Daily Simple Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such SONIA Daily Simple Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month).
“Interest Period” means, as to any Term SOFR Loan or any EURIBOR Loan, the period commencing on the date such Term SOFR Loan denominated in Dollars or EURIBOR Loan, as applicable, is disbursed or converted to or continued as a Term SOFR Loan or EURIBOR Loan, as the case may be, and ending on the date one week, one, two, three or six months thereafter for EURIBOR Loans or if available to all relevant Lenders, twelve months thereafter, and one, three or six months thereafter for Term SOFR Loans (subject to the availability for the interest rate applicable to the relevant currency), as selected by the Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (i) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.
“Investment Pull-Forward Amount” has the meaning specified in Section 7.02(m).
“IP Rights” has the meaning set forth in Section 5.14.
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“IRS” means the United States Internal Revenue Service.
“Joint Venture” means (a) any Person which would constitute an “equity method investee” of STBV or any of its Restricted Subsidiaries and (b) any Person in whom STBV or any of its Restricted Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.
“Judgment Currency” has the meaning set forth in Section 10.24.
“Judgment Currency Conversion Date” has the meaning set forth in Section 10.24.
“Junior Financing” has the meaning specified in Section 7.14.
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Jurisdictional Requirements” has the meaning specified in Section 7.04(a).
“Laws” means, collectively, all applicable international, foreign, Federal, state, commonwealth and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means the Initial L/C Issuer in its capacity as issuer of Letters of Credit hereunder and each other Lender reasonably acceptable to both the Administrative Agent and the Borrower that has entered into a letter of credit issuer agreement in form and substance reasonably satisfactory to the Administrative Agent, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term L/C Issuer shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires. On the Third Amendment Effective Date, Barclays Bank PLC shall be deemed to be an L/C Issuer under this Agreement with respect to the Letters of Credit identified on Schedule 1 of the Third Amendment that lists Barclays Bank PLC as issuer.
“L/C Issuer’s Office” means the L/C Issuer’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the L/C Issuer may from time to time notify in writing to the Borrower, the Lenders and the Administrative Agent.
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“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including, without duplication, all L/C Borrowings.
“LCT Election” has the meaning specified in Section 1.12.
“LCT Test Date” has the meaning specified in Section 1.12.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuer and the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit substantially in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is the scheduled Maturity Date then in effect for the Revolving Credit Facility.
“Letter of Credit Sublimit” means $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means any acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents and (e) each Letter of Credit Application.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Mandatory Cost” means the rate per annum notified by any Lender to the Administrative Agent to be the cost to the Lender of compliance with all reserve asset, liquidity or cash margin requirements of the Bank of England, the Financial Services Authority or the European Central Bank.
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“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common (or common equivalent) Equity Interests of the Ultimate Parent on the date of the declaration of a dividend or the making of any other Restricted Payment permitted pursuant to Section 7.06(h) multiplied by (ii) the arithmetic mean of the closing prices per share of such common (or common equivalent) Equity Interests on the principal securities exchange on which such Equity Interests are traded for the 30 consecutive trading days immediately preceding such date.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, financial condition or results of operations of STBV and the Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their obligations under any Loan Document or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.
“Material Domestic Subsidiary” means, at any time, any Domestic Subsidiary that (a) contributed 5% or more of the Consolidated EBITDA of STBV for the Test Period most recently ended on or prior to the date of determination, (b) had consolidated assets representing 5% or more of the total consolidated assets of STBV on the last day of the Test Period ended on or most recently prior to the date of determination or (c) owns any Material Intellectual Property or any Material Real Property; provided, notwithstanding the foregoing, that the aggregate amount of Consolidated EBITDA or consolidated assets attributable to all Domestic Subsidiaries that are not Material Domestic Subsidiaries shall not exceed: (A) 12.5% of Consolidated EBITDA of STBV for the Test Period most recently ended on or prior to the date of determination; or (B) 12.5% of total consolidated assets of STBV on the last day of the Test Period ended on or more recently prior to the date of determination.
“Material Foreign Subsidiary” means, at any time following an RCF Obligations Reinstatement Event (if it ever occurs), any Foreign Subsidiary that (a) contributed 20.0% or more of the Consolidated EBITDA of STBV for the Test Period most recently ended on or prior to the date of determination, (b) had consolidated assets representing 20.0% or more of the total consolidated assets of STBV on the last day of the Test Period ended on or most recently prior to the date of determination or (c) owns any Material Intellectual Property or any Material Real Property. Notwithstanding the foregoing, any Foreign Subsidiary that (a) contributed less than 1.0% of the Consolidated EBITDA of STBV for the Test Period most recently ended on or prior to the date of determination or (b) had consolidated assets representing less than 1.0% of the total consolidated assets of STBV on the last day of the Test Period ended on or most recently prior to the date of determination shall not in any event be considered a Material Foreign Subsidiary. Notwithstanding anything in the foregoing to the contrary, any Foreign Subsidiary organized under the laws of the People’s Republic of China (or any political subdivision thereof) shall not be deemed to be a Material Foreign Subsidiary or be required to be designated as a Material Foreign Subsidiary under any of the provisions of this definition.
“Material Intellectual Property” means any IP Rights that are material to the operation of the business of STBV and the Restricted Subsidiaries, taken as a whole.
“Material Real Property” means fee owned real property (a) of any Loan Party with a value in excess of $100,000,000 or (b) where manufacturing operations that are material to the operation of the business of STBV and the Restricted Subsidiaries, taken as a whole, are conducted. Notwithstanding the foregoing or anything to the contrary herein, (1) in determining whether a Foreign Subsidiary is a Material Foreign Subsidiary in the event that an RCF Obligations Reinstatement Event has occurred or whether a Subsidiary is a Material Domestic
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Subsidiary, solely clause (b) of this definition shall apply and (2) clause (a) of this definition shall apply solely to any Restricted Subsidiary that is a Loan Party pursuant to Section 6.12.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, ~~the earlier of (i)~~ June 23, 2027 ~~and (ii) if a Term Loan Facility Refinancing has not occurred on or before the date that is ninety (90) days prior to the maturity date for the Tenth Amendment Term Loans set forth in clause (b) hereof, such ninetieth (90th) day,~~ and (b) with respect to the Term Loan Facility, for Sixth Amendment Term Loans, October 14, 2021 and, for Tenth Amendment Term Loans, September 20, 2026.
“Maximum Rate” has the meaning specified in Section 10.10.
“Minimum Extension Condition” has the meaning specified in Section 2.18(b).
“MNPI” has the meaning specified in Section 2.05(a)(iv)(F).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Morgan Stanley” means Morgan Stanley Senior Funding, Inc.
“Mortgage” means any deed of trust, trust deed, mortgages or other comparable instrument covering the Material Real Property required to be mortgaged pursuant to this Agreement in form and substance reasonably acceptable to the Administrative Agent executed and delivered pursuant to Section 6.12.
“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, and subject to ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)    with respect to the Disposition of any asset by STBV or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of STBV or any of its Restricted Subsidiaries, but excluding (for the avoidance of doubt) any Designated Non-Cash Consideration) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including, without limitation, attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by STBV or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be payable in connection therewith by STBV or such Restricted Subsidiary and attributable to such Disposition or Casualty Event (including, in respect of any proceeds received in connection with a Disposition or Casualty Event of any asset of any Restricted Subsidiary organized under
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the laws of a jurisdiction different from the jurisdiction of organization of the Borrower Party, deductions in respect of withholding taxes that are payable in cash if such funds are repatriated to the jurisdiction of the Borrower Party) and (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by STBV or any Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by STBV or any Restricted Subsidiaries in respect of any such Disposition or Casualty Event and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $20,000,000 and (y) no proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $40,000,000 (and thereafter only proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and
(b)    with respect to the incurrence or issuance of any Indebtedness by STBV or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses (including attorneys’ fees) and other customary expenses, incurred by STBV or such Restricted Subsidiary in connection with such incurrence or issuance (including, in the case of Indebtedness of any Restricted Subsidiary organized under the laws of a jurisdiction different from the jurisdiction of organization of the Borrower Party, deductions in respect of withholding taxes that are payable in cash if such funds are repatriated to the jurisdiction of the Borrower Party).
“Ninth Amendment” means that certain Amendment No. 9 to Credit Agreement, dated as of March 27, 2019, among the Original BV Borrower, the Original US Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, the L/C Issuer and the Swingline Lender, and the Revolving Credit Lenders party thereto.
“Ninth Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the Ninth Amendment have been satisfied or waived by the Administrative Agent.
“Non-Consenting Lender” has the meaning specified in Section 3.07(d).
“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-US Lender” has the meaning specified in Section 10.15(a)(i).
“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), (b) was not previously included in a calculation of “Consolidated EBITDA” pursuant to clause (b)(xiii) of the definition thereof and
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(c) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount.
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“NPL” means the National Priorities List under CERCLA.
“Obligation Currency” has the meaning specified in Section 10.24.
“Obligations” means, subject to Section 10.25(c), all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document with respect to any Loan or Letter of Credit, or any Secured Hedge Obligations or Cash Management Obligations, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offered Amount” has the meaning specified in Section 2.05(a)(iv)(D)(1).
“Offered Discount” has the meaning specified in Section 2.05(a)(iv)(D)(1).
“Original BV Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Original US Borrower” has the meaning specified in the introductory paragraph to this Agreement.
“Original Borrowers” means, collectively, the Original US Borrower and Original BV Borrower.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
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“Other Commitments” means one or more Classes of Loan commitments hereunder that result from a Refinancing Amendment.
“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or the sale of a participation.
“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Parent” has the meaning specified in the introductory paragraph to this Agreement.
“Participant” has the meaning specified in Section 10.07(d).
“Participating Member States” has the meaning given to it in Council Regulation EC No. 1103/97 of 17 June 1997 made under Article 235 of the Treaty on European Union.
“Participating Lender” has the meaning specified in Section 2.05(a)(iv)(C)(2).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into Law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of
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a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Acquisition” has the meaning specified in Section 7.02(i).
“Permitted Encumbrances” shall mean any encumbrances permitted under any Mortgage.
“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower Parties or any Restricted Subsidiary in the form of one or more series of secured notes or secured loans, in each case, secured by liens having priority junior to the Liens granted by the Loan Parties pursuant to the Loan Documents; provided that (i) such Indebtedness is secured by the Collateral on a junior priority basis with the Obligations and, unless otherwise agreed to by the Administrative Agent in its reasonable discretion, is not secured by any property or assets of any Loan Party other than the Collateral, (ii) such Indebtedness complies with the proviso in the definition of Credit Agreement Refinancing Indebtedness, and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred by the Borrower Parties, then relevant Borrower Parties, the Collateral Agent and the Senior Representative for such Indebtedness shall have executed and delivered a Second Lien Intercreditor Agreement. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Other Investment” has the meaning specified in Section 7.02(m).
“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred by the Borrower Parties in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and, unless otherwise agreed to by the Administrative Agent in its reasonable discretion, is not secured by any property or assets of the Loan Parties other than the Collateral, (ii) such Indebtedness complies with the proviso in the definition of Credit Agreement Refinancing Indebtedness and (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower Parties, then the relevant Borrower Parties, the Collateral Agent and the Senior Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and
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has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person or Persons who are the obligors on the Indebtedness being modified, refinanced, refunded, renewed or extended, and such new or additional obligors as are permitted under Section 7.03 or as are or become Loan Parties in accordance with Section 6.12 and with respect to subordinated Indebtedness the obligations of such obligors shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in documentation governing the Indebtedness, taken as a whole and (f) at the time thereof, no Event of Default shall have occurred and be continuing.
“Permitted Subordinated Indebtedness” means any Indebtedness incurred by the Borrower Parties that is expressly subordinated to the prior payment in full in cash of the Obligations (other than contingent indemnification obligations) on terms and conditions reasonably satisfactory to the Administrative Agent.
“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Borrower Parties in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of the Loan Parties and (ii) such Indebtedness complies with the proviso to the definition of Credit Agreement Refinancing Indebtedness. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” has the meaning specified in the applicable Security Agreement.
“Pledged Equity” has the meaning specified in the applicable Security Agreement.
“Prepayment Percentage” means the applicable percentage based on the Senior Secured Net Leverage Ratio set forth below for each item set forth below:

Level	Indebtedness
Level I > 1.5:1.0	100%
Level II < 1.5:1.0 but > 1.0:1.0	50%
Level III< 1.0:1.0	0%

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Level	Excess Cash Flow (with respect to prepayments made pursuant to Section 2.05(b) in respect of any fiscal year ended on or before December 31, 2016)
Level I > 1.5:1.0	25%
Level II < 1.5:1.0	0%

Level	Excess Cash Flow (with respect to prepayments made pursuant to Section 2.05(b) in respect of any fiscal year ending on or after December 31, 2017))
Level I > 2.25:1.0	25%
Level II < 2.25:1.0	0%
Any increase or decrease in the Prepayment Percentage resulting from a change in the Senior Secured Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Administrative Agent or the Required Lenders Level I shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to but excluding the date on which such Compliance Certificate is so delivered (and thereafter the Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Level otherwise determined in accordance with this definition shall apply).
“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, for purposes of calculating compliance with the Senior Secured Net Leverage Ratio or the First Lien Net Leverage Ratio, as applicable, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement for the Senior Secured Net Leverage Ratio or First Lien Net Leverage Ratio, as applicable: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included and (ii) in the case of a Disposition of all or substantially all of the assets of or all of the Equity Interests of any Restricted Subsidiary of STBV or any division or product line of STBV or any of its Restricted Subsidiaries, shall be excluded, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by
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STBV or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to the Senior Secured Net Leverage Ratio or the First Lien Net Leverage Ratio, as applicable, solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on STBV and its Restricted Subsidiaries and (z) factually supportable or based on the reasonable good faith of the Responsible Officer executing the Compliance Certificate.
“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities (or in the case of any Term Lender under any Term Loan Facility under which Term Loans have been made, the Outstanding Amount of such Lender’s Term Loans under such Facility) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities (or in the case of any Term Loan Facility under which Term Loans have been made, the Outstanding Amount of all Term Loans under such Facility) at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.28.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) STBV or applicable Subsidiary shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to STBV or such Subsidiary and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by STBV or such Subsidiary) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by STBV or such Subsidiary) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of STBV or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure the Secured Obligations and any Credit Agreement Refinancing Indebtedness shall not be deemed a Qualified Securitization Financing.
“Qualifying Lender” has the meaning specified in Section 2.05(a)(iv)(D)(3).
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“Rate Fixing Day” means the day which market practice in the European Interbank Market treats as the rate fixing day for obtaining deposits in Euro which shall be (i) one Business Days prior to the date of the proposed Borrowing with respect to the initial Interest Period and (ii) two Business Days prior to the first day of any other Interest Period.
“Ratio Incremental Availability” has the meaning Specified in Section 2.14(a).
“RCF Obligations Reinstatement Event” has the meaning specified in Section 10.25(e).
“Reconciliation Report” has the meaning specified in Section 6.01(d).
“Reference Bank” means each of the Arrangers.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.17.
“Register” has the meaning set forth in Section 10.07(c).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, notes issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Released Guarantor” has the meaning set forth in Section 10.25(b).
“Relevant Governmental Body” means (i) the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto or (ii)(a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any currency other than Dollars, (1) the central bank for the currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark Replacement or (y) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Repricing Transaction” means the incurrence by STBV or any Restricted Subsidiaries of any Indebtedness (including, without limitation, any new or additional term loans under this
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Agreement (including Term Loans constituting Other Loans), whether incurred directly or by way of the conversion of Term Loans into a new tranche of replacement term loans under this Agreement), but excluding Indebtedness incurred in connection with a Change of Control, that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an “effective” yield for the respective Type of such Indebtedness that is less than the “effective” yield for Term Loans of the respective Type (with the comparative determinations to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, floors, upfront or similar fees or “original issue discount,” in each case, shared with all lenders or holders of such Indebtedness or Term Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication, commitment or other fees payable in connection therewith that are not shared with all lenders or holders of such Indebtedness or Term Loans, as the case may be, and without taking into account any fluctuations in the Term SOFR Reference Rate or EURIBOR, as applicable) and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term Loans. Any such determination by the Administrative Agent as contemplated by preceding sentence shall be conclusive and binding on all Lenders holding Term Loans.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) aggregate principal amount outstanding under the Revolving Credit Facility (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the aggregate principal amount outstanding under the Revolving Credit Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Resolution Authority” means any EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a ~~Loan~~Borrower Party or, in the case of STBV or any Foreign Subsidiary, any duly appointed authorized signatory or any director or managing member of such Person and, as to any document delivered on the Closing Date, any secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a ~~Loan~~Borrower Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of
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such ~~Loan~~Borrower Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such ~~Loan~~Borrower Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of STBV or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Persons thereof) of STBV or any Restricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary of STBV other than an Unrestricted Subsidiary.
“Revolving Credit Borrowing” means a Dollar Revolving Credit Borrowing, a Euro Revolving Credit Borrowing or a Sterling Revolving Credit Borrowing.
“Revolving Credit Commitment” means a Dollar Revolving Credit Commitment, a Euro Revolving Credit Commitment or a Sterling Revolving Credit Commitment, in each case including, for the avoidance of doubt, each Fifth Amendment Revolving Commitment, each Seventh Amendment Revolving Credit Commitment and each Eleventh Amendment Revolving Commitment.
“Revolving Credit Commitment Fee” has the meaning specified in Section 2.09(a).
“Revolving Credit Commitment Period” means the period from and including the Closing Date to but not including the Maturity Date of the Revolving Credit Facility or any earlier date on which the Revolving Credit Commitments shall terminate as provided herein.
“Revolving Credit Exposure” means, with respect to each Revolving Credit Lender, the sum such Revolving Credit Lender’s Dollar Revolving Credit Exposure, Euro Revolving Credit Exposure and Sterling Revolving Credit Exposure.
“Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, the collective reference to the Dollar Revolving Credit Lenders, the Euro Revolving Credit Lenders and the Sterling Revolving Credit Lenders.
“Revolving Credit Loan” means the collective reference to the Dollar Revolving Credit Loans, the Euro Revolving Credit Loans and the Sterling Revolving Credit Loans, in each case including, for the avoidance of doubt, any Loans made pursuant to the Fifth Amendment Revolving Commitments, the Seventh Amendment Revolving Commitments and the Eleventh Amendment Revolving Commitments.
“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, as amended by the Tenth Amendment, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.
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“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, Adjusted Term SOFR and (b) Sterling, Adjusted Daily Simple SONIA.
“RFR Borrowing” means the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, a U.S. Government Securities Business Day, and (b) Sterling, a SONIA Business Day.
“RFR Loan” means a SONIA Daily Simple Loan or a Term SOFR Loan, as the context may require.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sanction” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Amendment No. 2 to Credit Agreement, dated as of December 11, 2013, among the Original BV Borrower, the Original US Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as sole lead arranger and bookrunner and as the Administrative Agent, and certain Lenders party thereto.
“Second Amendment Effective Date” means the date on which all of the conditions contained in Section 3 of the Second Amendment have been satisfied or waived by the Administrative Agent.
“Second Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement among the Collateral Agent and one or more Senior Representatives for holders of Permitted Junior Secured Refinancing Debt in form and substance reasonably satisfactory to the Collateral Agent.
“Secured Hedge Agreement” means any Swap Contract permitted under Article 7 that is entered into by and between any Loan Party and any Hedge Bank.
“Secured Hedge Obligations” means any obligation (other than Excluded Swap Obligations) arising under a Secured Hedge Agreement.
“Secured Obligations” has the meaning specified in the Domestic Security Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, Affiliates of the Lenders in the case of Cash Management Obligations, the Hedge Banks, the Bilateral Providers and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article 9.
“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.
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“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by STBV or any of its Subsidiaries pursuant to which STBV or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by STBV or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of STBV or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Swap Contracts entered into by STBV or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means any Subsidiary of the Company (or another Person) formed for the purposes of engaging in one or more Qualified Securitization Financings and other activities reasonably related thereto.
“Security Agreement” means, collectively, the Domestic Security Agreement, the Dutch Security Documents, the Foreign Security Agreements, the Intellectual Property Security Agreements and each other Collateral Document executed and delivered pursuant to Section 4.01, Section 6.12 and Section 6.14, each in form and substance reasonably acceptable to the Administrative Agent, to secure the Obligations of each Loan Party under its respective Loan Documents.
“Security Agreement Supplement” has the meaning specified in the applicable Security Agreement, if applicable.
“Senior Notes” means, collectively, the 2023 Senior Notes, the 2024 Senior Notes, the 2025 Senior Notes, the 2026 Senior Notes, the 2029 Senior Notes, the 2030 Senior Notes, and the 2031 Senior Notes.
“Senior Note Documents” means the Senior Notes, the Senior Note Indentures, and all other documents executed and delivered with respect to any of the Senior Notes or the Senior Note Indentures.
“Senior Note Indentures” means, collectively, (i) the indenture dated as of April 17, 2013, pursuant to which the 2023 Senior Notes were issued, (ii) the indenture dated as of October 14, 2014, pursuant to which the 2024 Senior Notes were issued, (iii) the indenture dated as of March 26, 2015, pursuant to which the 2025 Senior Notes were issued, (iv) the indenture dated as of November 27, 2015, pursuant to which the 2026 Senior Notes were issued, (v) the indenture dated as of March 29, 2021, pursuant to which the 2029 Senior Notes were issued, (vi)
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the indenture dated as of the Tenth Amendment Effective Date, pursuant to which the 2030 Senior Notes were issued, and (vii) the indenture dated as of the August 17, 2020, pursuant to which the 2031 Senior Notes were issued.
“Senior Notes Financing Obligations” means any Indebtedness obligations of STBV or any of its Restricted Subsidiaries in respect of any Senior Notes or any other similar unsecured debt financing in an aggregate principal amount greater than the Threshold Amount in the form of senior notes issued by any Loan Party.
“Senior Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Secured Net Leverage Ratio” means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of STBV for the Test Period ending on such date, the ratio of (a) Adjusted Consolidated Funded Indebtedness of the Borrower Parties, excluding any Indebtedness consisting of obligations under or in respect of Securitization Financings or that is secured by a lien that is subordinated to the Facilities or that is unsecured or expressly subordinated in right of payment to the Facilities (net of Cash on Hand) on the last day of such period to (b) Consolidated EBITDA of the Borrower Parties for such period.
“Seventh Amendment” means that certain Amendment No. 7 to Credit Agreement, dated as of September 29, 2015, among the Original BV Borrower, the Original US Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as the Administrative Agent and each Revolving Credit Lender party thereto.
“Seventh Amendment Effective Date” means the date on which all of the conditions contained in Section 4 of the Seventh Amendment have been satisfied or waived by the Administrative Agent.
“Seventh Amendment Revolving Commitments” has the meaning given in the recitals to the Seventh Amendment.
“Sixth Amendment” means that certain Amendment No. 6 to Credit Agreement, dated as of May 11, 2015, among the Original BV Borrower, the Original US Borrower, the Parent, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC, as joint lead arrangers and joint bookrunners, and certain Lenders party thereto.
“Sixth Amendment Effective Date” means the date on which all of the conditions contained in Section 4 of the Sixth Amendment have been satisfied or waived by the Administrative Agent.
“Sixth Amendment Term Loans” has the meaning given to such term in the recitals of the Sixth Amendment.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website
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“Solicited Discounted Prepayment Notice” means a written notice of any Loan Party or any Subsidiary of a Loan Party of Solicited Discounted Prepayment Offers made pursuant to Section 2.03(a)(iv)(D) substantially in the form of Exhibit N.
“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit P, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(D)(1).
“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(D)(1).
“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(iv)(D)(3).
“Solvent” and “Solvency” mean, with respect to any Person or group of Persons taken together as a consolidated group on any date of determination, that on such date (a) the fair value of the property of such Person or group is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person or group, (b) the present fair salable value of the assets of such Person or group is not less than the amount that will be required to pay the probable liability of such Person or group on its debts as they become absolute and matured, (c) such Person or group does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s or group’s ability to generally pay such debts and liabilities as they mature and (d) such Person or group is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s or group’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Adjustment” means a percentage equal to 0.0326% (3.26 basis points) per annum.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Business Day” means any day that is not a Saturday, Sunday or other day on which banks are closed for general business in London.
“SONIA Daily Simple Loan” means any Revolving Credit Loan that bears interest at a rate based on the applicable Adjusted Daily Simple SONIA for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling.
“SPC” has the meaning specified in Section 10.07(g).
“Specified Asset Sale” has the meaning specified in Section 2.05(b)(vi).
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“Specified Discount” has the meaning specified in Section 2.05(a)(iv)(B)(1).
“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(a)(iv)(B)(1).
“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(iv)(B) substantially in the form of Exhibit L.
“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit M, to a Specified Discount Prepayment Notice.
“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(a)(iv)(B)(1).
“Specified Discount Proration” has the meaning specified in Section 2.05(a)(iv)(B)(3).
“Specified Event of Default” means any Event of Default under Section 8.01(a), (f) or (g).
“Specified Foreign Guarantor” means each Foreign Guarantor except STBV.
“Specified Junior Financing Obligations” means any obligations of STBV or any of its Restricted Subsidiaries in respect of any Junior Financing.
“Specified RCF Obligations” means any and all Obligations of the Borrower and/or any other Loan Party constituting or relating to (A) the principal of, and interest or premium owed on, the Revolving Credit Loans or any Swingline Loans, (B) any Letter of Credit (including any reimbursement or indemnity obligations relating thereto) and/or (C) the fees owed under Sections 2.03(i) and (j) and 2.09(a).
~~“Specified RCF Obligations Reinstatement Event” has the meaning specified in Section 10.25(c).~~
“Specified Transaction” means any (a) Disposition of all or substantially all the assets of or all the Equity Interests of any Restricted Subsidiary or of any division or product line of STBV or any of its Restricted Subsidiaries, (b) Permitted Acquisition, (c) designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case in accordance with Section 6.15 or (d) the proposed incurrence of Indebtedness or making of a Restricted Payment in respect of which compliance with the Senior Secured Net Leverage Ratio or the First Lien Net Leverage Ratio, as applicable, is by the terms of this Agreement required to be calculated on a Pro Forma Basis.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by STBV or any Subsidiary of STBV which STBV or such Subsidiary has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Sterling Letter of Credit” means a Letter of Credit denominated in Sterling.
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“Sterling Revolving Credit Borrowing” means a borrowing consisting of simultaneous Sterling Revolving Credit Loans of the same type made by each of the Sterling Revolving Credit Lenders pursuant to Section 2.01(b).
“Sterling Revolving Credit Commitment” means, as to each Sterling Revolving Credit Lender, its obligation to (a) make Sterling Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Dollar Amount of Sterling Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Amount of Sterling Revolving Credit Commitments of all Sterling Revolving Credit Lenders shall be $750,000,000 on the Eleventh Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.
“Sterling Revolving Credit Exposure” means, as to each Sterling Revolving Credit Lender, the sum of the outstanding principal amount of such Sterling Revolving Credit Lender’s Sterling Revolving Credit Loans and its Pro Rata Share of the L/C Obligations at such time.
“Sterling Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Sterling Revolving Credit Commitments at such time. The Sterling Revolving Credit Facility is part of, not in addition to, the Revolving Credit Facility.
“Sterling Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Sterling Revolving Credit Lender” means, at any time, any Lender that has a Sterling Revolving Credit Commitment at such time.
“Sterling Sublimit” means an amount equal to the lesser of (a) $750,000,000 and (b) the aggregate Dollar Amount of the Sterling Revolving Credit Commitments. The Sterling Sublimit is part of, not in addition to, the Revolving Credit Facility.
“Subsequent Transaction” has the meaning specified in Section 1.12.
“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of STBV.
“Supported QFC” has the meaning specified in Section 10.28.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase
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agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.
“Swing Line Lender” means the Initial Swing Line Lender in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
“Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit C hereto, as amended by the Tenth Amendment, evidencing the aggregate indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans made by the Swing Line Lender.
“Swing Line Sublimit” means $75,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Syndication Agent” means Barclays Bank PLC, as syndication agent under this Agreement.
“Synthetic Indebtedness” means, with respect to any Person as of any date of determination thereof, all Obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing) but are not
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otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Target” has the meaning specified in the preliminary statements to this Agreement.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenth Amendment” means that certain Amendment No. 10 to Credit Agreement, dated as of September 20, 2019, among the Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, the L/C Issuer and the Swingline Lender, and the Lenders party thereto.
“Tenth Amendment Effective Date” means the date on which all of the conditions contained in Section 4 of the Tenth Amendment have been satisfied or waived by the Administrative Agent.
“Tenth Amendment Term Commitment” means, as to each Lender, its obligation to make a Tenth Amendment Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth for such Lender in the Tenth Amendment. On the Tenth Amendment Effective Date, $463,041,096.90 of Tenth Amendment Term Commitments are available to the Borrower.
“Tenth Amendment Term Loans” has the meaning given to such term in Section 2.01(a).
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type (if applicable) and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).
“Term Commitment” means, as of the Tenth Amendment Effective Date, a Tenth Amendment Term Commitment.
“Term Lender” means, at any time, any Lender that has a Term Commitment or holds a Term Loan at such time.
“Term Loan Facility” means the Term Loans or the Additional Term Loans, as the context may require.
~~“Term Loan Facility Refinancing” means the refinancing or repayment in full of the Tenth Amendment Term Loans with Indebtedness that has a maturity date on or after June 23, 2027.~~
“Term Loans” has the meaning specified in Section 2.01(a).
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“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, as amended by the Tenth Amendment, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.
“Term SOFR” means
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to a Base Rate Loan that is a Revolving Credit Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) RFR Business Days prior to such Base Rate Term SOFR Determination Day.
“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a Term SOFR Loan, (a) with respect to the Revolving Credit Loans, 0.10% per annum and (b) with respect to the Term Loans, 0.10% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means the Term SOFR Loans comprising such Borrowing.
“Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (v) of the definition of “Base Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of STBV ending on or prior to such date.
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“Third Amendment” means that certain Amendment No. 3 to Credit Agreement, dated as of October 14, 2014, among the Original BV Borrower, the Original US Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Royal Bank of Canada and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners, and certain Lenders party thereto.
“Third Amendment Effective Date” has the meaning given to such term in Section 7 of the Third Amendment.
“Thirteenth Amendment” means that certain Amendment No. 13 to Credit Agreement, dated as of August 22, 2023, among the Borrower, the Parent, the other Guarantors party thereto, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, the L/C Issuer and the Swing Line Lender, and the Revolving Credit Lenders party thereto.
“Thirteenth Amendment Effective Date” means the date on which all of the conditions contained in Section 4 of the Thirteenth Amendment have been satisfied or waived by the Administrative Agent.
“Threshold Amount” means $50,000,000.
“Total Leverage Ratio” means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of STBV for the Test Period ending on such date, the ratio of (a) Adjusted Consolidated Funded Indebtedness (net of Cash on Hand) of the Borrower Parties on the last day of such period to (b) Consolidated EBITDA of the Borrower Parties for such period.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Transactions” means, collectively, (a) the execution and delivery and performance by the Loan Parties of each Loan Document to which they are a party executed and delivered or to be executed and delivered on or prior to the Closing Date, and, in the case of the Original Borrowers, the making of the initial Borrowings hereunder, (b) the execution, delivery and performance by the Loan Parties of the Senior Note Documents (as defined herein on the Closing Date) to which they are a party and, in the case of the Original BV Borrower, the issuance of the Senior Notes (as defined herein on the Closing Date), (c) the repayment on the Closing Date of the loans outstanding under the Existing Credit Agreement and of the Existing Senior Notes and Existing Senior Subordinated Notes with the proceeds of the Loans made on the Closing Date and the Senior Notes (as defined herein on the Closing Date), (d) the execution, delivery and performance of the Tenth Amendment and all Loan Documents entered into in connection therewith and the repayment of the Sixth Amendment Term Loans with the proceeds of the Tenth Amendment Term Loans, (e) the consummation of any other transactions in connection with the foregoing, and (f) the payment of the fees and expenses incurred in connection with any of the foregoing.
“Twelfth Amendment” means that certain Amendment No. 12 to Credit Agreement, dated as of January 4, 2023, among the Borrower, the Parent, the other Guarantors party thereto and Morgan Stanley Senior Funding, Inc., as the Administrative Agent.
“Type” means with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a Term SOFR Loan.
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“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Ultimate Parent” means Sensata Technologies Holding plc and any successor or assign thereof (including any such successor or assign pursuant to a change of the Ultimate Parent’s jurisdiction of organization from the United Kingdom to another jurisdiction).
“Ultimate Parent Entity” means each of Sensata Technologies Intermediate UK Limited and Sensata Technologies Intermediate Holding B.V., and any successor or assign thereof, and including any other intermediate holding company that is a Subsidiary of the Ultimate Parent and a direct or indirect parent company of the Parent.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Appropriate Lender has made its Pro Rata Share of the applicable Borrowing available to the Administrative Agent and (ii) with respect to which a corresponding amount shall not in fact have been made available to the Administrative Agent by any such Lender, (b) with respect to the Swing Line Lender, the aggregate amount, if any, of participations in respect of any outstanding Swing Line Loan that shall not have been funded by the Appropriate Lenders in accordance with Section 2.04(c) and (c) with respect to the L/C Issuer, the aggregate amount of L/C Borrowings.
“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the creation or perfection of a security interest in any item or items of Collateral.
“United States” and “US” mean the United States of America.
“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).
“Unrestricted Subsidiary” means any Subsidiary of STBV designated by the board of directors of STBV as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the date hereof.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Associate recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.
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“U.S. Special Resolution Regimes” has the meaning specified in Section 10.28.
“Voting Stock” means, as to any Person, the Equity Interests of such Person that are at the time ordinarily entitled to vote in the election of the board of directors (or board of managers) of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)(i)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)    The term “including” is by way of example and not limitation.
(c)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(d)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
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(e)Any definition of or reference to any Loan Document or any other agreement, instrument or document herein shall be construed as referring to such Loan Document or other agreement, instrument or document as from time to time amended, amended and restated, supplemented or otherwise modified (including pursuant to any permitted refinancing, extension, renewal, replacement, restructuring or increase (in each case, whether pursuant to one or more agreements or with different lenders or different agents), but subject to any restrictions on such amendments, supplements or modifications set forth herein).
(f)Any reference to a Person shall be construed to include such Person’s successors and permitted assigns.
SECTION 1.03.Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except as otherwise specifically prescribed herein. All financial ratios calculated pursuant to Section 7.11 shall be calculated in a manner consistent with that used in preparing the Historical Financial Statements for the fiscal year ended December 31, 2010, except as otherwise specifically prescribed herein.
(b)    If at any time any change in GAAP would affect the computation of any financial ratio set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and Borrower); provided that, until so amended, (i) such ratio shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio made before and after giving effect to such change in GAAP.
(c)    Notwithstanding anything to the contrary contained herein, financial ratios and other financial calculations pursuant to this Agreement shall, following any Specified Transaction, be calculated on a Pro Forma Basis. In addition, the financial ratios and related definitions set forth in the Loan Documents shall be computed to exclude the application of ASC 480, ASC 815, ASC 805, and ASC 718 (to the extent these pronouncements under ASC 718 result in recording an equity award as a liability on the consolidated balance sheet of STBV and its Restricted Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity).
(d)    Notwithstanding any provision to the contrary herein or in any other Loan Document, all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to December 31, 2018 (whether or not such operating leases were in effect on such date) shall, in the sole discretion of the Borrower, continue to be accounted for as operating leases (and not as Capitalized Leases) for all purposes of this Agreement and the other Loan Documents, including for the purposes of determining compliance with any financial covenants and of all other pertinent financial and accounting determinations, regardless of any change in GAAP (pursuant to ASC 842 or otherwise) following the date that would otherwise require such leases to be recharacterized as Capitalized Leases.
SECTION 1.04.Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which
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such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.05.References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
SECTION 1.06.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.07.Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.
SECTION 1.08.Currency Equivalents Generally. (a) Any amount specified in this Agreement (other than in Articles 2, 9 and 10 or as set forth in paragraph (b) of this Section) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Reuters World Currency Page for the applicable currency at 11:00 a.m. (London time) on such day (or, in the event such rate does not appear on any Reuters World Currency Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later); provided that in determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
(b)    For purposes of determining compliance under Sections 7.02, 7.05, 7.06 and 7.11, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period; provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness. For purposes of determining compliance with Section 7.11, the Dollar Amount of each Euro Loan and each Sterling Revolving Credit Loan and the equivalent in Dollars of any other Indebtedness denominated in a currency other than Dollars will reflect the currency translation effects, determined in accordance with GAAP, of Swap Contracts for currency exchange risks with respect to the applicable
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currency in effect on the date of determination of the Dollar Amount of such Euro Loan or Sterling Revolving Credit Loan or the Dollar equivalent of such other Indebtedness.
(c)    Wherever in this Agreement in connection with a Revolving Credit Borrowing, conversion, continuation or prepayment of an SONIA Daily Simple Loan or EURIBOR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, SONIA Daily Simple Loan, EURIBOR Loan or Letter of Credit is denominated in a currency other than Dollars, such amount shall be the Dollar equivalent amount thereof, as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
SECTION 1.09.Certain Calculations. Notwithstanding anything to the contrary herein, from the Closing Date until the first delivery of financial statements pursuant to Section 6.01, the calculation of the Senior Secured Net Leverage Ratio for any purpose hereunder shall be determined as of the date of the then most recent financial statements internally available to STBV as of such date of determination, subject to all pro forma adjustments, if any, required in accordance with and as set forth in the applicable provision pursuant to which such Senior Secured Net Leverage Ratio is so calculated.
SECTION 1.10.Delaware LLC Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.11.Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark Rate, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark Rate for all purposes hereunder and under any Loan Document in respect of such Benchmark Rate setting and subsequent Benchmark Rate settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark Rate for all purposes hereunder and under any Loan Document in respect of any Benchmark Rate setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right (in consultation with the Borrower) to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement
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Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark Rate pursuant to Section 1.11(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.11.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark Rate is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (A) any tenor for such Benchmark Rate is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark Rate has provided a public statement or publication of information announcing that any tenor for such Benchmark Rate is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark Rate settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark Rate (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark Rate (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark Rate settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark Rate, (i) the Borrower may revoke any pending request for an RFR Borrowing of, conversion to or continuation of RFR Loans, or a EURIBOR Borrowing of, conversion to or continuation of EURIBOR Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable currency and, failing that, (A) in the case of any request for any affected Term SOFR Borrowing, if applicable, the Borrower will be deemed to have converted any such request into a request for an Base Rate Borrowing or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected RFR Borrowing or EURIBOR Borrowing, in each case, in any currency other than Dollars, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected RFR Loans or EURIBOR Loans, in each case, denominated in any currency other than Dollars, at the Borrower’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar equivalent of such currency) immediately or, in the case of EURIBOR Loans, at the end of the applicable Interest Period or (II) be prepaid in full
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immediately or, in the case of EURIBOR Loans, at the end of the applicable Interest Period; provided that, with respect to any SONIA Daily Simple Loan, if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any EURIBOR Loan, if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable EURIBOR Loan, the Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a SONIA Daily Simple Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. During a Benchmark Unavailability Period with respect to any Benchmark Rate or at any time that a tenor for any then-current Benchmark Rate is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark Rate that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark Rate, as applicable, will not be used in any determination of Base Rate.
SECTION 1.12.Limited Condition Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:
(a)determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including any ratio;
(b)testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA); or
(c)determining other compliance with this Agreement, including (i) the accuracy of any representation or warranty (other than customary “specified representations” and in the case of any Permitted Acquisition that is a Limited Condition Transaction, those representations of any applicable seller or target company included in the relevant acquisition agreement for such Limited Condition Transaction that are material to the interests of the interests of the Lenders and only to the extent the relevant acquirer has the right to terminate its obligations under such acquisition agreement as a result of the inaccuracy of such representation (which representations for the avoidance of doubt, shall be required to be accurate as of the date of the consummation of any Limited Condition Acquisition)) or (ii) whether any Default or Event of Default (other than a Specified Event of Default, the absence of which, for the avoidance of doubt, shall be required on the date of any Limited Condition Transaction) has occurred, is continuing or would result therefrom or other compliance requirement;
in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (the “LCT Test Date”) shall be made at the time of (or, in the case of any calculation of any financial ratio or test, at the time of the most recently ended Test Period) either (x) the execution of the definitive agreement with respect to such Limited Condition Transaction, (y) the public announcement of an intention to make an offer in respect of the target of such Limited Condition Transaction or (z) the consummation of such Limited Condition Transaction, and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), the Borrower or the Person subject to such Limited Condition Transaction would have been permitted to take such action on the LCT Test Date in compliance with such ratio, test, basket or other compliance requirement (after giving effect to such Limited Condition Transaction on a Pro Forma Basis), such ratio, test, basket or other compliance requirement shall be deemed to have been complied with on the date such action or transaction is actually taken. For the avoidance of doubt, if the
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Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of STBV or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Restricted Payments, any Permitted Acquisition or permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of the use of proceeds thereof) have been consummated.
SECTION 1.13.Rates. With respect to the Benchmark Rates, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SONIA, Daily Simple SONIA, the EURIBOR Rate or any other Benchmark Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Adjusted Daily Simple SONIA, Daily Simple SONIA, the EURIBOR Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate or a Benchmark Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, any Benchmark Rate, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article 2 THE COMMITMENTS AND CREDIT EXTENSIONS
SECTION 2.01.    The Loans. (a) The Term Borrowing. Subject to the terms and conditions set forth herein, each Lender severally agrees to make to the Borrower a single Dollar Loan on the Tenth Amendment Effective Date (each, a “Tenth Amendment Term Loan” and, collectively, the “Tenth Amendment Term Loans”) in an amount equal to such Lender’s Tenth
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Amendment Term Commitments as of the Tenth Amendment Effective Date. The Sixth Amendment Term Loans and the Tenth Amendment Term Loans are for purposes of this Agreement, each, a “Term Loan” and, collectively, the “Term Loans”, and from and after the Tenth Amendment Effective Date, all references to a “Term Loan” or to “Term Loans” shall be deemed to refer to Sixth Amendment Term Loans or Tenth Amendment Term Loans, as applicable. On April 1, 2023, all Tenth Amendment Term Loans shall be Term SOFR Loans or Base Rate Loans as selected by the Borrower by advance notice to the Administrative Agent in accordance with Section 2.02.
Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, (i) each Dollar Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, a “Dollar Revolving Credit Loan”) from time to time, on any RFR Business Day, or, in the case of a Base Rate Loan, a Business Day, until the Maturity Date during the Revolving Credit Commitment Period, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment, (ii) each Euro Revolving Credit Lender severally agrees to make loans denominated in Euros to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, an “Euro Revolving Credit Loan”) from time to time, on any TARGET Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment, and (iii) each Sterling Revolving Credit Lender severally agrees to make loans denominated in Sterling to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, a “Sterling Revolving Credit Loan”) from time to time, on any RFR Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, (i) the aggregate Dollar Amount of the Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Dollar Amount of the Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment, (ii) the aggregate Dollar Amount of Euro Revolving Credit Loans and L/C Obligations in respect of Euro Letters of Credit shall not exceed the Euro Sublimit and (iii) the aggregate Dollar Amount of Sterling Revolving Credit Loans and L/C Obligations in respect of Sterling Letters of Credit shall not exceed the Sterling Sublimit. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Dollar Revolving Credit Loans may be Base Rate Loans or Term SOFR Loans, Euro Revolving Credit Loans must be EURIBOR Loans, and Sterling Revolving Credit Loans must be SONIA Daily Simple Loans, in each case as further provided herein; provided that all Dollar Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type made to the Borrower.
SECTION 2.02.    Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Dollar Revolving Credit Loans from one Type to the other, and each continuation of Term SOFR Loans and EURIBOR Loans shall be made upon the Borrower’s irrevocable (except as provided in Section 3.02, Section 3.03 and Section 3.04 herein) notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent (x) with respect to any Borrowing on any of the Closing Date, the Second Amendment Effective
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Date or the Third Amendment Effective Date, not later than 12:00 p.m. (noon) one (1) Business Day before the Closing Date, the Second Amendment Effective Date or the Third Amendment Effective Date, as applicable and (y) with respect to any Borrowing after the Closing Date, (i) not later than 12:00 p.m. (noon) three (3) Business Days prior to the requested date of any Borrowing of Term SOFR Loans or continuation of Term SOFR Loans, (ii) not later than 12:00 p.m. (noon) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans and (iii) not later than 12:00 p.m. (noon) three (3) Business Days prior to the requested date of any Borrowing of Euro Revolving Credit Loans or any continuation of EURIBOR Loans and (iv) not later than 12:00 p.m. (noon) three (3) RFR Business Days before the requested date of any Borrowing of any Sterling Revolving Credit Loans or Dollar Revolving Credit Loans (other than Base Rate Loans), as applicable. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of EURIBOR Loans or RFR Loans, shall be in a minimum principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof (or comparable amounts determined by the Administrative Agent in the case of Euro Loans). Except as provided in Section 2.03(c)(i) and Section 2.04(c)(i), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Dollar Revolving Credit Borrowing, a Euro Revolving Credit Borrowing, a Sterling Revolving Credit Borrowing, a conversion of Term Loans or Dollar Revolving Credit Loans from one Type to the other, or a continuation of Term SOFR Loans or EURIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day or, in the case of a Revolving Credit Borrowing (other than a Base Rate Loan), conversion or continuation, an RFR Business Day, as applicable), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Dollar Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the account of the Borrower to be credited with the proceeds of such Borrowing. If, with respect to Loans denominated in Dollars the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Dollar Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans, or a Borrowing of or continuation of EURIBOR Loans, in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of EURIBOR Loans denominated in Euros), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in Dollars.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 p.m. (noon) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative
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Agent by wire transfer of such funds in accordance with instructions provided to the Administrative Agent by the Borrower.
(c)    Except as otherwise provided herein, a EURIBOR Loan, SONIA Daily Simple Loan or Term SOFR Loan may be continued or converted only on the last day of an Interest Period, or, in the case of a SONIA Daily Simple Loan, on the applicable Interest Payment Date, for such EURIBOR Loan, SONIA Daily Simple Loan or Term SOFR Loan, as applicable, unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the continuance of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Term SOFR Loans.
(d)The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans or EURIBOR Loans upon determination of such interest rate. The determination of the Term SOFR and EURIBOR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Appropriate Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the determination of such change.
(e)After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect.
(f)The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
SECTION 2.03.    Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars, Euros or Sterling for the account of the Borrower (or any Restricted Subsidiary so long as the Borrower is a joint and several co-applicant, and references to a “Borrower” in this Section 2.03 shall be deemed to include reference to such Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if, as of the date of such L/C Credit Extension, (w) the aggregate Dollar Amount of Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Dollar Amount of Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, would exceed such Lender’s Revolving Credit Commitment, (x) the Dollar Amount of Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit, (y) the aggregate Dollar Amount of Euro Revolving Credit Loans and L/C Obligations in respect of Euro Letters of Credit would exceed the Euro Sublimit or (z) the aggregate Dollar Amount of Sterling Revolving Credit Loans and L/C Obligations in respect of Sterling Letters of Credit would exceed the Sterling Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period,
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obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof; provided that to the extent any Existing Letter of Credit was issued by a Person that is not a party to this Agreement, the obligations of the Borrower to the L/C Issuer under this Section 2.03 in respect of such Existing Letter of Credit shall instead be obligations of the Borrower to such Person, and such Person shall be entitled to all the rights, remedies and protections set forth in this Agreement and the other Loan Documents in respect of such Existing Letter of Credit as though it were the L/C Issuer.
(ii)    The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, the L/C Issuer in good faith deems material to it;
(B)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit, prior to giving effect to any automatic renewal, would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;
(C)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date; or
(D)the issuance of such Letter of Credit would violate any Laws or one or more policies of the L/C Issuer.
(iii)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)    In the case where any Revolving Credit Lender is at any time a Defaulting Lender, the Defaulting Lender’s Pro Rata Share of the L/C Obligations will be reallocated among all Revolving Credit Lenders that are not Defaulting Lenders (pro rata in accordance with their respective Pro Rata Shares) but only to the extent the total Revolving Credit Exposure of all Revolving Credit Lenders that are not Defaulting Lenders plus such Defaulting Lender’s Pro Rata Share of the L/C Obligations and any Swing Line Loans, in each case, except to the extent Cash Collateralized, does not exceed the aggregate Revolving Credit Commitments (excluding the Revolving Credit Commitment of any Defaulting Lender except to the extent of any outstanding Revolving Credit Loans of such Defaulting Lender) in which case the Revolving Credit Commitments of all Defaulting Lenders shall be deemed to be zero (except to the extent
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Cash Collateral has been posted by such Defaulting Lender in respect of any portion of such Defaulting Lender’s L/C Obligations or participations in Swing Line Loans) for purposes of any determination of the Revolving Credit Lenders’ respective Pro Rata Shares of L/C Obligations (including for purposes of all fee calculations hereunder).
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least ten (10) days, or such shorter period as mutually agreed, prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the currency in which the requested Letter of Credit will denominated; and (H) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably request.
(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation to be promptly provided by the Administrative Agent), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer an unfunded risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.
(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C
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Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 12:00 p.m. (noon) on the Business Day immediately following any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, which amount shall be payable in the Committed Currency in which such Letter of Credit was issued. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of Euros or Sterling) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Credit Lender (including the Lender acting as the L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event,
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each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations. (i) If, at any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same currency as the Letter of Credit issued by such L/C Issuer.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on
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demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.
(e)    Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit issued for its account and to repay each L/C Borrowing relating to any Letter of Credit issued for its account shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or applicable Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower;
provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are determined by a nonappealable judgment of a court of competent jurisdiction to have been caused by the L/C Issuer’s gross negligence, bad faith or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Borrower shall promptly examine a copy of each Letter of Credit issued for its account and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will
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promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct, bad faith or gross negligence or the L/C Issuer’s willful or grossly negligent or bad faith failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall promptly Cash Collateralize (x) in the case of clause (i), 100% and (y) in the case of clause (ii), 102%, in each case, the then Outstanding Amount of all L/C Obligations (such Outstanding Amount to be determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or, in the case of clause (ii), provide a back to back letter of credit in a face amount at least equal to 102% of the then undrawn amount of such Letter of Credit from an issuer and in form and substance reasonably satisfactory to the L/C Issuer in its reasonable discretion. Any Letter of Credit that is so Cash Collateralized or in respect of which such a back-to-back letter of credit shall have been issued shall be deemed no longer outstanding for purposes of this Agreement. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Cash Collateral shall be
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maintained in deposit accounts designated by the Administrative Agent and which is under the sole dominion and control of the Administrative Agent and shall be deposited in an interest-bearing account. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or claims of the depositary bank arising by operation of law or that the total amount of such funds is less than the amount required by the first sentence of this clause (g), the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts designated by the Administrative Agent as aforesaid, an amount equal to the excess of (x) 100% or 102%, as applicable, of such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the L/C Issuer. To the extent the amount of any Cash Collateral exceeds 100% or 102%, as applicable, of the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower.
(h)Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
(i)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued for the account of the Borrower equal to (A) the Applicable Rate minus 0.125% or such other fronting fee that is charged with respect to such Letter of Credit, multiplied by (B) the daily maximum amount then available to be drawn under such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate (less 0.125% or such other fronting fee that is charged with respect to such Letter of Credit) separately for each period during such quarter that such Applicable Rate was in effect.
(j)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued for the account of the Borrower equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees not related to the fronting fee and standard costs and charges are due and payable within five (5) Business Days of written demand by the L/C Issuer setting forth in reasonable detail such costs and charges and are nonrefundable.
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(k)Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms of this Agreement shall control.
(l)Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Credit Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.
SECTION 2.04.    Swing Line Loans. (a) The Swing Line. (i) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) during the Revolving Credit Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided that after giving effect to any Swing Line Loan, the aggregate Dollar Amount of the Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Dollar Amount of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment; provided further that Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender an unfunded risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.
(ii)    Notwithstanding the foregoing, if at any time any Revolving Credit Lender is a Defaulting Lender, such Defaulting Lender’s Pro Rata Share of the Swing Line Loans will be reallocated among all Revolving Credit Lenders that are not Defaulting Lenders (pro rata in accordance with their respective Pro Rata Shares) but only to the extent the total Revolving Credit Exposure of all Revolving Credit Lenders
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that are not Defaulting Lenders plus such Defaulting Lender’s Pro Rata Share of the Swing Line Loans and any L/C Obligations, in each case, except to the extent Cash Collateralized, does not exceed the aggregate Revolving Credit Commitments (excluding the Revolving Credit Commitment of any Defaulting Lender except to the extent of any outstanding Revolving Credit Loans of such Defaulting Lender), in which case the Revolving Credit Commitments of all Defaulting Lenders shall be deemed to be zero (except to the extent Cash Collateral has been posted by such Defaulting Lender in respect of any portion of such Defaulting Lender’s participations in Swing Line Loans or L/C Obligations) for purposes of any determination of the Revolving Credit Lenders’ respective Pro Rata Shares of the Swing Line Loans (including for purposes of all fee calculations hereunder).
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 (ii) the requested borrowing date, which shall be a Business Day and (iii) the account of the Borrower to be credited with the proceeds of such Swing Line Borrowing. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of such proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.
(c)    Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (each of which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Each such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a), without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
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(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in such Swing Line Loan and each such Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same currency as such Swing Line Loan funded by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section
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2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(g)    Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(l)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.
SECTION 2.05.    Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans, in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 12:00 p.m. (noon) (1) three (3) Business Days prior to any date of prepayment of EURIBOR Loans, (2) on the date of prepayment of Base Rate Loans and (3) three (3) RFR Business Days prior to any date of prepayment of RFR Loans; (B) any prepayment of EURIBOR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or comparable amounts determined by the Administrative Agent in the case of Euro Loans) or, if less, the entire principal amount thereof then outstanding; (C) any prepayment of RFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (D) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a EURIBOR Loan or RFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of principal of, and interest on, Euro Loans shall be made in Euros, and each prepayment of principal of, and interest on, Sterling Revolving Credit Loans shall be made in Sterling. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied among the Facilities to such Class(es) in such amounts and, in the case of the Term Loan Facility, in such order of maturity, as the Borrower may direct in its sole discretion. Each prepayment made by the Borrower in respect of a particular Facility shall be paid to the Administrative Agent for the account of (and to be promptly disbursed to) the Appropriate Lenders in accordance with their respective Pro Rata Shares provided, that notwithstanding the foregoing or anything else in this Agreement to the contrary, payments and prepayments of principal and interest in respect of the Term Loans made on the Eighth Amendment Effective Date in connection with the
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replacement of Non-Consenting Lenders pursuant to Section 3.07 hereof may be applied on a non-pro rata basis.
(ii)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. (noon) on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or Section 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.
(iv)    Notwithstanding anything in this Agreement (including but not limited to Sections 2.07 and 2.13 (which provisions shall not be applicable to this Section 2.05(a)(iv)) or in any other Loan Document to the contrary, so long as (x) no Event of Default has occurred and is continuing and (y) no proceeds of Loans under the Revolving Credit Facility are used for this purpose, the Loan Parties and their Subsidiaries may prepay the outstanding Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon acquisition by the Borrower) (or the Loan Parties or any of their Subsidiaries may purchase such outstanding Loans and immediately cancel them) on the following basis:
(A)Any Loan Party or any of its Subsidiaries shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(iv).
(B)(1) Any Loan Party or any of its Subsidiaries may from time to time offer to make a Discounted Loan Prepayment by providing the Auction Agent notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Loan Party or such Subsidiary, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding
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through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three Business Days upon notice by the Loan Party or the Subsidiary to the Auction Agent) (the “Specified Discount Prepayment Response Date”).
(2)    Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.
(3)    If there is at least one Discount Prepayment Accepting Lender, the relevant Loan Party or Subsidiary will make a prepayment of outstanding Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender on the Discounted Prepayment Effective Date in accordance with the respective outstanding amount and tranches of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2) above; provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Loan Party or Subsidiary of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Loan Party and such Lenders shall be conclusive and binding for all purposes absent manifest error. The
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payment amount specified in such notice to the Loan Party or Subsidiary shall be due and payable by such Loan Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(C)(1) Any Loan Party or any of its Subsidiaries may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Loan Party or such Subsidiary, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant tranche of Loans willing to be prepaid by such Loan Party or such Subsidiary (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by any Loan Party or any of its Subsidiaries shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three Business Days upon notice by the Loan Party or Subsidiary to the Auction Agent) (the “Discount Range Prepayment Response Date”). Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify one or more (but no more than three for any Lender) discounts to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.
(2)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Loan Party or Subsidiary agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent within the Discount Range by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount
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to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).
(3)    If there is at least one Participating Lender, the relevant Loan Party or Subsidiary will prepay the respective outstanding Loans of each Participating Lender on the Discounted Prepayment Effective Date in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Loan Party or Subsidiary of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Loan Party or Subsidiary and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Loan Party or Subsidiary shall be due and payable by such Loan Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(D)(1) Any Loan Party or any of its Subsidiaries may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with notice in the form of a Solicited Discounted Prepayment Notice;
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provided that (I) any such solicitation shall be extended, at the sole discretion of such Loan Party or such Subsidiary, to (x) each Lender and/or (y) each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Loans the Loan Party or Subsidiary is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by any Loan Party or any of its Subsidiaries shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three Business Days upon notice by the Loan Party or Subsidiary to the Auction Agent) (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both one or more (but no more than three) discounts to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount and tranches of such Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.
(2)    The Auction Agent shall promptly provide the relevant Loan Party or Subsidiary with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Loan Party or such Subsidiary shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Loan Party or Subsidiary in its sole discretion (the “Acceptable Discount”), if any. If the Loan Party or Subsidiary elects, in its sole discretion, to accept any Offered Discount as the Acceptable Discount, in no event later than by the third Business Day after the date of receipt by such Loan Party or such Subsidiary from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Loan Party or Subsidiary may submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Loan Party or Subsidiary by the Acceptance Date, such Loan Party or such Subsidiary shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
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(3)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Loan Party or Subsidiary at the Acceptable Discount in accordance with this Section 2.05(a)(iv)(D). If the Loan Party or Subsidiary elects to accept any Acceptable Discount, then the Loan Party or Subsidiary agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Loan Party or Subsidiary may prepay outstanding Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Loan Party or such Subsidiary and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Loan Party or Subsidiary of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans and the tranches to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Loan Party or such Subsidiary and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Loan Party or such Subsidiary shall be due and payable by such Loan Party or such
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Subsidiary on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).
(E)In connection with any Discounted Loan Prepayment, the Loan Parties and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Loan Prepayment, the payment of customary and documented fees and out-of-pocket expenses from a Loan Party or Subsidiary in connection therewith.
(F)If any Loan is prepaid in accordance with paragraphs (B) through (D) above, a Loan Party or Subsidiary shall prepay such Loans on the Discounted Prepayment Effective Date without premium or penalty. The relevant Loan Party or Subsidiary shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 1:00 p.m. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro-rata basis across such installments. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Loans pursuant to this Section 2.05(a)(iv) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(iv), each relevant Loan Party shall represent and warrant as of the date of any such prepayment pursuant to this Section 2.05(a)(iv) that such Loan Party has no material non-public information (“MNPI”) with respect to any Loan Party that both (x) has not been disclosed to the applicable Lenders (other than because any such Lender does not wish to receive MNPI with respect to any Loan Party) prior to such date and (y) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to accept any prepayment pursuant to this Section 2.05(a)(iv).
(G)To the extent not expressly provided for herein, each Discounted Loan Prepayment (which for the avoidance of doubt, shall not include any open market purchases of Loans or Commitments otherwise permitted by the terms hereof) shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(iv) or as otherwise established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
(H)Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(iv), to the extent the Administrative Agent is the Auction Agent, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be
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deemed to have been given as of the opening of business on the next Business Day.
(I)Each of the Loan Parties and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(iv) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.05(a)(iv) as well as activities of the Auction Agent.
(J)Each Loan Party and any of its Subsidiaries shall have the right, by written notice to the Auction Agent, to revoke or modify its offer to make a Discounted Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date.
(K)Any failure by such Loan Party or such Subsidiary to make any prepayment to a Lender, pursuant to this Section 2.05(a)(iv) shall not constitute a Default or Event of Default under Section 8.01 or otherwise.
(L)To the extent the Auction Agent is required to deliver notices or communicate such other information to the Lenders pursuant to this Section 2.05(a)(iv), the Auction Agent will work with the Administrative Agent (and the Administrative Agent will cooperate with the Auction Agent) in order to procure the delivery of such notices and/or the communication of such information to the applicable Lenders.
(M)Nothing in this Section 2.05(a)(iv) shall require the Loan Parties or any of their Subsidiaries to undertake any Discounted Loan Prepayment.
(v)    At the time of the effectiveness of any Repricing Transaction that is consummated prior to the 6-month anniversary of the Tenth Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term Loans which are repaid or prepaid pursuant to such Repricing Transaction, a fee in an amount equal to 1.00% of the aggregate principal amount of all Term Loans prepaid (or converted) in connection with such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.
(b)    Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans, in accordance with Section 2.05(b)(vi), in an amount equal to (A) the Prepayment Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2013) minus (B) the sum of (1) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.05(a) during such fiscal year and (2) solely to the extent the amount of the Revolving Credit Commitments are reduced pursuant to Section 2.06 in connection therewith (and solely to the
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extent of the amount of such reduction), the amount of any voluntary prepayments of Revolving Credit Loans made pursuant to Section 2.05(a) during such fiscal year.
(ii)    (A) If (x) STBV or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (f) (except to the extent clause (iii) of the proviso thereto is applicable to such Disposition), (g), (h), (i), (j), (m), (n), (p), (q), (r), (s), (t) or (u)) or (y) any Casualty Event occurs, which results in the realization or receipt by STBV or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans, in accordance with Section 2.05(b)(vi), in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest or cause to be reinvested all or a portion of such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B) (which, except in the case of a Casualty Event, election may only be made if no Event of Default has occurred and is then continuing);
(B)    With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, and with respect to a Disposition, so long as no Event of Default shall have occurred and be continuing, the Borrower may reinvest or cause to be reinvested all or any portion of such Net Cash Proceeds in assets useful for its business within (x) three hundred and sixty-five (365) days of the receipt of such Net Cash Proceeds or (y) if STBV or the relevant Restricted Subsidiary enters into a contract to reinvest such Net Cash Proceeds within three hundred and sixty-five (365) days of the receipt thereof, within one hundred and eighty (180) days of the date of such contract; provided that if any Net Cash Proceeds are not so reinvested within the applicable time periods set forth above in this Section 2.05(b)(ii)(B) or are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Term Loans as set forth in this Section 2.05.
(iii)    If for any reason the aggregate Outstanding Amount of the Revolving Credit Loans, the L/C Obligations and Swing Line Loans at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay Revolving Credit Loans or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iii) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds such aggregate Revolving Credit Commitments then in effect.
(iv)    If STBV or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate amount of Term Loans, in accordance with Section 2.05(b)(vii), in an amount equal to the Prepayment Percentage of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.
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(v)    The Borrower shall cause to be prepaid an aggregate amount of Term Loans, in accordance with Section 2.05(b)(vii), in an amount equal to the Net Cash Proceeds received from the issuance of the 2030 Senior Notes.

(vi)    Notwithstanding any other provisions of this Section 2.05(b), (A) to the extent that (and for so long as) any of Excess Cash Flow or all the Net Cash Proceeds of any asset sale or other Disposition or any Casualty Event by a Restricted Subsidiary (other than the Borrower) giving rise to mandatory prepayment pursuant to Section 2.05(b)(ii)(A) or Section 2.05(b)(ii)(B) (each such Disposition and Casualty Event, a “Specified Asset Sale”) are prohibited or delayed by applicable local Law from being repatriated to the jurisdiction of organization of the Borrower, the portion of such Excess Cash Flow or Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Restricted Subsidiary so long as the applicable local Law will not permit such repatriation to the Borrower (the Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions reasonably required by applicable local Law to permit such repatriation), and once such repatriation of any of such affected Excess Cash Flow or Net Cash Proceeds is permitted under the applicable local Law, such repatriation will be promptly effected and such repatriated Excess Cash Flow or Net Cash Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) and (B) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Excess Cash Flow or Net Cash Proceeds of any Specified Asset Sale to the jurisdiction of organization of the Borrower would have a material adverse tax consequence with respect to such Excess Cash Flow or Net Cash Proceeds, the Excess Cash Flow or Net Cash Proceeds so affected may be retained by the applicable Restricted Subsidiary, provided that, in the case of this clause (iv), on or before the date on which any Excess Cash Flow or Net Cash Proceeds so retained would otherwise have been required to be applied to prepayments pursuant to Section 2.05(b)(i), the Borrower causes to be applied an amount equal to such Excess Cash Flow or Net Cash Proceeds to such prepayments as if such Excess Cash Flow or Net Cash Proceeds had been received by the Borrower rather than such Restricted Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Excess Cash Flow or Net Cash Proceeds had been so repatriated (or, if less, the Excess Cash Flow or Net Cash Proceeds that would be calculated if received by such Restricted Subsidiary) in satisfaction of such prepayment requirement.
(vii)    Any prepayment of any Term Loans pursuant to this Section 2.05(b) shall be applied to repay Term Loans of each then outstanding Class; provided, that any prepayment of any Term Loans pursuant to this Section 2.05(b) shall be applied to repay Term Loans of each Class with an earlier maturity date prior to being applied to repay any Term Loans of any other Class with a later maturity date (and if two or more Classes of Term Loans have the same maturity date, shall be applied on a pro rata basis to such Classes). Any prepayment of any Class of Term Loans pursuant to this Section 2.05(b) shall be applied, first, in direct order of maturities, to any principal repayment installments of such Term Loans that are due within twenty-four (24) months after the date of such prepayment and second, on a pro-rata basis, to the other principal repayment installments of such Term Loans of such Class; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Share (prior to giving effect to any rejection by any Term Lender of any such prepayment pursuant to clause (viii) below), subject to clause (vi) of this Section 2.05(b).
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(viii)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Any Term Lender (a “Declining Lender,” and any Term Lender which is not a Declining Lender, an “Accepting Lender”) may elect, by delivering not less than two (2) Business Days prior to the proposed prepayment date, a written notice that any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) not be made, in which event the portion of such prepayment which would otherwise have been applied to the Term Loans of the Declining Lenders shall instead be retained by the Borrower.
(ix)    Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of an RFR Loan or a EURIBOR Loan on a date other than the last day of an Interest Period, or on a date other than the Interest Payment Date, therefor, as applicable, any amounts owing in respect of such RFR Loan or EURIBOR Loan, as the case may be, pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of RFR Loans or EURIBOR Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).
SECTION 2.06.    Termination or Reduction of Revolving Credit Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate all or any portion of the unused Commitments under the Revolving Credit Facility; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount (A) of $1,000,000 or any whole multiple of $100,000 in excess thereof or (B) equal to the entire remaining amount of the Revolving Credit Commitments and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, (1) the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, exceeds the amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess, (2) the Euro Sublimit exceeds the Euro Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess and (3) the Sterling Sublimit exceeds the Sterling Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Revolving Credit Commitment reduction shall not be applied to the Letter of Credit Sublimit, the Swing Line Sublimit, the Euro Sublimit or Sterling Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Revolving Credit Commitments if such termination would have resulted from a refinancing of all or a portion of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.
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(b)    Mandatory. (i) The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 at 5:00 p.m. on the Closing Date upon the funding of the Term Loans.
(ii)    The Revolving Credit Commitment of each Revolving Credit Lender shall be automatically and permanently reduced to $0 on the Maturity Date for the Revolving Credit Facility.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit, the Euro Sublimit or the Sterling Sublimit or the unused Commitments of any Class under this Section 2.06 as the Borrower may direct in its sole discretion. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments of any Class shall be paid to the Appropriate Lenders on the effective date of such termination.
SECTION 2.07.    Repayment of Loans. (a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Loans in quarterly installments payable on the last Business Day of each March, June, September and December, commencing on June 30, 2015, in an amount equal to (x) on each such date occurring on or prior to the Maturity Date, 0.25% of the sum of the aggregate principal amount of the Term Loans outstanding and (y) the balance on the Maturity Date for the Term Loan Facility, which amount, in each case, shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05; provided, however, that the final principal installment shall be repaid on the Maturity Date for the Term Loans and in any event shall be in an amount equal to the aggregate principal amount of the Term Loans outstanding on such date.
(b)    Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.
(c)    Swing Line Loans. The Borrower shall repay the aggregate principal amount of all of its Swing Line Loans on the Maturity Date for the Revolving Credit Facility.
(d)    Additional Term Loans and Extended Term Loans. The Borrower shall repay the aggregate amount of any Additional Term Loans or Extended Term Loans to the Administrative Agent in accordance with a repayment schedule to be agreed by the Borrower and the relevant Additional Term Lenders or relevant Extended Term Lenders, as applicable.
(e)    Additional Revolving Credit Loans and Extended Revolving Credit Loans. The Borrower shall repay the aggregate amount of any Additional Revolving Credit Loans or Extended Revolving Credit Loans to the Administrative Agent on the maturity date to be agreed by the Borrower and the relevant Additional Revolving Credit Lenders or relevant Extending Revolving Credit Lenders, as applicable.
SECTION 2.08.    Interest. (a) (i) Each Term SOFR Loan or EURIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR or EURIBOR, as applicable, for such Interest Period plus
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the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans, and (iv) each SONIA Daily Simple Loan will bear interest at a rate per annum for each day equal to the sum of Adjusted Daily Simple SONIA for such day plus the Applicable Rate.
(b)    While any Event of Default set forth in Section 8.01(a) exists, the Borrower shall pay interest on the principal amount of all of its outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate (plus Mandatory Costs, if any) to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
SECTION 2.09.    Fees. In addition to certain fees described in Section 2.03(i) and Section 2.03(j):
(a)Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee (each, a “Revolving Credit Commitment Fee” and, collectively, the “Revolving Credit Commitment Fees”) equal to the Applicable Rate times the unused portion of such Revolving Credit Lender’s Dollar Revolving Credit Commitment or, if greater, the Dollar Amount of the unused portion of such Revolving Credit Lender’s Euro Revolving Credit Commitment or Sterling Revolving Credit Commitment; provided that any Revolving Credit Commitment Fee accrued with respect to the unused portion of the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Revolving Credit Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Revolving Credit Commitment Fee shall accrue on the unused portion of the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The Revolving Credit Commitment Fees shall accrue at all times from the date hereof until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The Revolving Credit Commitment Fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees. The Borrower shall pay or cause to be paid to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
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(c)Upfront Fees. The Original Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, an upfront fee in respect of the Revolving Credit Commitments equal to 0.50% of the aggregate amount of the Revolving Credit Commitments provided to the Original Borrowers under this Agreement on the Closing Date, which shall be payable in full on the Closing Date.
SECTION 2.10.    Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by reference to the “prime rate” as published in the Wall Street Journal shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
SECTION 2.11.    Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. The Borrower and each Lender agrees from time to time after the occurrence and during the continuance of an Event of Default under Section 8.01(f) or Section 8.01(g)(i) to execute and deliver to the Administrative Agent all such Notes or other promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to any exchange of Lenders’ interests pursuant to arrangements relating thereto among the Lenders, and each Lender agrees to surrender any Notes or other promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any Notes or other promissory notes so executed and delivered.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
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(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and Section 2.11(b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and Section 2.11(b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
SECTION 2.12.    Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense (other than payment in full), recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in Euros or Sterling, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in Euros or Sterling shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Euros or Sterling (as applicable) and in same day funds not later than 2:00 p.m. (London time) on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in Euros or Sterling, the Borrower shall make such payment in Dollars in the Dollar Amount of the Euro or Sterling (as applicable) payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 4:00 p.m. shall be deemed received on the next succeeding Business Day in the Administrative Agent’s sole discretion and any applicable interest or fee shall continue to accrue to the extent applicable.
(b)    If any payment to be made by the Borrower shall come due on a day other than a Business Day in relation to the Borrower, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of EURIBOR Loans, SONIA Daily Simple Loans or Term SOFR Loans, as the case may be, to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
(i)if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to
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the Administrative Agent in immediately available funds at the applicable Federal Funds Rate from time to time in effect; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding
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Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
SECTION 2.13.    Sharing of Payments. If, other than as expressly provided elsewhere herein (including, without limitation, any prepayments made in connection with Section 2.05(a)(iv), Section 2.17, Section 2.18 or Section 10.07), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
SECTION 2.14.    Increase in Commitments. (a) Upon notice to the Administrative Agent, at any time after the Closing Date, the Borrower may request Additional Term Commitments or Additional Revolving Credit Commitments; provided that (i) after giving effect to any such addition, the aggregate amount of Additional Term Commitments and Additional Revolving Credit Commitments that have been added pursuant to this Section 2.14 shall not exceed (A) in the case of this Clause (A), on and after the Tenth Amendment Effective Date, the greater of (i) $920,000,000 and (ii) 100% of Consolidated EBITDA of the Borrower Parties for the most recent Test Period for which financial statements have been (or are required to have been) furnished pursuant to Section 6.01 ended on or prior to the date of the incurrence of such Additional Term Commitments or Additional Revolving Credit Commitments, (the “General Incremental Availability”), plus (B) additional amounts to the extent that in the case of this clause (B) only the Senior Secured Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available, after giving Pro Forma Effect to any such Additional Term Commitments or Additional Revolving Credit Commitments (calculated as if such Additional Revolving Credit Commitments were fully drawn on the applicable test date), as applicable, shall not exceed, on the date of the closing date with respect thereto or, if the Borrower has made an LCT Election with respect thereto, on the LCT Test Date with respect thereto, 2.50:1.00 (such amounts, the “Ratio Incremental Availability”) (it being
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agreed that (I) the Borrower may designate any such Additional Term Commitments and Additional Revolving Credit Commitments as being incurred pursuant to the General Incremental Availability or Ratio Incremental Availability in this sole discretion, and (II) so long as the all-in yield did not require a change to the interest rate margins pursuant to clause (vi) below when incurred, the Borrower may re-designate any such Additional Term Commitments and Additional Revolving Credit Commitments (or corresponding Additional Term Loans or Additional Revolving Credit Loans, as applicable) originally designated to be incurred under the General Incremental Availability to be incurred under Ratio Incremental Availability if, at the time of such re-designation, the Borrower would be permitted to incur under this Section 2.14 the aggregate principal amount of such Indebtedness being so re-designated), (ii) any such addition shall be in an aggregate amount of $50,000,000 or any whole multiple of $1,000,000 in excess thereof (provided that such amount may be less than $50,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Additional Term Commitments and Additional Revolving Credit Commitments set forth in clause (i) to this proviso), (iii) (A) the final maturity date of any Additional Term Loans shall be no earlier than the latest Maturity Date for any then outstanding Term Loans and (B) the final maturity date of any Additional Revolving Credit Loans shall be no earlier than the latest Maturity Date for any then outstanding Revolving Credit Commitments; provided that the amortization schedule with respect to any Additional Term Loans shall be determined by the Borrower and the Additional Term Lenders of such Additional Term Loans, (iv) the weighted average life to maturity of the Additional Term Loans shall be no shorter than the remaining weighted average life to maturity of the then-existing tranche of Term Loans with the latest Maturity Date, (v) the loans made pursuant to any Additional Term Loan Commitments may rank junior in right of security with the Term Loan Facility or may be unsecured, in which case such Additional Term Loan Commitments and corresponding loans will be established as a separate facility than the Facilities hereunder and (vi) solely with respect to any Additional Term Commitments incurred less than six months after the Tenth Amendment Effective Date that utilize the Ratio Incremental Availability, the all-in yield (whether in the form of interest rate margins, original issue discount, upfront fees or a Eurodollar Rate (used herein as defined in this Agreement prior to giving effect to the Twelfth Amendment) floor greater than 0.75%, with such increased amount being equated to interest margin for purposes of determining any increase to the applicable interest margin under the Term Loan Facility) applicable to any such Additional Term Commitments will be determined by the Borrower and the lenders providing such Additional Term Commitments, but will not be more than 0.50% higher than the corresponding all-in yield (after giving effect to interest rate margins (including the Eurodollar Rate floor), original issue discount and upfront fees) for each then-existing tranche under the Term Loan Facility unless the interest rate margins with respect to such existing Term Loan Facility are increased by an amount equal to the difference between the all-in yield with respect to such Additional Term Commitments and the corresponding all-in yield on the existing Term Loan Facility minus 0.50%.
(b)    If any Additional Term Commitments or Additional Revolving Credit Commitments are added in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the “Additional Commitments Effective Date”) and the final amount of such addition. The Administrative Agent shall promptly notify the Borrower and the Lenders (which may include Persons reasonably acceptable to the Administrative Agent and the Borrower that were not Lenders prior to the Additional Commitments Effective Date) of the final amount of such addition and the Additional Commitments Effective Date. As a condition precedent to such addition, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Additional Commitments Effective Date signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such increase, (i) the representations and warranties contained in Article 5 and the other Loan Documents are true and correct in all material respects on and as of the Additional Commitments Effective Date, except to the extent that such representations and
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warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14(b), the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 and (ii) no Default or Event of Default exists immediately before or immediately after giving effect to such addition; provided that if the Borrower has made an LCT Election in the case of any Borrowing of Additional Term Loans incurred to finance a Limited Condition Transaction, the foregoing conditions shall instead be (1)(A) the representations and warranties specified in the foregoing clause (i) shall be true and correct to the extent required therein as of the LCT Test Date and (B) representations of the type specified in the parenthetical to Section 1.11(c)(ii) shall be true and correct (to the extent required in Section 1.11(c)(ii)) as of the Additional Commitments Effective Date and (2)(A) no Default or Event of Default exists as of the LCT Test Date and (B) no Specified Event of Default exists immediately before or would exist immediately after such addition and the consummation of the Limited Condition Transaction. On each Additional Commitments Effective Date, each applicable Lender, Eligible Assignee or other Person which is providing an Additional Term Commitment or Additional Revolving Credit Commitment (i) shall become a “Term Lender” or “Revolving Credit Lender,” as applicable, for all purposes of this Agreement and the other Loan Documents and (ii) in the case of any Additional Term Commitment, shall make an Additional Term Loan to the Borrower in a principal amount equal to such Additional Term Commitment, and such Additional Term Loan shall be a “Term Loan” for all purposes of this Agreement and the other Loan Documents.
(c)    Any other terms of and documentation entered into in respect of any Additional Term Loans made or any Additional Revolving Credit Commitments provided, in each case pursuant to this Section 2.14, to the extent not consistent with the Term Loans or the Revolving Credit Commitments, as the case may be, shall be reasonably satisfactory to the Administrative Agent. Any Additional Term Loans or Additional Revolving Credit Commitments, as applicable, made or provided pursuant to this Section 2.14 shall be evidenced by one or more entries in the Register maintained by the Administrative Agent in accordance with the provisions set forth in Section 2.11.
(d)    This Section 2.14 shall supersede any provisions in Section 10.01 to the contrary. Notwithstanding any other provision of any Loan Document, the Loan Documents may be amended by the Agent and the Loan Parties, if necessary, to provide for terms applicable to each Additional Term Commitment and/or Additional Revolving Credit Commitment, as the case may be.
SECTION 2.15.    [Intentionally omitted].
SECTION 2.16.    Currency Equivalents. (a) The Administrative Agent shall determine the Dollar Amount of each Euro Loan, Sterling Revolving Credit Loan and L/C Obligation in respect of Letters of Credit denominated in Euros or Sterling (i) in the case of any Term Loan, as of the Closing Date, and (ii) otherwise, (A) as of the first day of each Interest Period applicable thereto and (B) as of the end of each fiscal quarter of the Borrower, and shall promptly notify the Borrower and the Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate (x) on the date of the related Borrowing Request for purposes of the initial such determination for any Euro Loan or Sterling Revolving Credit Loan and (y) on the fourth Business Day prior to the dates as of which such Dollar Amount is to be determined, for purposes of any subsequent determination.
(b)    If after giving effect to any such determination of a Dollar Amount, the aggregate Outstanding Amount of the Revolving Credit Loans, the Swing Line Loans and the L/C
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Obligations exceeds the aggregate Revolving Credit Commitments then in effect by 5% or more, the Borrower shall, within five (5) Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, prepay or cause to be prepaid outstanding Revolving Credit Loans and/or Swing Line Loans (as selected by the Borrower and notified to the Lenders through the Administrative Agent not less than three (3) Business Days prior to the date of prepayment) or take other action (including, in the Borrower’s discretion, cash collateralization of L/C Obligations in amounts from time to time equal to such excess) to the extent necessary to eliminate any such excess.
SECTION 2.17.    Refinancing Amendments. At any time after the Closing Date, the Borrower may obtain, from any Lender or any Affiliates thereof or any other lender that is an Eligible Assignee, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Loans or Commitments then outstanding under this Agreement (which for purposes of this Section 2.17 will be deemed to include any then outstanding Other Loans, Other Commitments, Additional Term Loans, Additional Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments), in the form of Other Loans or Other Commitments in each case pursuant to a Refinancing Amendment. Any Other Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction or waiver on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements generally consistent with those delivered on the Closing Date under Section 4.01 (which in the case of legal opinions, take into account changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Credit Agreement Refinancing Indebtedness incurred under this Section 2.17 shall (i) be in an aggregate principal amount that is not less than $10,000,000 and (ii) (x) with respect to any Other Loans or Other Commitments in the case of any Revolving Credit Loans or Revolving Credit Commitments being refinanced, will have a maturity date that is not prior to the maturity date of the Revolving Credit Loans or Revolving Credit Commitments being refinanced and (y) with respect to any Other Loans or Other Commitments in the case of any Term Loans being refinanced, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Loans and/or Other Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17. This Section 2.17 shall supersede any provisions in Section 2.05, Section 2.13 or Section 10.01 to the contrary.
SECTION 2.18.    Extensions of Loans and Commitments.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date or Revolving Credit Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like Maturity Date, as the case
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may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans (as defined below) shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders and no Event of Default shall exist immediately after the effectiveness of any Extended Loans, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments and related outstandings (except for covenants or other provisions contained therein applicable to periods only after the Latest Maturity Date); provided that subject to the provisions of Sections 2.03(l) and 2.04(g) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their pro rata portion of the Revolving Credit Commitments (and except as provided in Sections 2.03(l) and 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments), (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v), (vi) and (vii), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then Latest Maturity Date), (iv) the amortization schedule applicable to any Extended Term Loans pursuant to Section 2.07 for the periods prior to the original Loan Maturity Date may not be increased, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the applicable Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which
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Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing and (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.
(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.18, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) each Extension Offer is required to be in a minimum amount of $10,000,000, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.13 and 10.01) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18.
(c)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments, the consent of the L/C Issuer, which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents and, unless (x) the Loans or Commitments being extended by this Section 2.18 are unsecured or (y) otherwise agreed by the Borrower and the Lender providing such Extension, such Extended Term Loans and Extended Revolving Credit Commitments shall be secured by the Collateral on a pari passu basis with all other applicable secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent and the Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.18.
(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof.
(e)This Section 2.18 shall supersede any provisions in Section 2.05, Section 2.13 or Section 10.01 to the contrary.
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Article 3

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
SECTION 3.01.    Taxes.
(a)For purposes of this Section 3.01 and Section 10.15, the term “Applicable Law” includes FATCA, and the term “Lender” includes any L/C Issuer and any Swing Line Lender (including for purposes of the definition of any defined term that refers to “Lender” and which defined term is used in this Section 3.01 or Section 10.15).
(b)Any and all payments to or for the account of any Agent or Lender by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment by it of, any Other Taxes.
(d)The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) payable or paid by such Agent or such Lender, or required to be deducted or withheld from a payment by the Borrower to or for the benefit of such Lender, and (ii) any additions to tax, penalties, interest and reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that such Agent or Lender, as the case may be, provides the Borrower with a certificate, with reasonable supporting detail, as to the amount of such payment or liability. Payment under this Section 3.01(d) shall be made within ten (10) days after the date such Lender or such Agent makes a written demand therefor.
(e)Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative
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Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt, if any, issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)If the Borrower has paid any amount as indemnification of any Lender pursuant to this Section 3.01, then such Lender shall cooperate in good faith with the Borrower in filing for and seeking any refunds or credits of such Taxes if, in the judgment of such Lender such cooperation would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to it or unlawful. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(b) or Section 3.01(d) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid the consequences of such event, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(h) shall affect or postpone any of the Obligations of the Borrower or the rights of the Lender pursuant to Section 3.01(b) and Section 3.01(d).
(i)For purposes of determining withholding Taxes imposed under FATCA, the Loan Parties and Administrative Agent shall treat (and the Lenders authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)Each party’s obligations under this Section 3.01 and Section 10.15 shall survive assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
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SECTION 3.02.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund EURIBOR Loans or RFR Loans, as applicable, or to determine or charge interest rates based upon the EURIBOR Loans or RFR Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make EURIBOR Loans or RFR Loans or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower (i) may revoke any pending request for a Borrowing of, conversion to, or continuation of EURIBOR Loans or RFR Loans, as the case may be, or (ii) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
SECTION 3.03.    Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the EURIBOR Rate or RFR, as applicable, for any requested Interest Period with respect to a proposed EURIBOR Loan or RFR Loan, as applicable, or that the EURIBOR Rate or RFR, as applicable, for any requested Interest Period with respect to a proposed EURIBOR Loan or RFR Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, for the applicable amount and the Interest Period of such EURIBOR Loan or RFR Loan, as applicable, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain EURIBOR Loans or RFR Loans, as applicable, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of EURIBOR Loans or RFR Loans, or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and in the case of any request for any affected Borrowing in any currency other than Dollars, if applicable, then such request shall be ineffective. Any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and any outstanding affected RFR Loans or EURIBOR Loans, in each case, denominated in any currency other than Dollars, at the Borrower’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar equivalent of such currency) immediately or, in the case of EURIBOR Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of EURIBOR Loans, at the end of the applicable Interest Period; provided that, with respect to any SONIA Daily Simple Loan, if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (I) above.
SECTION 3.04.    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans. (a) If any Lender reasonably determines in good faith that as a result of any Change in Law after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining EURIBOR Loans, RFR Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing or such Lender shall become subject to any Taxes on its loans, loan
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principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) any (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) and (ii) reserve requirements contemplated by Section 3.04(c)), then from time to time the Borrower (A) may revoke any pending request for a Borrowing of EURIBOR Loans or RFR Loans, as applicable, conversion to or continuation of Term SOFR Loans, or (B) within thirty (30) days after written demand by such Lender setting forth in reasonable detail such increased costs or reduction (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b)    If any Lender reasonably determines in good faith that a Change in Law (other than with respect to Taxes) after the date hereof has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of EURIBOR Loans or RFR Loans, as applicable, (ii) within thirty (30) days after written demand by such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.
(c)    The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each EURIBOR Loan or RFR Loan, as applicable, equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the EURIBOR Loans or RFR Loans, as applicable, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least thirty (30) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice thirty (30) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable thirty (30) days from receipt of such notice.
(d)    The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a), Section 3.04(b) or Section 3.04(c) for any such increased cost or reduction incurred more than ninety (90) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such
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efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), Section 3.04(b), Section 3.04(c) or Section 3.04(d).
SECTION 3.05.    Funding Losses. Upon demand of any Lender from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Daily Simple SONIA Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding in any event any loss of Applicable Rate or other margin).
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan made by it at the Adjusted Term SOFR rate for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded.
SECTION 3.06.    Matters Applicable to Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)    With respect to any Lender’s claim for compensation under Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than ninety (90) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 90-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term SOFR Loans from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)If the obligation of any Lender to make or continue any Term SOFR Loan from one Interest Period to another, or to convert Base Rate Loans into Term SOFR Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Term SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Term SOFR Loans (or, in the case of an immediate conversion required by
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Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:
(i)to the extent that such Lender’s Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term SOFR Loans shall be applied instead to its Base Rate Loans; and
(ii)all Loans that would otherwise be made or continued as Term SOFR Loans from one Interest Period to another by such Lender shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans shall remain as Base Rate Loans.
(d)If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s Term SOFR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted irrespective of whether such conversion results in greater than twenty-five (25) Interest Periods being outstanding under this Agreement, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
SECTION 3.07.    Replacement of Lenders Under Certain Circumstances. (a) If at any time (x) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make RFR Loans as a result of any condition described in Section 3.02 or Section 3.04, (y) any Lender becomes a Defaulting Lender or (z) any Lender becomes a Non Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender (in its capacity as a Lender under the applicable Facility, if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of the applicable Class of Loans or Commitments if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) to one or more Eligible Assignees; provided that (A) in the case of any Eligible Assignees in respect of Non-Consenting Lenders, the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree and (B) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.
(b)    Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans of the applicable Class and, if applicable, participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Assumption, (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans of the applicable Class and, if applicable, participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrower owing to the assigning Lender relating
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to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
(c)    Notwithstanding anything to the contrary contained above, (i) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced in such capacity hereunder except in accordance with the terms of Section 9.06.
(d)    In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of Loans or Commitments and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
SECTION 3.08.    Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
Article 4

CONDITIONS PRECEDENT
SECTION 4.01.    Conditions Precedent to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction (or waiver) of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or pdf electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent:
(i)executed counterparts of this Agreement;
(ii)executed counterparts of each Guaranty;
(iii)a Note executed by the relevant Original Borrower in favor of each Lender requesting a Note, if any;
(iv)the Closing Date Security Agreements, duly executed by each of the relevant Loan Parties, together with, if applicable:
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(A)certificates representing the Pledged Equity referred to therein, accompanied by undated stock powers executed in blank or, if applicable, other appropriate instruments of transfer and instruments evidencing the Pledged Debt, if any, indorsed in blank, and
(B)copies of all searches with respect to the Collateral, together with copies of the financing statements (or similar documents) disclosed by such searches, and accompanied by evidence reasonably satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted by Section 7.01 or have been or contemporaneously will be released or terminated or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent, and all proper financing statements, duly prepared for filing under the Uniform Commercial Code or other applicable Law in all jurisdictions necessary in order to perfect (if and to the extent required to be perfected under the Security Agreement) and protect the Liens created under the Closing Date Security Agreements, covering the Collateral of the relevant Original Borrower described in the relevant Closing Date Security Agreement;
(v)a certificate substantially in the form of Exhibit Q attesting to the Solvency of the Loan Parties and their Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions (as defined herein on the Closing Date), from the Chief Financial Officer (or another Responsible Officer) of the Original BV Borrower;
(vi)[intentionally omitted]
(vii)[intentionally omitted];
(viii)evidence that all insurance (including without limitation title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee under each property insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;
(ix)a Request for Credit Extension relating to the initial Credit Extensions in accordance with the requirements hereof;
(x)an opinion of each of (A) Kirkland & Ellis LLP, special counsel to the Loan Parties, (B) Loyens Loeff N.V., Dutch counsel to the Loan Parties and (C) Van Doorne N.V., Dutch counsel to the Administrative Agent, each addressed to each Agent and each Lender and each in form and substance reasonably satisfactory to the Administrative Agent;
(xi)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;
(xii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in
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connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(xiii)certified copies of each of the Senior Note Documents (as defined herein on the Closing Date), each in form and substance reasonably satisfactory to the Administrative Agent and each duly executed by the parties thereto, which shall be in full force and effective in accordance with their respective terms as of the Closing Date.
(b)[Intentionally omitted]
(c)The representations and warranties contained in Article 5 shall be true and correct in all material respects on and as of the Closing Date.
(d)[Intentionally omitted]
(e)No Default shall exist, or would result from such proposed initial Credit Extension or from the application of the proceeds therefrom.
(f)[Intentionally omitted]
(g)All fees and expenses required to be paid on or before the Closing Date and invoiced (with reasonably supporting documentation) and delivered to the Original Borrowers before the Closing Date shall have been paid in full in cash.
(h)The Administrative Agent shall have received all documentation and other information requested at least 5 Business Days prior to the Closing Date with respect to each Loan Party required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.
SECTION 4.02.    Conditions to All Credit Extensions After the Closing Date. The obligation of each Lender to honor any Request for Credit Extension (other than in connection with (i) a Credit Extension to be made on the Closing Date, or (ii) a Committed Loan Notice or other notice requesting only a conversion of Loans to the other Type or otherwise or a continuation of Term SOFR Loans or EURIBOR Loans) is subject to satisfaction (or waiver) of the following conditions precedent:
(a)The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) and Section 5.05(b) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and Section 6.01(b) and, in the case of the financial statements furnished pursuant to Section 6.01(b), the representations contained in Section 5.05(a), as modified by this clause (ii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments and (iii) to the extent that such representations and warranties contain a materiality qualification, such representations and warranties shall be accurate in all respects; provided that, if the Borrower has made an LCT Election in the case of any Borrowing of any Additional Term Loans incurred to finance a Limited Condition Transaction, the truth and accuracy of such representations and warranties shall be limited to customary “specified representations”.
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(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom; provided that if the Borrower has made an LCT Election in the case of any Borrowing of any Additional Term Loans incurred to finance a Limited Condition Transaction, the condition shall be (i) no Default or Event of Default exists, or would result from such Proposed Credit Extension or from the application of the proceeds therefrom, as of the LCT Test Date and (ii) no Specified Event of Default exists immediately before or would exist immediately after proposed Credit Extension and the consummation of the applicable Limited Condition Transaction
(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than (i) a Credit Extension to be made on the Closing Date, or (ii) a Committed Loan Notice or other notice requesting only a conversion of Loans to the other Type or otherwise, or a continuation of Term SOFR Loans or EURIBOR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.
Article 5

REPRESENTATIONS AND WARRANTIES
Each of the Original Borrowers represent and warrant to the Agents and the Lenders on the Closing Date, and the Borrower represents and warrants on each other date required by Section 4.02 that:
SECTION 5.01.    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Restricted Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other applicable entity power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.02.    Authorization; No Contravention. The (a) execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and (b) as of the Closing Date only, the consummation of the Transactions (other than the Transactions described in clause (a)), are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or constitute a default under or require any payment (except for Indebtedness to be repaid on or prior to the Closing Date in connection with the Transactions) to be made under (x) (A) any Junior Financing Documentation or (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any
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arbitral award to which such Person or its property is subject; or (iii) violate any Law (including, without limitation, Regulation X issued by the FRB); except with respect to any conflict, breach, contravention, default, payment (but not creation of Liens) or violation referred to in clause (ii) or clause (iii), to the extent that such conflict, breach, contravention, default, payment or violation could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.03.    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection (if and to the extent required to be perfected under the Security Agreement) or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens (if and to the extent required to be perfected under the Security Agreement) on the Collateral granted by the Loan Parties in favor of the Secured Parties or to release existing Liens in connection with the Transaction, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (and with respect to IP Rights, will be) duly obtained, taken, given or made and are in full force and effect, (iii) filings by the Ultimate Parent or its Subsidiaries pursuant to disclosure obligations under any applicable securities laws, and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.04.    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium, fraudulent transfer or other Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).
SECTION 5.05.    Financial Statements; No Material Adverse Effect. (a) The Historical Financial Statements fairly present in all material respects the financial condition of STBV and its subsidiaries on a consolidated basis as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    In the case of the Closing Date, since December 31, 2010 and, in all other cases, since the date of the most recent audited financial statements delivered to the Administrative Agent pursuant to Section 6.01(a), there has been no material adverse change in, or event or condition, either individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition or operating results of STBV and its Restricted Subsidiaries, taken as a whole.
(c)    The forecasts of consolidated balance sheet, income statement and cash flow statement of the Ultimate Parent (or its predecessor) and its Subsidiaries for each fiscal year ending after the Closing Date until the fiscal year ending December 31, 2015, copies of which have been furnished to the Administrative Agent and the Initial Lenders prior to the Closing Date, have been prepared in good faith based upon assumptions believed to be reasonable at the
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time made in light of the conditions existing at the time of preparation of such forecasts and represented, at the time of preparation, the Ultimate Parent’s (or its predecessor’s) reasonable estimate of its future financial performance, it being understood that (i) such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.
SECTION 5.06.    Litigation. Except as disclosed on Schedule 5.06 (the “Disclosed Litigation”), there are no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of any Responsible Officer of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against STBV or any of its Subsidiaries or against any of their properties or revenues that (a) purport to restrain or contest entry into or performance under this Agreement or any other Loan Document or the consummation of the Transactions or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has been no materially adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 5.06 hereto.
SECTION 5.07.    Ownership of Property; Liens. (a) Each Loan Party and each of its Subsidiaries, as applicable, has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Permitted Encumbrances and such minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other property interests described above could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    Schedule 7.01(b) sets forth a list of all Liens on the property and assets (other than Liens with respect to any IP Rights and licenses with respect thereto) of each Loan Party and each of its Subsidiaries that is complete and accurate in all material respects, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 7.01(b), and as otherwise permitted by Section 7.01.
(c)    Schedule 5.07(c) sets forth a complete and accurate list of all Material Real Property owned by any Loan Party or any of its Restricted Subsidiaries, as of the Closing Date, showing as of such date the street address (to the extent available), county or other relevant jurisdiction, state and record owner. Each Loan Party has good and marketable title to the real property owned by such Loan Party, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.
(d)Schedule 7.02(f) sets forth a list of all Investments held by any Loan Party or any Restricted Subsidiary of a Loan Party that is complete and accurate in all material respects, as of the Closing Date, on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.
SECTION 5.08.    Environmental Compliance. (a) There are no actions, suits, proceedings, demands or claims alleging potential liability or responsibility for violation of, or liability under, any Environmental Law received by, and relating to businesses, operations or
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properties of, any Loan Party or its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or, to the actual knowledge of any Responsible Officer of the Borrower, formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, or, to the actual knowledge of any Responsible Officer of the Borrower, to which any Loan Party or any of its Subsidiaries sent any Hazardous Materials for disposal, is listed on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no and, to the actual knowledge of any Responsible Officer of the Borrower, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been discharged, treated, stored or disposed on, at or under any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to its actual knowledge, on, at or under any property formerly owned, leased or operated by any Loan Party or any of its Subsidiaries during or prior to the period of such ownership or operation; (iii) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of on, at or under any property currently or to the actual knowledge of any Responsible Officer of the Borrower formerly owned or operated by any Loan Party or any of its Subsidiaries, except for such releases, discharges or disposal that were in compliance with Environmental Laws.
(c)    The Material Real Properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, (ii) require response or remedial action under, or (iii) could result in the Borrower incurring liability under Environmental Laws, which violations, actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(d)    None of the Loan Parties or any of their respective Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for any such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(e)No Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of by or on behalf of any Loan Party or any of its Subsidiaries in a manner that could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.
This Section 5.08 sets forth the sole and exclusive representations and warranties of the Loan Parties with respect to environmental, health or safety matters.
SECTION 5.09.    Taxes. The Loan Parties have filed all Federal and state income and other material tax returns and reports required to be filed (after giving effect to permitted extension periods), and have paid all Federal and state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than sixty (60) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in
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accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction or (c) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.10.    ERISA Compliance. (a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; and (ii) each Pension Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS or an application for such a letter has been or will be submitted to the IRS within the applicable required time period with respect thereto and, to the knowledge of the Borrower, nothing has occurred which could reasonably be expected to prevent, or cause the loss of, such qualification.
(b)    Except as set forth on Schedule 5.10(b), there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except as set forth on Schedule 5.10(c), (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums not yet due or premiums due and not yet delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 5.11.    Subsidiaries; Equity Interests. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in each Restricted Subsidiary are fully paid and with respect to corporate shares, nonassessable and are owned directly by the Person set forth on Schedule 5.11 and are free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the direct ownership interest of STBV and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Material Foreign Subsidiary.
SECTION 5.12.    Margin Regulations; Investment Company Act. (a) No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U issued by the FRB.
(b)    None of the Loan Parties or any of their Subsidiaries is required to be registered as an “investment company” under the Investment Company Act of 1940.
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SECTION 5.13.    Disclosure. To the actual knowledge of the Responsible Officers of the Borrower, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, (i) with respect to financial estimates, projected financial information and other forward-looking information, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ significantly from the projected results and that such differences may be material and that such projections are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.
SECTION 5.14.    Intellectual Property, Licenses, Etc. Schedule 5.14 sets forth a complete and accurate list of all registered, patented or applied for Material Intellectual Property on the Closing Date, owned by each Loan Party and its Subsidiaries, showing as of the Closing Date the jurisdiction in which each such Material Intellectual Property is registered, the registration number and the date of registration. Each Loan Party and its Restricted Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, licenses, database rights and design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently operated by each Loan Party and its Restricted Subsidiaries without conflict with the rights of any other Person, except to the extent such failure to own or possess the right to use or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, no trademarks, servicemarks, copyrights, logos, designs, slogans or other advertising devices, products, processes, methods, substances, part or other material, as currently used or employed by any Loan Party or any Restricted Subsidiary, infringes upon any rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the actual knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 5.15.    Solvency. On the Closing Date after giving effect to the Transaction, the Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent.
SECTION 5.16.    Perfection, Mortgages, Etc. All filings and other actions reasonably necessary to perfect (if and to the extent required to be perfected under the Security Agreements) and protect the Liens on the Collateral created under, and in the manner contemplated by, the Collateral Documents have been duly made (or with respect to applicable IP Rights, will be made) or taken or otherwise provided for in a manner reasonably acceptable to Administrative Agent and are in full force and effect and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected (if and to the extent required to be perfected under the Security Agreement) first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents. Each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable first mortgage Lien on the respective
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Property in favor of the Administrative Agent (or such other trustee as may be required under local law) for the benefit of the Secured Parties, superior and prior to the rights of all third Persons, except for the Liens created or permitted under the Loan Documents. Notwithstanding anything to the contrary herein, nothing in this Agreement or any other Loan Document shall require any Loan Party or any of their Subsidiaries to make any filings or take any actions to record or perfect the Administrative Agent’s Lien on and security interest in any intellectual property Collateral other than Collateral that is Material Intellectual Property.
SECTION 5.17.    Compliance with Laws Generally. None of the Loan Parties or any of their respective material properties, or the use of such material properties, is in violation of any applicable Law, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, except for such violations or defaults that (a) are being contested in good faith by appropriate proceedings or (b) individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.18.    Labor Matters. Except as in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Responsible Officer of the Borrower, threatened.
SECTION 5.19.    EEA Financial Institution. Neither the Borrower nor any other Loan Party is an EEA Financial Institution.
SECTION 5.20.    Beneficial Ownership. As of the Tenth Amendment Effective Date, the information included in the Beneficial Ownership Certification (to the extent required to be provided) is true and correct in all material respects.
SECTION 5.21.    Sanctions; Anti-Corruption; Anti-Money Laundering. Each of the Parent and its Subsidiaries is in compliance in all material respects with (1) Anti-Money Laundering Laws and (2) to the extent applicable to the Parent and its Subsidiaries, the Patriot Act and any enabling legislation or executive order relating thereto. Each of the Parent and its Subsidiaries is in compliance in all material respects with all applicable Sanctions. None of the Parent and its Subsidiaries is (1) currently the target of any Sanctions or (2) located, organized or resident in a country or territory that is the target of Sanctions broadly prohibiting dealings with such country or territory. No part of the proceeds of any Credit Extension will be used, directly or (to the knowledge of the Parent or any of its Subsidiaries) indirectly, for any purpose which would violate applicable Sanctions. No part of the proceeds of any Credit Extension will be used, directly or (to the knowledge of the Parent or any of its Subsidiaries) indirectly, for any purpose which would breach (i) the US Foreign Corrupt Practices Act of 1977 (as amended) and applicable similar laws of all jurisdictions in which the Parent and its subsidiaries conduct their business and to which they are lawfully subject or (ii) any applicable law, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to terrorism financing or money laundering, including any applicable provision of The Currency and Foreign Transactions Reporting Act and similar laws of all jurisdictions in which the Parent and its subsidiaries conduct their business and to which they are lawfully subject.

Article 6

AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations not then due and payable) hereunder which is
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accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit that has not been collateralized on terms reasonably satisfactory to the applicable L/C Issuer shall remain outstanding, the Borrower and STBV shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02, Section 6.03, Section 6.15, Section 6.16, Section 6.17 and Section 6.18) cause each of their other Restricted Subsidiaries to:
SECTION 6.01.    Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:
(a)as soon as available, but in any event within ninety (90) days after the end of each fiscal year thereafter, a consolidated balance sheet of the Ultimate Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(b)as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter thereafter, excluding, in each case, the fourth fiscal quarter, a consolidated balance sheet of the Ultimate Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Ultimate Parent as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Ultimate Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)as soon as available, but in any event no later than ninety (90) days after the end of each fiscal year thereafter, forecasts prepared by management of the Ultimate Parent, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, income statements, shareholders’ equity statements and cash flow statements of the Ultimate Parent and its Subsidiaries for the fiscal year following such fiscal year then ended.
(d)Simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and Section 6.01(b) above, (i) the related consolidating balance sheet and the related consolidating statements of income or operations reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (ii) a reconciliation report describing any material differences between such financial statements and the corresponding financial information applicable to STBV and its Subsidiaries on a consolidated basis (a “Reconciliation Report”), and such Reconciliation Report shall be certified by a Responsible Officer of the Ultimate Parent as fairly presenting in all material respect such information (for the avoidance of doubt, it is acknowledged that no Reconciliation Report shall be required to be audited).
SECTION 6.02.    Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:
(a)no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants auditing such
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financial statements that addresses either (i) whether in making the examination necessary therefor or (ii) through performance of other acceptable procedures under professional auditing standards, such firm obtained knowledge of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;
(b)no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of STBV (which shall set forth reasonably detailed calculations (i) demonstrating compliance with Section 7.11, if applicable, and (ii) in the case of any delivery of financial statements under Section 6.01(a) in respect of any fiscal year ending on or after December 31, 2012, of Excess Cash Flow for such fiscal year);
(c)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which STBV or any of its Restricted Subsidiaries filed with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) from, or material statement or material report furnished to, any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;
(e)promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other written correspondence received from the SEC (or comparable agency in any applicable non-US jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;
(f)together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a report supplementing Schedule 5.07(c) hereto, including, in the case of supplements to Schedule 5.07(c), an identification of all owned Material Real Property Disposed of by any Loan Party since the delivery of the last supplements and a list and description of all Material Real Property acquired by any Loan Party or its Restricted Subsidiaries since the delivery of the last supplements (including the street address (if available), county or other relevant jurisdiction, state or other relevant jurisdiction, and the record owner), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b);
(g)promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;
(h)promptly, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Beneficial Ownership Regulation; and
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(i)promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b), Section 6.02(c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which STBV or the Borrower posts such documents, or provides a link thereto on STBV’s or the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on STBV’s or the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) upon the request of the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by STBV or the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery of or maintaining its copies of such documents. STBV and the Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of STBV or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to STBV or the Borrower or its securities) (each, a “Public Lender”). Each of STBV and he Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” STBV and the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to STBV or the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform designated “Private Investor.”
SECTION 6.03.    Notices. Promptly notify the Administrative Agent for further distribution to each Lender:
(a)of the occurrence of any Default; and
(b)of any matter that has resulted or could in the reasonable judgment of any Loan Party reasonably be expected to result in a Material Adverse Effect, including any such matter arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Restricted Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material adverse development
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in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or the assertion or occurrence of any alleged noncompliance by any Loan Party or as any of its Subsidiaries with any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.
Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or Section 6.03(b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower or the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document in respect of which such Default exists.
SECTION 6.04.    Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.05.    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05, and except , in the case of any Restricted Subsidiary (other than the Borrower), to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses, Material Intellectual Property owned by each of the Loan Parties and their Restricted Subsidiaries and franchises necessary in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05, or (iii) with respect to Material Intellectual Property, in accordance with prudent industry practice, in the reasonable judgment of management or that is uneconomical, negligible, obsolete or otherwise not material in the conduct of its business.
SECTION 6.06.    Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear, casualty and condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice or in the reasonable judgment of management.
SECTION 6.07.    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as STBV and its Restricted Subsidiaries in the same geographic locales) as are customarily carried under similar circumstances by such other Persons.
SECTION 6.08.    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
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SECTION 6.09.    Books and Records. Maintain proper books of record and account (in which full, true and correct, in all material respects, entries shall be made of all material financial transactions and matters involving the assets and business of STBV and its Subsidiaries) in a manner that permits the preparation of financial statements in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction.
SECTION 6.10.    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (so long as an executed standard access letter of such independent public accountants is received from the Administrative Agent) and to examine and make extracts from its books and records, all at such reasonable times and as often as reasonably requested, all at the expense of the Borrower as provided below and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and the applicable Loan Party; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year absent the existence and continuance of an Event of Default and only at such time shall it be at the Borrower’s expense; provided further that when an Event of Default has occurred and is continuing the Administrative Agent or any such Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants.
SECTION 6.11.    Use of Proceeds. Use the proceeds of the Credit Extensions (i) in the case of the Tenth Amendment Term Loans, to prepay Sixth Amendment Term Loans and (ii) to provide ongoing working capital and for other general corporate purposes of STBV and its Subsidiaries (including Permitted Acquisitions).
SECTION 6.12.    Covenant to Guarantee Obligations and Give Security. (a) Upon (A) the formation or acquisition of any new direct or indirect Restricted Subsidiary by any Loan Party, or the designation in accordance with Section 6.15 of any existing direct or indirect Unrestricted Subsidiary as a Restricted Subsidiary, or the consummation of any Investment (or series of related Investments) in ~~an aggregate amount in excess of the Threshold Amount~~any Restricted Subsidiary that is not a Loan Party made in reliance on Section 7.02(c)(iii)~~, the Borrower shall determine whether~~  in an aggregate amount in excess of the Threshold Amount and (1) if such Restricted Subsidiary constitutes a Material Domestic Subsidiary or (2) on and after the date on which an RCF Obligations Reinstatement Event has occurred (if such event ever occurs), if a Guarantor Coverage Event exists, the existence of which shall be determined by the Borrower on a pro forma basis for such transaction for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 6.01(a), ~~and if such Guarantor Coverage Event exists,~~ (B) any Subsidiary commencing to constitute (1) a Material Domestic Subsidiary or (2) on and after the date on which an RCF Obligations Reinstatement Event has occurred, a Material Foreign Subsidiary, (C) any Restricted Subsidiary Guaranteeing any Specified Junior Financing Obligations or any Senior Notes Financing Obligations or (D) on and after the date on which an RCF Obligations Reinstatement Event has occurred (if such event ever occurs) without duplication of the foregoing clause (A), the occurrence of any other Guarantor Coverage Event, STBV and the Borrower shall take the following steps, in each case at their expense; provided that, notwithstanding the foregoing, this Section 6.12 shall not apply to
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any (1) Excluded Subsidiary or (2) Foreign Subsidiary (unless an RCF Obligations Reinstatement Event has occurred):
(i)within ninety (90) days after such formation, acquisition, designation, commencement, Guarantee or, in the case of clause (D), within 90 days after the delivery of the financial statements pursuant to Section 6.01 indicating that a Guarantor Coverage Event has occurred in the event that an RCF Obligations Reinstatement Event has occurred (or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion):
(A)cause (1) each such Restricted Subsidiary that is (x) a ~~material~~Material Domestic Subsidiary, (y) solely in the event that an RCF Obligations Reinstatement Event has occurred, a Material Foreign Subsidiary or (z) a ~~Foreign~~Restricted Subsidiary that has Guaranteed any Specified Junior Financing Obligations or Senior Notes Financing Obligations or (2) following the occurrence of a Guarantor Coverage Event, but solely in the event that an RCF Obligations Reinstatement Event has occurred, Restricted Subsidiaries that own assets and/or contribute Consolidated EBITDA in an amount sufficient to cause such Guarantor Coverage Event to no longer be ongoing, to duly execute and deliver to the Administrative Agent a Guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, Guaranteeing the Obligations ~~(excluding, in the case of any Foreign Subsidiary, so long as a Specified RCF Obligations Reinstatement Event has not occurred, the Specified RCF Obligations)~~ of the Borrower, subject, in the case of clauses (1)(y), (1)(z) and (2) (in the case of any Foreign Subsidiary), to any limitations required by local Law;
(B)cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to Section 6.12(a)(i)(A) to furnish to the Administrative Agent a description of any Material Real Property owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;
(C)cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to Section 6.12(a)(i)(A), to duly execute and deliver to the Administrative Agent Mortgages with respect to Material Real Property, Security Agreement Supplements, Intellectual Property Security Agreements and other Collateral Documents, as specified by, and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreements, Intellectual Property Security Agreement and other Collateral Documents in effect on the Closing Date), granting a Lien in substantially all personal property of such Restricted Subsidiary that constitutes Collateral and all Material Real Property, in each case securing the Obligations of such Restricted Subsidiary under its Guaranty ~~(subject to the exclusion, in the case of any Foreign Subsidiary, of the Specified RCF Obligations as provided in clause (A) above)~~;
(D)cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to Section 6.12(a)(i)(A) to deliver any and all certificates representing Equity Interests owned by such Restricted Subsidiary or, if applicable in the case of Equity Interests of Foreign Subsidiaries, cause the legal representative(s) of such Restricted Subsidiary to register the transfer of the Equity Interests in the relevant share registers of such Restricted Subsidiary, in each applicable case accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments, if any, evidencing the
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intercompany debt held by such Restricted Subsidiary, if any, indorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer;
(E)take and cause such Restricted Subsidiary to take whatever action (including the recording of Mortgages with respect to Material Real Property, the filing of Uniform Commercial Code financing statements (or comparable documents or instruments under other applicable Law), and delivery of certificates evidencing stock and membership interests) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages and the other Collateral Documents delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,
(ii)within thirty (30) days after the reasonable request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of a customary legal opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.12(a) as the Administrative Agent may reasonably request, and
(iii)as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to Material Real Property owned by such Restricted Subsidiary that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Administrative Agent and, to the extent available, surveys and environmental assessment reports.
It is understood and agreed that, (i) no Foreign Subsidiary of the Borrower or any Domestic Subsidiary shall be obligated to guarantee the Obligations of the Borrower to the extent such guarantee could (in the reasonable determination of the Borrower) result in a material adverse tax consequence to the Borrower or any other Domestic Subsidiary (unless such Foreign Subsidiary is a guarantor of any Specified Junior Financing Obligations or the Senior Notes Financing Obligations of the Borrower or any other Domestic Subsidiary), (ii) no more than 65% of the voting Equity Interests of (A) any Foreign Subsidiary of the Borrower or any Domestic Subsidiary or (B) any Domestic Subsidiary substantially all of the assets of which consist of the Equity Interests of one or more Foreign Subsidiaries shall be required to be pledged to directly or indirectly support the Obligations of the Borrower to the extent such pledge could (in the reasonable determination of the Borrower) result in a material adverse tax consequence to the Borrower or any other Domestic Subsidiary (except to the extent pledged to support obligations under any Specified Junior Financing Obligations or the Senior Notes Financing Obligations of the Borrower or any other Domestic Subsidiary), (iii) no Equity Interests of any Subsidiary that is held directly or indirectly by a Foreign Subsidiary of the Borrower or any Domestic Subsidiary shall be required to be pledged to support the Obligations of the Borrower to the extent that such pledge could (in the reasonable determination of the Borrower) result in a material adverse tax consequence to the Borrower or any other Domestic Subsidiary (except to the extent pledged to support obligations under any Specified Junior Financing Obligations or the Senior Notes Financing Obligations of the Borrower or any other Domestic Subsidiary), and (iv) no Foreign Subsidiary, so long as ~~a Specified~~an RCF Obligations Reinstatement Event has not occurred, shall be obligated to Guarantee or provide any Liens or other collateral security for ~~the Specified RCF~~any Obligations.
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(b)    Upon the acquisition of (x) any personal property by any Loan Party that constitutes Collateral or (y) Material Real Property by any Loan Party, if such personal property shall not already be subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, the Borrower or Loan Party, as the case may be, shall give notice thereof to the Administrative Agent and shall, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing such Loan Party’s Obligations and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect (if and to the extent required to be perfected under the Security Agreement) or record such Lien, including, as the case may be, the applicable actions referred to in Section 6.12(a) and Section 6.14(b).
(c)Notwithstanding the foregoing, (x) with respect to this Section 6.12 and Section 6.19, the Administrative Agent shall not take a security interest in or require any title insurance or similar items with respect to those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax, title insurance or similar items) is excessive in relation to the benefit to the Lenders of the security afforded thereby and (y) Liens required to be granted pursuant to this Section 6.12 shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).
SECTION 6.13.    [Reserved].
SECTION 6.14.    Further Assurances. (a) Promptly upon reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents (including, without limitation, the Collateral Documents), and (iii) on and after the date on which an RCF Obligations Reinstatement Event has occurred, with respect to any property subject to a Mortgage in Japan, periodically amend the secured amount set forth in such Mortgage to an amount not greater than 135% of the value of the property secured by such Mortgage and pay any and all taxes or additional registration fees with respect to such periodic amendments.
(b)    Promptly following the delivery of the Compliance Certificate pursuant to Section 6.02(b) with respect to the last fiscal quarter of each fiscal year, execute and deliver to the Administrative Agent an appropriate Intellectual Property Security Agreement with respect to all After-Acquired Intellectual Property (as defined in the Security Agreement) that is Collateral and that is Material Intellectual Property owned by it as of the last day of the period for which such Compliance Certificate is delivered, to the extent that such After-Acquired Intellectual Property that is Material Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, STBV and the Borrower will, and will cause each Guarantor to, promptly cooperate as reasonably necessary to enable the Administrative Agent to make any reasonably necessary recordations with the US Copyright Office or the US Patent and Trademark Office, as appropriate, with respect to such Material Intellectual Property.
SECTION 6.15.    Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default shall have occurred and be continuing and (b) no Subsidiary
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may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Junior Financing or Senior Notes Financing Obligations. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower, STBV or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the net book value of such Person’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
SECTION 6.16.    Maintenance of Ratings. ~~Use~~In the event there is a Term Loan Facility outstanding hereunder, use commercially reasonable efforts to maintain a rating of the Term Loan Facility by each of S&P and Moody’s.
SECTION 6.17.    [Reserved].
SECTION 6.18.    [Reserved].
SECTION 6.19.    Post-Closing Covenant. Within 120 days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion) and subject to Section 6.12(c), the Administrative Agent shall have received the following, each of which shall be originals or facsimiles or pdf electronic copies (followed promptly by originals) unless otherwise specified:
(a)the Foreign Security Agreements, each properly executed by a Responsible Officer of the signing Loan Party, and each in form and substance reasonably satisfactory to the Administrative Agent, together with, if applicable:
(i)certificates representing the Pledged Equity referred to therein, accompanied by undated stock powers executed in blank or, if applicable, other appropriate instruments of transfer and instruments evidencing the Pledged Debt, if any, indorsed in blank, and
(ii)copies of all searches with respect to the Collateral, together with copies of the financing statements (or similar documents) disclosed by such searches to the extent available, and accompanied by evidence reasonably satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted by Section 7.01 or have been or contemporaneously will be released or terminated or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; and
(b)an opinion of each of (A) Creel, Garcia-Cuellar y Muggenburg, S.C., special Mexico counsel to the Loan Parties, (B) Bae, Kim & Lee, special Korea counsel to the Loan Parties, (C) O’Melveny & Myers, Tokyo Office, special Japan counsel to the Loan Parties and (D) Azim, Tunku Farik & Wong, special Malaysia counsel to the Loan Parties, each addressed to each Agent and each Lender and each in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 6.20.    Post-Fifth Amendment Effective Date Covenant. Within the time periods as provided in Schedule E to the Fifth Amendment (or such later date as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent each item specified in Schedule E to the Fifth Amendment and customary legal opinions addressed to the Administrative Agent and each Revolving Credit Lender related to such items,
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as specified in Schedule C-2 to the Fifth Amendment, in each case in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 6.21.    Post-Sixth Amendment Effective Date Covenant. Within the time periods as provided in the Guarantor Affirmation (or such later date as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent each item specified therein, in each case in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 6.22.    Post- Seventh Amendment Effective Date Covenant. Within the time periods as provided in Schedule D to the Seventh Amendment (or such later date as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent each item specified in Schedule D to the Seventh Amendment and customary legal opinions addressed to the Administrative Agent and each Revolving Credit Lender related to such items, as specified in Schedule B-2 to the Seventh Amendment, in each case in form and substance reasonably satisfactory to the Administrative Agent and comply, to the extent applicable, with the obligations set out in Schedule D to the Seventh Amendment.
SECTION 6.23.    Post-Tenth Amendment Effective Date Covenant. Within the time periods as provided in Schedule C to the Tenth Amendment (or such later date as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent each item specified in Schedule C to the Tenth Amendment and customary legal opinions addressed to the Administrative Agent and each Revolving Credit Lender related to such items, as specified in Schedule C to the Tenth Amendment, in each case in form and substance reasonably satisfactory to the Administrative Agent and comply, to the extent applicable, with the obligations set out in Schedule C to the Tenth Amendment.
SECTION 6.24.    Change in Nature of Business. Shall ensure that neither the Borrower, nor STBV nor any of their respective Subsidiaries shall engage in any material lines of business that are substantially different from those lines of business conducted by STBV and the Restricted Subsidiaries on the date hereof or any business reasonably related, supportive, complementary or ancillary thereto.
SECTION 6.25.    Transactions with Affiliates. Shall ensure that neither the Borrower, nor STBV nor any of their respective Subsidiaries shall enter into any transaction that is valued at more than the greater of $45,000,000 and 5.0% of Consolidated EBITDA of the Borrower Parties for the most recent Test Period for which financial statements have been (or are required to have been) furnished pursuant to Section 6.01 ended on or prior to the date of such transaction for the most recently ended Test Period as of such time of any kind with any Affiliate of STBV, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any entity that becomes a Loan Party as a result of such transaction, (b) on fair and reasonable terms substantially as favorable to STBV or such Restricted Subsidiary as would be obtainable by STBV or such Restricted Subsidiary in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees, costs and expenses in connection with the consummation of the Transactions and the other transactions contemplated hereby, (d) loans and other transactions by STBV and the Subsidiaries to the extent not prohibited by this Agreement, (e) entering into employment and severance arrangements between Parent, STBV and the Restricted Subsidiaries and their respective officers and employees, as determined in good faith by the board of directors or senior management of the relevant Person, (f) payments by STBV and the Restricted Subsidiaries pursuant to the tax sharing agreements among Parent, STBV and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operations of STBV and the Subsidiaries, (g) the payment of customary fees and reimbursement of reasonable out-of-pocket costs of, and customary indemnities provided to or on behalf of, directors, officers and employees of Parent, STBV and the Restricted Subsidiaries
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in the ordinary course of business, as determined in good faith by the board of directors or senior management of the relevant Person, (h) [reserved], (i) Restricted Payments permitted under Section 7.06, (j) payment of reasonable compensation to officers and employees for services actually rendered to any Loan Party or any of its Subsidiaries, (k) stock option and compensation plans of the Loan Parties and their Subsidiaries, (l) advances and loans to officers, directors, members of management and employees of Parent, STBV or any Restricted Subsidiary to the extent specifically permitted under Section 7.02(b), (m) Investments consisting of promissory notes issued by any Loan Party to future, present or former officers, directors and employees, members of management, or consultants of the Original BV Borrower or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Ultimate Parent, to the extent the applicable Restricted Payment is permitted by Section 7.06, (n) any transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing and (o) other transactions specifically permitted under this Agreement (including, without limitation, sale/leaseback transactions, Dispositions, Investments and Indebtedness).
Article 7

NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations not then due and payable) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit that has not been collateralized in a manner reasonably satisfactory to the applicable L/C Issuer shall remain outstanding, the Loan Parties shall not, nor shall STBV or the Borrower permit any Restricted Subsidiaries to, directly or indirectly:
SECTION 7.01.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document and Liens securing other Indebtedness incurred pursuant to Section 2.14;
(b)Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03(c)(i), and (B) proceeds and products thereof, and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;
(c)Liens for taxes, assessments or governmental charges which are not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue (i) which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(d)statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty
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(60) days overdue (i) no action has been taken to enforce such Lien, (ii) such Lien is being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(e)(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies, in each case payable to insurance carriers that provide insurance to STBV or any of its Restricted Subsidiaries or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by the Borrower Parties or any of the Restricted Subsidiaries to support the payments of the items set forth in clauses (i) and (ii) of this Section 7.01(e).
(f)(i) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 7.01(f);
(g)easements, rights-of-way, covenants, conditions, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects or matters that would be disclosed in an accurate survey affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the applicable Person;
(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)Liens securing Indebtedness permitted under Section 7.03(c); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender or any of its affiliates;
(j)(i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Borrower or any other Loan Party or (B) secure any Indebtedness for borrowed money or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by STBV, the Borrower or any of the other Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(k)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
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(l)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business or (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(m)Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(f), Section 7.02(i) or Section 7.02(m) to be applied against the purchase price for such Investment and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case under this clause (i), solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on earnest money deposits of cash or Cash Equivalents made by STBV, the Borrower or any of the other Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(n)Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted under Section 7.03(e);
(o)Liens in favor of STBV, the Borrower, a Loan Party or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(f), Section 7.03(k) and Section 7.03(l);
(p)Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extension thereof) is permitted under Section 7.03;
(q)Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law) regarding leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
(r)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by STBV, the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business and not prohibited by this Agreement;
(s)Permitted Encumbrances;
(t)other Liens securing Indebtedness or other obligations permitted under this Agreement and outstanding in an aggregate principal amount not to exceed the greater of $250,000,000 and 25% of Consolidated EBITDA of the Borrower Parties for the most recent Test Period for which financial statements have been (or are required to have been) furnished pursuant to Section 6.01 ended on or prior to the date of such incurrence;
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(u)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of STBV or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of STBV and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of STBV or any Restricted Subsidiary in the ordinary course of business;
(v)any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;
(w)Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;
(x)ground leases in respect of real property on which facilities owned or leased by STBV or any of its Subsidiaries are located;
(y)Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;
(z)security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;
(aa)Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with STBV or any Restricted Subsidiary in the ordinary course of business;
(ab)any exclusive or non-exclusive licenses granted under any IP Rights that do not secure or is not granted in connection with incurrence of Indebtedness;
(ac)Liens on Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” incurred in connection with any Qualified Securitization Financing and Liens arising from precautionary UCC filings regarding the sale of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” by STBV or any Restricted Subsidiary in connection with any Qualified Securitization Financing;
(ad)Liens securing Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt;
(ae)to the extent not waived by a bank pursuant to the relevant Dutch Security Document, any Lien or set-off arrangements entered into by STBV or any Dutch Subsidiary in the ordinary course of its banking arrangements which arise from the general banking conditions (algemene bankvoorwaarden); and
(af)Liens securing Indebtedness as permitted under Section 7.03(d) and Section 7.03(e).
SECTION 7.02.    Investments. Make or hold any Investments, except:
(a)Any Investment by Parent, STBV or any Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;
(b)loans or advances to officers, directors, members of management, and employees of Parent, STBV or any Restricted Subsidiary (i) in an aggregate amount not to exceed
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$10,000,000 at any time outstanding, for business-related travel, entertainment, relocation and analogous ordinary business purposes, or (ii) in connection with such Person’s purchase of Equity Interests of Ultimate Parent in an aggregate amount not to exceed $10,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans or advances);
(c)Investments (i) by any Loan Party in any other Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any Loan Party or in any other Restricted Subsidiary that is also not a Loan Party or (iii) by Loan Parties in any Restricted Subsidiaries that are not Loan Parties in an aggregate amount not to exceed (A) on and after the ~~Tenth~~Thirteenth Amendment Effective Date, the greater of (1) $~~500,000,000~~750,000,000 and (2) ~~50~~75% of Consolidated EBITDA of the Borrower Parties for the most recent Test Period for which financial statements have been (or are required to have been) furnished pursuant to Section 6.01 ended on or prior to the date of such Investment, at any time outstanding (in the case of clause (iii), determined without regard to any write-downs or write-offs of such Investments) plus (B) additional amounts to the extent that, in the case of this clause (B)~~,~~  only, the Senior Secured Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available or, to the extent the Borrower has made an LCT Election with respect thereto, as of the date of the most recent financial statements delivered pursuant to Section 6.01 prior to the LCT Test Date with respect thereto, after giving Pro Forma Effect to any such Investment, does not exceed 1.50:1.00, it being understood that (x) no Investment in or transfer to a non-Loan Party made prior to the ~~Tenth~~Thirteenth Amendment Effective Date, or made after the ~~Tenth~~Thirteenth Amendment Effective in accordance with any other provision of the Credit Agreement, shall be deemed to be a utilization of the foregoing clause (iii) and (y) no extension of the maturity of or other renewal of any existing Investment made pursuant to this clause (c) shall be deemed to be a new Investment, except to the extent the aggregate amount of such Investment is increased in connection therewith;
(d)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business, and Investments consisting of Guarantees of any supplier’s obligations in respect of commodity contracts, including Swap Contracts, solely to the extent such commodities related to the materials or products to be purchased by the Borrower Parties;
(e)Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted by Section 7.01, Section 7.03, Section 7.04, Section 7.05, and Section 7.06, respectively;
(f)Investments existing or contemplated on the date hereof and set forth on Schedule 7.02(f) and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.02;
(g)Investments in Swap Contracts permitted by Section 7.03;
(h)promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;
(i)the purchase or other acquisition of all or substantially all of the assets or business of, any Person, or of assets constituting a business unit, a line of business or division of, such Person, or of all of the Equity Interests (other than directors’ qualifying shares) in a Person that,
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upon the consummation thereof, will be owned directly by a Loan Party or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each such purchase or other acquisition made pursuant to this Section 7.02(i) (each of the foregoing, a “Permitted Acquisition”):
(A)each applicable Loan Party and any such newly created or acquired Subsidiary shall, or will within the times specified therein, have complied with the applicable requirements of Section 6.12;
(B)(1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing on the date of the consummation thereof or, to the extent the Borrower has made an LCT Election with respect thereto, no Event of Default shall have occurred and be continuing on the on the LCT Test Date and no Specified Event of Default shall have occurred and be continuing on the date of the consummation thereof, and (2) immediately after giving effect to such purchase or other acquisition, the Total Leverage Ratio as of the date of the most recent financial statements which have been delivered pursuant to Section 6.01, or, to the extent the Borrower has made an LCT Election with respect thereto, as of the date of the most recent financial statements delivered pursuant to Section 6.01 prior to the LCT Test Date with respect thereto, on a Pro Forma Basis shall not exceed 6.25:1.0 and such compliance shall be evidenced by a certificate from the Chief Financial Officer or Treasurer (or other equivalent officer) of STBV demonstrating such compliance calculation in reasonable detail; and
(C)the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this Section 7.02(i) have been satisfied or will be satisfied (x) with respect to clause (A), within the times specified on Section 6.12 (as the same may be extended in accordance therewith) and (y) with respect to clause (B), on or prior to the consummation of such purchase or other acquisition.
(j)Investments in the ordinary course of business consisting of (i) indorsements for collection or deposit or (ii) customary trade arrangements with customers;
(k)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(l)loans and advances to Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments permitted to be made to Parent in accordance with Section 7.06;
(m)so long as immediately after giving effect to any such Investment, no Event of Default has occurred and is continuing or, if the Borrower has made an LCT Election with respect thereto, on the LCT Test Date with respect thereto on a Pro Forma Basis no Event of Default has occurred and is continuing and on the date of the consummation thereof no Specified Event of Default has occurred and is continuing, other Investments that do not exceed (i)
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$50,000,000 in any fiscal year plus (ii) additional amounts to the extent that, in the case of this clause (ii) only, giving Pro Forma Effect to such Investment, the Senior Secured Net Leverage Ratio as of the last day of the immediately preceding Test Period prior to the consummation thereof or, if the Borrower has made an LCT Election with respect thereto, as of the last day of the immediately preceding Test Period prior to the LCT Test Date with respect thereto, does not exceed 2.5:1.0 (such applicable amount, the “Permitted Other Investment Amount”); provided that the Permitted Other Investment Amount may be increased by (x) the amount of any Eligible Equity Proceeds which are Not Otherwise Applied and (y) if the Senior Secured Net Leverage Ratio-based test referred to in clause (ii) in this clause (m) shall have been satisfied, an amount equal to 100% of the Available Amount; provided further that (1) to the extent the aggregate amount of Investments made pursuant to this clause (m) in any fiscal year is less than the Permitted Other Investment Amount, the amount of such difference may be carried forward and used to make Investments pursuant to this clause (m) in the two immediately succeeding fiscal years and (2) for any fiscal year, the amount of Investments that would otherwise be permitted in such fiscal year pursuant to this clause (m) may be increased by an amount not to exceed the Permitted Other Investment Amount (any amount so utilized, the “Investment Pull-Forward Amount”) (provided that the Investment Pull-Forward Amount in respect of any fiscal year shall reduce, on a dollar-for-dollar basis, the Permitted Other Investment Amount in respect of the immediately succeeding fiscal year);
(n)advances of payroll payments to employees in the ordinary course of business;
(o)Guarantees by STBV or any Restricted Subsidiary of leases (other than Capitalized Leases), contracts, or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(p)Investments in Unrestricted Subsidiaries; provided that (i) immediately after giving effect to any such Investment, the fair market value of the assets of the applicable Unrestricted Subsidiary, when aggregated with the fair market value of the assets of all other Unrestricted Subsidiaries, shall not exceed $25,000,000 and (ii) no Default has occurred and is continuing or will occur and be continuing immediately after giving effect to any such Investment;
(q)any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness;
(r)Investments consisting of promissory notes issued by any Loan Party to future, present or former officers, directors and employees, members of management, or consultants of STBV or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Ultimate Parent, to the extent the applicable Restricted Payment is permitted by Section 7.06;
(s)earnest money or purchase price deposits required in connection with Permitted Acquisitions;
(t)Investments consisting of loans and advances to the Parent and its Subsidiaries in connection with the reimbursement of expenses incurred on behalf of the Loan Parties in the ordinary course of business;
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(u)capitalization or forgiveness of any Indebtedness owed to any Loan Parties by any other Loan Parties or to any Restricted Subsidiary that is not a Loan Party by any Loan Party;
(v)Investments to the extent the consideration paid therefor consists solely of Equity Interests of the Parent; and
(w)Investments consisting of any guarantee granted pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code).
SECTION 7.03.    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness evidenced by the Senior Notes, and any Permitted Refinancing thereof (which may be incurred by STBV or any Restricted Subsidiary, notwithstanding anything to the contrary in the definition of the term Permitted Refinancing);
(b)Indebtedness of the Loan Parties under the Loan Documents and other Indebtedness incurred pursuant to Section 2.14;
(c)(i) Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond, and similar financings) to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i) and any Permitted Refinancing thereof; provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $50,000,000 and (ii) Attributable Indebtedness and Indebtedness incurred in connection with sale-leaseback transactions permitted under Section 7.05(f);
(d)Indebtedness in an aggregate principal amount for all Loan Parties not to exceed $150,000,000 at any time outstanding; provided that the Loan Parties may incur additional Indebtedness pursuant to this Section 7.03(d) so long as after giving effect thereto, if such Indebtedness is (i) secured by Liens on the Collateral ranking pari passu with the Liens on the Collateral securing the Obligations (pursuant to a customary first lien intercreditor agreement to be agreed with the Administrative Agent), the First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available, after giving Pro Forma Effect to the incurrence of such additional Indebtedness shall not exceed on the date of the closing date with respect thereto, or, if the Borrower has made an LCT Election with respect thereto, on the LCT Test Date with respect thereto, 2.5:1.0, (ii) secured by Liens on the Collateral ranking junior to the Liens on the Collateral securing the Obligations (pursuant to a customary junior lien intercreditor agreement to be agreed with the Administrative Agent), the Senior Secured Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available, after giving Pro Forma Effect to the incurrence of such additional Indebtedness shall not exceed on the date of the closing date with respect thereto, or, if the Borrower has made an LCT Election with respect thereto, on the LCT Test Date with respect thereto, 3.5:1.0, (iii) unsecured, the Total Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available, after giving Pro Forma Effect to the incurrence of such additional Indebtedness shall not exceed on the date of the closing date with respect thereto, or, if the Borrower has made an LCT Election with respect thereto, on the LCT Test Date with respect thereto, 6.25:1.0 and (iv) (i) Permitted Subordinated Indebtedness for all Loan Parties (A) in an aggregate amount not to exceed $200,000,000 and (B) in an aggregate amount in excess of $200,000,000, solely to the
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extent that the full amount of Net Cash Proceeds of any such Indebtedness in excess of $200,000,000 is applied to prepay Term Loans pursuant to Section 2.05(b)(vii);
(e)(i) Indebtedness incurred to finance Permitted Acquisitions, and, upon notice to the Administrative Agent of its intention to do so upon receipt of the proceeds thereof, such Indebtedness may be incurred up to 180 days prior to the consummation of any such Permitted Acquisition so long as the Net Cash Proceeds of such Indebtedness are utilized within 180 days of the incurrence thereof to finance such Permitted Acquisition (or if not so utilized within such time period and not otherwise permitted under this Section 7.03, solely to the extent the Net Cash Proceeds of such Indebtedness are applied to prepay Term Loans pursuant to Section 2.05(b)(vii)), (ii) Indebtedness assumed in connection with any Permitted Acquisition, provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (iii) Indebtedness owed to the seller of any property acquired in a Permitted Acquisition, in each case under this clause (e), so long as both immediately prior and after giving effect thereto (x) no Event of Default shall exist or result therefrom or, if the Borrower has made an LCT Election with respect thereto, on the LCT Test Date with respect thereto on a Pro Forma Basis no Event of Default has occurred and is continuing and on the date of the consummation thereof no Specified Event of Default has occurred and is continuing, and (y) if such Indebtedness is (1) secured by Liens on the Collateral ranking pari passu with the Liens on the Collateral securing the Obligations (pursuant to a customary first lien intercreditor agreement to be agreed with the Administrative Agent), the First Lien Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available, after giving Pro Forma Effect to the incurrence of such additional Indebtedness shall not exceed on the date of the closing date with respect thereto, or, if the Borrower has made an LCT Election with respect thereto, on the LCT Test Date with respect thereto, 2.5:1.0, (2) secured by Liens on the Collateral ranking junior to the Liens on the Collateral securing the Obligations (pursuant to a customary junior lien intercreditor agreement to be agreed with the Administrative Agent), the Senior Secured Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available, after giving Pro Forma Effect to the incurrence of such additional Indebtedness shall not exceed on the date of the closing date with respect thereto, or, if the Borrower has made an LCT Election with respect thereto, on the LCT Test Date with respect thereto, 3.5:1.0, and (3) unsecured, the Total Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available, after giving Pro Forma Effect to the incurrence of such additional Indebtedness shall not exceed on the date of the closing date with respect thereto, or, if the Borrower has made an LCT Election with respect thereto, on the LCT Test Date with respect thereto, 6.25:1.0.
(f)Indebtedness of any Loan Party or any Subsidiary that is not a Loan Party owing to any other Loan Party or any Subsidiary that is not a Loan Party in respect of an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party, it being understood that such Loan Party may make payments thereon prior to the occurrence (but not during the continuance) of an Event of Default;
(g)Indebtedness consisting of promissory notes issued by any Loan Party to future, present or former officers, directors and employees, members of management, or consultants of STBV or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Ultimate Parent, to the extent the applicable Restricted Payment is permitted by Section 7.06;
(h)Existing Indebtedness outstanding on the date hereof and listed on Schedule 7.03(c)(i) and any Permitted Refinancing thereof;
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(i)Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes and Guarantees of suppliers’ obligations permitted pursuant Section 7.02(d);
(j)Guarantees by STBV or any Restricted Subsidiary in respect of Indebtedness of STBV or such Restricted Subsidiary otherwise permitted hereunder; provided that (i) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting a Junior Financing or Senior Notes Financing Obligations shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the applicable Guaranty to the extent required by Section 6.12 and (ii) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination provisions of such Indebtedness;
(k)Indebtedness of STBV and the Restricted Subsidiaries in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding the greater of (x) $350,000,000 and (y) 40% of Consolidated EBITDA of the Borrower Parties for the most recent Test Period for which financial statements have been (or are required to have been) furnished pursuant to Section 6.01 ended on or prior to the date of such incurrence at any time outstanding (it being understood that any Indebtedness incurred in reliance on clause (y) shall remain permitted notwithstanding any subsequent reduction of such Consolidated EBITDA);
(l)Indebtedness (other than for borrowed money) subject to Liens permitted under Section 7.01;
(m)Indebtedness representing deferred compensation to employees of STBV or any Restricted Subsidiary incurred in the ordinary course of business;
(n)Indebtedness incurred in a Permitted Acquisition or Disposition under agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;
(o)Indebtedness consisting of obligations of STBV or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions;
(p)Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;
(q)Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(r)Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
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(s)obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guarantees provided by STBV or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;
(t)Indebtedness in respect of any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business;
(u)[reserved];
(v)without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest to the extent such Debt is permitted hereunder;
(w)Indebtedness of Foreign Subsidiaries under lines of credit in an aggregate principal amount at any time outstanding for all such Persons taken together not to exceed the greater of (x) $75,000,000 and (y) 8.3% of Consolidated EBITDA of the Borrower Parties for the most recent Test Period for which financial statements have been (or are required to have been) furnished pursuant to Section 6.01 ended on or prior to the date of incurrence of such Indebtedness;
(x)any joint and several liability arising as a result of (the establishment of) a fiscal unity (fiscale eenheid) and any guarantee granted pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code);
(y)Credit Agreement Refinancing Indebtedness;
(z)Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to STBV or any of its Restricted Subsidiaries, other than a Securitization Subsidiary (except for Standard Securitization Undertakings) in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $300,000,000 and (y) 33.0% of Consolidated EBITDA of the Borrower Parties for the most recent Test Period for which financial statements have been (or are required to have been) furnished pursuant to Section 6.01 ended on or prior to the date of incurrence of such Indebtedness; and
(aa)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z).;
SECTION 7.04.    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, except that:
(a)any Restricted Subsidiary may merge with or liquidate into (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction so long as the Borrower remains organized under the laws of the United States, any state thereof or the District of Columbia (the “Jurisdictional Requirements”)); provided that the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent, or (ii) STBV or any one or more Restricted Subsidiaries other than the Borrower; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, (A) a Loan Party shall be the continuing or surviving Person or (B) to the extent constituting an Investment, such Investment must be an Investment permitted by Section 7.02 and any Indebtedness corresponding to such Investment must be permitted by Section 7.03;
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(b)(i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary (other than the Borrower) may liquidate or dissolve or change its legal form if STBV determines in good faith that such action is in the best interests of the business of STBV and its Subsidiaries;
(c)so long as no Event of Default exists or would result therefrom, STBV or any Restricted Subsidiary may merge with any other Person in order to (i) effect an Investment permitted pursuant to Section 7.02 (provided that (A) the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.12 and (B) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02) or (ii) to effect the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 6.15; provided that if the Borrower is a party to any transaction effected pursuant to this Section 7.04(c), (1) the Borrower shall be the continuing and surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent and (2) the Jurisdictional Requirements shall be satisfied; and
(d)so long as no Event of Default exists or would result therefrom, a merger, dissolution, liquidation or consolidation, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected; provided that if the Borrower is a party to any transaction effected pursuant to this Section 7.04(e), (i) the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent and (ii) the Jurisdictional Requirements shall be satisfied.
SECTION 7.05.    Dispositions. Make any Disposition except:
(a)Dispositions of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;
(b)Dispositions of inventory, cash and immaterial assets in the ordinary course of business;
(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by STBV or any Restricted Subsidiary to STBV or any other Restricted Subsidiary (including any such Disposition effected pursuant to a merger, liquidation or dissolution); provided that if the transferor of such property is a Guarantor or the Borrower (i) the transferee thereof is either the Borrower or a Guarantor, (ii) the transferee is not a Loan Party and (A) the fair market values of such property is paid in cash or Cash Equivalents to the Borrower or Guarantor or (B) the aggregate fair value of such property that does not satisfy clause (A) does not exceed $25,000,000 in any fiscal year plus the cumulative unused amounts under this clause (B) for all prior fiscal years since the Closing Date or (iii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;
(e)Dispositions permitted by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;
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(f)Dispositions by STBV or any Restricted Subsidiary of property pursuant to sale-leaseback transactions; provided that (i) the fair market value of all property so Disposed of shall not exceed $80,000,000 from and after the Closing Date, (ii) the purchase price for such property shall be paid to STBV or such Restricted Subsidiary for not less than 75% cash consideration; provided, however, that any Designated Non-Cash Consideration received by STBV or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (f) and clauses (k) and (o) of this Section 7.05 that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of the greater of (x) $22,500,000 and (y) 2.5% of Consolidated EBITDA for the most recent ended Test Period shall be deemed to be cash and (iii) all Net Cash Proceeds resulting from the Disposition pursuant to this Section 7.05(f) of Property with a fair market value in excess of $40,000,000 shall be applied to prepay Term Loans pursuant to Section 2.05(b)(i);
(g)Dispositions of Cash Equivalents;
(h)Dispositions of past due accounts receivable in connection with the collection, write down or compromise thereof;
(i)leases, subleases, or sublicenses of property, and Dispositions of IP Rights in the ordinary course of business, in each case that do not materially interfere with the business of STBV and the Restricted Subsidiaries, and Dispositions of IP Rights under a research or development agreement in which the other party receives a license to IP Rights that result from such agreement;
(j)transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;
(k)Dispositions of property by STBV or any Restricted Subsidiary not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) the Consolidated EBITDA generated by or attributable to all such property Disposed of in any fiscal year of STBV shall not exceed 15% of Consolidated EBITDA of STBV and its Subsidiaries for the cumulative period since the Closing Date (excluding any property disposed of in a Disposition or series of related Dispositions involving an aggregate fair market value of less than $5,000,000) and (iii) the sale price for such property (if in excess of $10,000,000) shall be paid to STBV or such Restricted Subsidiary for not less than 75% cash consideration; provided, however, that any Designated Non-Cash Consideration received by STBV or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) and clauses (f) and (o) of this Section 7.05 that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of the greater of (x) $22,500,000 and (y) 2.5% of Consolidated EBITDA for the most recent ended Test Period shall be deemed to be cash;
(l)Dispositions of Investments in Joint Ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties forth in, joint venture arrangements and similar binding arrangements in effect on the Closing Date; and
(m)Dispositions in the ordinary course of business consisting of the abandonment of IP Rights owned by each Loan Party and its Subsidiaries which, in the reasonable good faith determination of STBV or any Restricted Subsidiary, are uneconomical, negligible, obsolete or otherwise not material in the conduct of its business (it being understood and agreed that no Material Intellectual Property may be Disposed of in reliance on this clause (m));
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(n)Dispositions of all or substantially all of its assets (upon voluntary liquidation or otherwise) to STBV or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor or the Borrower, then (i) the transferee must either be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be an Investment permitted by Section 7.02 and any Indebtedness corresponding to such Investment must be permitted by Section 7.03;
(o)Dispositions of the Controls Business, provided that such Dispositions shall be for fair value and the payments received in respect thereof shall consist of at least 75% in cash and Cash Equivalents; provided, however, that any Designated Non-Cash Consideration received by STBV or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (o) and clauses (f) and (k) of this Section 7.05 that is at that time outstanding, not in excess (at the time of receipt of such Designated Non-Cash Consideration) of the greater of (x) $22,500,000 and (y) 2.5% of Consolidated EBITDA for the most recent ended Test Period shall be deemed to be cash;
(p)sales of non-core assets acquired in connection with Permitted Acquisitions which are not material to the business of the Loan Parties;
(q)any disposition of real property to a Governmental Authority as a result of a condemnation of such real property;
(r)exclusive or non-exclusive licenses or similar agreements in respect of IP Rights;
(s)[Reserved];
(t)any sale, lease, transfer or other disposition of the property and assets set forth on Schedule 7.05(t);
(u)(x) sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing and (y) transfers of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;
provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(a), (d), (e), (h), (i), (j), (m), (n), (o), (p), (q), (s), (t), and (u)) shall be for not less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent is hereby authorized by the Lenders to take any actions deemed appropriate in order to effect the foregoing.
SECTION 7.06.    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
(a)each Restricted Subsidiary may make Restricted Payments to STBV and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to (i) STBV or such Restricted Subsidiary and (ii) to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);
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(b)STBV and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;
(c)the Original Borrowers and the Restricted Subsidiaries may make Restricted Payments necessary to consummate the Transactions;
(d)to the extent constituting Restricted Payments, STBV and the Restricted Subsidiaries may enter into transactions expressly permitted by Section 6.25, Section 7.04 or Section 7.05;
(e)STBV and the Restricted Subsidiaries may make Restricted Payments to Parent:
(i)the proceeds of which will be used by the Parent for distribution to the Ultimate Parent to pay (or to make a Restricted Payment to enable it to pay) the tax liability for each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns filed by or on behalf of the Ultimate Parent; provided that such proceeds are limited to the tax liability attributable to STBV and the Restricted Subsidiaries determined as if STBV and the Restricted Subsidiaries filed separately;
(ii)the proceeds of which shall be used by the Parent for distribution to the Ultimate Parent to pay (or to make a Restricted Payment to enable it to pay) the Ultimate Parent’s (or any Ultimate Parent Entity’s) operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed the greater of (x) $20,000,000 and (y) 2.25% of Consolidated EBITDA of the Borrower Parties for the most recent Test Period for which financial statements have been (or are required to have been) furnished pursuant to Section 6.01 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of the Ultimate Parent (or any Ultimate Parent Entity) attributable to the ownership or operations of STBV and the Restricted Subsidiaries;
(iii)the proceeds of which shall be used by the Parent for distribution to the Ultimate Parent to pay (or to make a Restricted Payment to enable it to pay) franchise taxes and other fees, taxes and expenses required to maintain the Ultimate Parent’s (or any Ultimate Parent Entity’s) corporate existence;
(iv)the proceeds of which will be used by the Parent for distribution to the Ultimate Parent to pay (or to make a Restricted Payment to enable it to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Ultimate Parent held by any future, present or former employee, director, officer, member of management or consultant of the Ultimate Parent or any of its Subsidiaries (or the estate, family members, spouse or former spouse of any of the foregoing); provided that the aggregate amount of Restricted Payments made under this clause (e)(iv) does not exceed in any calendar year $20,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years); and provided further that such amount in any calendar year may be increased by an amount not to exceed (1) the cash proceeds from the sale of Equity Interests to employees, directors, officers, members of management or consultants of the Ultimate Parent or of its Subsidiaries that occurs after the Closing Date to the extent such proceeds constitute Eligible Equity Proceeds plus (2) the amount of any cash bonuses otherwise payable to employees, directors, officers,
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members of management or consultants of the Ultimate Parent or any of its Subsidiaries (or the estate, family members, spouse or former spouse of any of the foregoing) in connection with the Transactions that are foregone in return for the receipt of Equity Interests of the Ultimate Parent pursuant to a deferred compensation plan of such Person plus (3) the cash proceeds of key man life insurance policies received by the Ultimate Parent (to the extent such proceeds are contributed to STBV) or STBV or any Restricted Subsidiary after the Closing Date (provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (1), (2) and (3) above in any calendar year) less (4) the amount of any Restricted Payments previously made pursuant to clauses (1), (2) and (3) of this clause (e)(iv);
(v)to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing or consummation of such Investment or at future times as may be scheduled at the time of such closing or consummation to be made thereafter in connection therewith and (B) the Ultimate Parent shall, immediately following the closing or consummation thereof, cause or have caused (1) all property acquired (whether assets or Equity Interests) to be contributed to STBV or another Loan Party (or a Person that will become a Loan Party upon receipt of such contribution) or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or a Loan Party in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.12;
(vi)the proceeds of which shall be used by the Parent for distribution to the Ultimate Parent to make (or to make a Restricted Payment to enable it to make) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Ultimate Parent; provided that any such cash payment shall not be for the purpose of evading the limitations set forth in this Section 7.06 (as determined in good faith by the board of directors or the managing board, as the case may be, of STBV (or any authorized committee thereof));
(vii)the proceeds of which shall be used by the Parent for distribution to the Ultimate Parent to pay (or to make a Restricted Payment to enable it to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;
(viii)the proceeds of which shall be used by the Parent for distribution to the Ultimate Parent to pay (or to make a Restricted Payment to enable it to pay) customary salary, bonus and other benefits payable to officers and employees of the Ultimate Parent to the extent such salaries, bonuses and other benefits are directly attributable to the ownership or operations of STBV and the Restricted Subsidiaries; and
(ix)the proceeds of which shall be used by the Parent for distribution to the Ultimate Parent to pay (or to make a Restricted Payment to enable it to pay) amounts of the type described in Section 6.25(d) or Section 6.25(i), in each case to the extent the applicable payment would be permitted under the applicable clause in Section 6.25 if such payment were to be made by a Borrower Party;
(f)so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in addition to the foregoing Restricted Payments, the Ultimate Parent, the Parent and the Borrower Parties may make additional Restricted Payments to their respective shareholders in an aggregate amount not to exceed (i) $50,000,000 in any fiscal year (with
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unused amounts in any calendar year being carried over to succeeding calendar years) plus (ii) additional amounts to the extent, giving Pro Forma Effect to such Restricted Payment, the Senior Secured Net Leverage Ratio as of the last day of the immediately preceding Test Period does not exceed 2.5:1.0; and
(g)so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Senior Secured Net Leverage Ratio as of the last day for which financial statements have been delivered pursuant to Section 6.01 was less than 3.0:1.0 (determined on a Pro Forma Basis after giving effect to any Restricted Payment to be made pursuant to this Section 7.06(g)), in addition to the foregoing Restricted Payments, the Ultimate Parent, the Parent, STBV and the Restricted Subsidiaries may make additional Restricted Payments to their respective shareholders in an amount not to exceed the Available Amount as in effect immediately prior to the time of the making of such Restricted Payment;
(h) the payment of Restricted Payments in an aggregate amount per annum not to exceed 7.0% of the Market Capitalization, provided that on the date of declaration of any such dividend or on the date of the making of any other such Restricted Payment, after giving effect to such dividend or other Restricted Payment, there is no continuing or resulting Event of Default;
(i)Restricted Payments in respect of any guarantee granted pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code); and
(j)so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in addition to the foregoing Restricted Payments, the Ultimate Parent, the Parent, STBV and the Restricted Subsidiaries may make additional Restricted Payments in an aggregate amount not to exceed the greater of (x) $150,000,000 and (y) 20.0% of Consolidated EBITDA of the Borrower Parties for the most recent Test Period for which financial statements have been (or are required to have been) furnished pursuant to Section 6.01 ended on or prior to the date.
SECTION 7.07.    [Reserved].
SECTION 7.08.    [Reserved].
SECTION 7.09.    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document, the Senior Note Indentures or customary terms in any documentation providing for any Permitted Refinancing thereof or any similar instruments with substantially consistent terms that are not materially more burdensome than the foregoing) that limits the ability of the Borrower or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing shall not apply to Contractual Obligations which (i) (x) arise under applicable law, (y) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto or (z) to the extent Contractual Obligations permitted by clause (y) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions described in clause (x) or (y) that are contained in such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of STBV, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of STBV, (iii) represent
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Indebtedness of a Restricted Subsidiary which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) or that expressly permits Liens for the benefit of the Agents and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Indebtedness be secured by such Liens on an equal and ratable, or junior, basis, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest or (x) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business.
SECTION 7.10.    Holding Company. The Parent (a) shall not engage in any business or activity other than (i) the ownership of all the outstanding Equity Interests in STBV (or other Equity Interests in accordance with clause (b) below) and activities incidental thereto, (ii) activities necessary to consummate the Transactions and the other transactions contemplated hereby and (iii) corporate maintenance activities (including the payment of taxes and expenses associated with being a holding company), (b) shall not own or acquire any assets (other than Equity Interests in STBV or other Subsidiaries of STBV that are pledged to secure the Obligations pursuant to a Collateral Document and cash and Cash Equivalents in amounts reasonably required in connection with its permitted business activities or representing proceeds of a Restricted Payment permitted hereunder temporarily held pending further distribution to the Ultimate Parent or any intermediate holding company), (c) shall not create, incur, assume or permit to exist any Lien on any property or asset owned by it, other than Liens under the Loan Documents or non-consensual Liens permitted under Section 7.01, (d) shall not incur any liabilities (other than liabilities under the Loan Documents, unsecured Guarantees permitted hereunder, liabilities relating to the performance of its obligations under such documents, liabilities in respect of guarantees granted pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code) and other liabilities (not including Indebtedness) incidental to its existence and permitted business activities), (e) may make any public offering of its common stock or any other issuance of its Equity Interests not prohibited by Article 7, and (f) may engage in any transaction that Parent is otherwise permitted to enter into or consummate under this Article 7.
SECTION 7.11.    Senior Secured Net Leverage Ratio. Except with the consent of the Required Revolving Credit Lenders, the Borrower Parties will not permit the Senior Secured Net Leverage Ratio as of the last day of any Test Period ending during any period set forth in the table below to be greater than the ratio set forth below opposite the last day of such Test Period:
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Test Period	Senior Secured Net Leverage Ratio
June 30, 2011-December 31, 2011	5.00 to 1.0
Thereafter	5.00 to 1.0

Notwithstanding the foregoing, this Section 7.11 shall be in effect (and shall only be in effect) when the sum of the aggregate principal amount of any Revolving Credit Loans and/or Swing Line Loans then outstanding plus the aggregate amount of any L/C Obligations then outstanding (excluding Letters of Credit that have been Cash Collateralized to at least 100% of the undrawn amount thereof) at such time exceeds 20% of the total amount of the Revolving Credit Commitments (including any Additional Revolving Credit Commitments).
SECTION 7.12.    Amendments of Certain Documents. Amend or otherwise modify (a) any of its Organization Documents in a manner materially adverse to the Administrative Agent or the Lenders or (b) any term or condition of any Junior Financing Documentation in any manner materially adverse to the interests of the Administrative Agent or the Lenders, in each case without the consent of the Administrative Agent.
SECTION 7.13.    Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and to the covenants contained herein that are deemed reasonably necessary by the Administrative Agent, and not objected to by the Required Lenders, to reflect such change in fiscal year.
SECTION 7.14.    Prepayments, Etc. of Subordinated Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted) any subordinated Indebtedness having an aggregate principal amount of more than the Threshold Amount (collectively, “Junior Financing”), except (i) so long as no Event of Default shall have occurred and be continuing or would result therefrom, (x) for an aggregate purchase price not to exceed $25,000,000; provided that such amount may be increased by an amount equal to the sum of (1) if the Senior Secured Net Leverage Ratio as of the last day for which financial statements have been delivered pursuant to Section 6.01 was less than 5.0:1.0, $25,000,000 plus (2) an amount equal to 100% of the Available Amount or (y) the refinancing thereof with the Net Cash Proceeds of any Permitted Subordinated Indebtedness or Eligible Equity Proceeds that are Not Otherwise Applied, (ii) additional amounts to the extent that, in the case of this clause (ii), the Senior Secured Net Leverage Ratio as of the last day of the most recently ended Test Period for which financial statements are internally available or, to the extent the Borrower has made an LCT Election with respect thereto, as of the date of the most recent financial statements delivered pursuant to Section 6.01 prior to the LCT Test Date with respect thereto, after giving Pro Forma Effect to any such Investment, does not exceed 2.50:1.00 and (iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests).
SECTION 7.15.    Designated Senior Debt. Designate any Indebtedness (other than under this Agreement and the other Loan Documents) of the Borrower or the Restricted
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Subsidiaries as “Designated Senior Indebtedness” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.
Article 8

EVENTS OF DEFAULT AND REMEDIES
SECTION 8.01.    Events of Default. Any of the following shall constitute an Event of Default:
(a)Non-Payment. The Borrower or any other Loan Party fails to pay (i) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), any amount of principal of any Loan or any L/C Borrowing, or (ii) within five (5) Business Days after the same becomes due, any interest or any fee payable pursuant to Section 2.09 or (iii) within ten (10) Business Days after invoice or written demand, any other amount payable hereunder or with respect to any other Loan Document; or
(b)Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05(a) (solely with respect to the Borrower) or Section 6.11, Section 6.19 or Article 7; provided, further, that any Event of Default under Section 7.11 shall not constitute an Event of Default for purposes of any Term Loans unless and until a period of 30 consecutive days has elapsed since the first date on which the Required Revolving Credit Lenders have actually declared all Revolving Credit Loans and related Obligations to be immediately due and payable in accordance with Section 8.02 of this Agreement as a result of the Borrower’s failure to perform or observe any term, covenant or agreement contained in Section 7.11 and such declaration has not been rescinded on or before such date; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or, as provided in Section 4.02, deemed made; or
(e)Cross-Default. Any Loan Party or any Restricted Subsidiary (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and determined, in the case of any Swap Contract, by reference to the Swap Termination Value of such Swap Contract) having an aggregate outstanding principal amount of not less than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such
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Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party or any Restricted Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which such insurer has been notified of such judgment or order and has not denied coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(j)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or satisfaction in full of all the Obligations (other than contingent indemnification obligations not then due and payable or Letters of Credit that are collateralized in a manner reasonably satisfactory to the applicable L/C Issuer), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations not then due and payable or Letters of Credit that are collateralized in a manner reasonably satisfactory to the applicable L/C Issuer) and termination of the Aggregate Commitments or as a result of a transaction permitted hereunder or thereunder (including under Section 7.04 or Section 7.05)), or purports in writing to revoke or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.02 or Section 6.12 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 ~~or~~, Section 7.05 or Section 10.25) cease to create a valid and perfected (if and to the extent required to be perfected under
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the Security Agreement) first priority Lien on and security interest in any Collateral covered thereby that has a value greater $10,000,000 or that is otherwise material to the business of any Loan Party, subject to Liens permitted under Section 7.01, or any Loan Party shall assert in writing such invalidity or lack of perfection (except to the extent perfection of not required under the Security Agreement) or priority (other than in an informational notice to the Administrative Agent), except (i) to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates or promissory notes actually delivered to it representing securities or instruments pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements, (ii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and the related insurer shall not have ultimately denied or disclaimed in writing that such losses are covered by such title insurance, notwithstanding any initial denial or disclaimer of coverage by the Title Company under lender’s title insurance policy, (iii) as a result of the sale, release or other Disposition of the applicable Collateral in a transaction permitted under the Loan Documents and (iv) relating to an immaterial amount of the Collateral.
SECTION 8.02.    Remedies Upon Event of Default. (i) If any Event of Default occurs and is continuing (other than an Event of Default under Section 8.01(b) as a result of the Borrower Parties’ failure to perform or observe any term, covenant or agreement contained in Section 7.11 unless the conditions of the second proviso contained therein have been satisfied), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
(i)Subject to the first proviso in Section 8.01(b), if any Event of Default under Section 8.01(b) occurs and is continuing as a result of the Borrower’s failure to perform or observe any term, covenant or agreement contained in Section 7.11, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Credit Lenders, take any or all of the following actions:
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(e)declare the Revolving Credit Commitment of each Revolving Credit Lender to make Revolving Credit Loans and Swing Line Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Revolving Credit Commitments and obligation shall be terminated;
(f)declare the unpaid principal amount of all outstanding Revolving Credit Loans and Swing Line Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document under or in respect of the Class pursuant to which Revolving Credit Loans are made to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(g)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(h)exercise on behalf of itself and the Revolving Credit Lenders all rights and remedies available to it and the Revolving Credit Lenders under the Loan Documents or applicable laws, in each case under or in respect of the Class pursuant to which Revolving Credit Loans are made.
SECTION 8.03.    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3, but not including principal of or interest on any Loan) payable to the Administrative Agent in its capacity as such;
Second, to the payment in full of the Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swing Line Lender and any L/C Issuer pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any distribution);
Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, ratably to (a) the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and (b) to payment of (i) that portion of the Obligations constituting unpaid principal of the Loans, (ii) the Secured Hedge Obligations and the Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them;
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Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations (other than contingent indemnification obligations not then due and payable and Letters of Credit that are cash collateralized on terms reasonably satisfactory to the applicable L/C Issuer) have been paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth(b) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations then owing and unpaid, if any, in the order set forth above and, if no such Obligations remain outstanding, delivered to the Borrower. Notwithstanding the foregoing, amounts received from any Loan Party that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations.
Article 9

ADMINISTRATIVE AGENT AND OTHER AGENTS
SECTION 9.01.    Authorization and Action. (a) Each Lender (in its capacities as a Lender, a Swing Line Lender (if applicable), an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Loans), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders, all Hedge Banks and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.
(b)    In furtherance of the foregoing, each Lender (in its capacities as a Lender, a Swing Line Lender (if applicable), an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Supplemental Collateral Agents appointed by the Collateral Agent pursuant to Section 9.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of this Article 9 (including, without limitation, Section 9.05 as though any such Supplemental Collateral Agents were an “Agent” under the Loan Documents) as if set forth in full herein with respect thereto.
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(c)    Any Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Collateral Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 9.01(c) in the absence of such Agent’s gross negligence, bad faith or willful misconduct.
SECTION 9.02.    Agents’ Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence, bad faith or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopy) believed by it to be genuine and signed or sent by the proper party or parties.
SECTION 9.03.    Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, Mizuho Corporate Bank, Ltd., Raymond James Bank, FSB and Crédit Industriel et Commercial and Affiliates. With respect to its Commitments, the Loans made by it and any Notes issued to it, each of Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, Mizuho Corporate Bank, Ltd., Raymond James Bank, FSB and Crédit Industriel et Commercial shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though they were not Agents; and
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the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, Mizuho Corporate Bank, Ltd., Raymond James Bank, FSB and Crédit Industriel et Commercial in their individual capacities. Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, Mizuho Corporate Bank, Ltd., Raymond James Bank, FSB and Crédit Industriel et Commercial and their affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Bank of Montreal, Royal Bank of Canada, Mizuho Corporate Bank, Ltd., Raymond James Bank, FSB and Crédit Industriel et Commercial were not an Agents and without any duty to account therefor to the Lenders. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.
SECTION 9.04.    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
SECTION 9.05.    Indemnification. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 10.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 9.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.
(b)    Each Revolving Credit Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Revolving Credit Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Letters of Credit or the Loan Documents or any action taken or omitted by the Issuing Bank under the Letters of Credit or the Loan Documents; provided, however, that no Revolving Credit Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or
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disbursements resulting from the Issuing Bank’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Revolving Credit Lender agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.
(c)    For purposes of this Section 9.05, each Lender’s respective ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Loans outstanding at such time and owing to such Lender, (ii) such Lender’s Pro Rata Share of the aggregate available amount of all Letters of Credit outstanding at such time, (iii) such Lender’s unused Term Commitments at such time and (iv) such Lender’s unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Loans owing to the Swing Line Lender and of Letter of Credit Loans owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 9.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.
SECTION 9.06.    Successor Agents. Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lenders and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it or its Affiliate has also been replaced as Collateral Agent, Swing Line Lender and Issuing Bank and discharged from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right (with the consent of the Borrower, so long as no Event of Default has occurred or is continuing) to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed. If no successor Agent shall have been so appointed by the Required Lenders (or, so long as no Event of Default has occurred or is continuing, consented to by the Borrower), and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral
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Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent’s resignation or removal under this Section 9.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent’s resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.
SECTION 9.07.    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-documentation agent,” “bookrunner,” or “lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than to the extent expressly set forth herein and, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
SECTION 9.08.    Release of Liens and Guarantees. (a) The Administrative Agent, Collateral Agent, the Lenders, the L/C Issuers and the other Secured Parties hereby irrevocably agree that the Liens granted to any of them by any ~~Foreign~~ Guarantor on any Collateral, any Lien granted by any owner of such ~~Foreign~~ Guarantor in the Equity Interests of such ~~Foreign~~ Guarantor, and the Guarantee of such ~~Foreign~~ Guarantor shall be automatically released or terminated, as applicable, upon the delivery of a certificate of a Responsible Officer of the Borrower certifying that (i) such Guarantor is not a Material Domestic Subsidiary or (ii) solely in the event that an RCF Obligations Reinstatement Event has occurred, such Guarantor, if it is a Foreign Guarantor, is not a Material Foreign Subsidiary and ~~(ii)~~ on a pro forma basis, a Guarantor Coverage Event does not exist. Any such release shall not in any manner discharge, affect, or impair the Guaranteed Obligations or any Liens (other than the Liens released) upon (or obligations (other than those released) of the Loan Parties in respect of) all interests retained by the Loan Parties to the extent otherwise constituting Collateral.
(b)    The Collateral Agent may rely conclusively on a certificate provided to it by any Loan Party as to any matter of fact described in the preceding clause (a) without further inquiry.
(c)    The Lenders, the L/C Issuers and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence, effect or confirm the release of any Loan Party or Collateral pursuant to the foregoing provisions of this Section 9.08
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and to return the Loan Parties all possessory collateral (including any Equity Interests certificates, promissory notes or other instruments) held by it in respect of any Collateral so released, all without the need for further consent of any Lender or any other Secured Party. For the avoidance of doubt, upon any such release, any representation, warranty or covenant contained in any Loan Document relating to any such Loan Party (including any Guarantee by it) or such Collateral shall no longer be deemed to be made.
(d)    The Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize and direct the Administrative Agent and the Collateral Agent to) take such action and execute any such documents or instruments as may be reasonably requested by the Borrower in connection with any release or termination contemplated by this Section 9.08; provided that such release shall be without recourse to or warranty by the Administrative Agent or Collateral Agent, other than as to the authority of the Administrative Agent or Collateral Agent to execute and deliver any such document or instrument. The Borrowers agree to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions.
SECTION 9.09.    Recovery of Erroneous Payments.    (a) If the Administrative Agent (x) notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.09(b) and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, L/C Issuer, Secured Party or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this
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Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, L/C Issuer or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.09(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.09(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.09(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any
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such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. (ii) The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, L/C Issuer or Secured Party, to the rights and interests of such Lender, L/C Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.09(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or
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counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 9.09 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Article 10

MISCELLANEOUS
SECTION 10.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless (x) in the case of any amendment necessary to implement the terms of any Additional Term Loans or Additional Revolving Credit Loans, as applicable, in accordance with the terms hereof, in writing signed by the Borrower, the Administrative Agent and the relevant Additional Term Lenders or Additional Revolving Credit Lenders, as applicable, and (y) in the case of any other amendment, in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01 or Section 4.02, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)postpone any date scheduled for any payment of principal or interest under Section 2.07 or Section 2.08 or fees under Section 2.03(i) or Section 2.09(a), without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(c)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Senior Secured Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in any rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)change any provision of this Section 10.01 or the definition of “Required Lenders” without the written consent of each Lender directly affected thereby;
(e)change the definition of “Pro Rata Share,” Section 2.12(a), Section 2.13 or Section 8.03 in any manner that would alter the pro rata sharing of payments or other amounts required thereby without the written consent of each Lender affected thereby; provided that the
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portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making such determination;
(f)release all or substantially all of the Collateral in any transaction or series of related transactions (it being understood that a transaction permitted under Section 7.05 shall not constitute the release of all or substantially all of the Collateral), without the written consent of each Lender; or
(g)other than in connection with a transaction permitted under Section 7.04 or Section 7.05, release any material Guarantor from its obligations under the Guaranty, without the written consent of each Lender;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification and (v) any amendment, waiver or consent in respect of Section 4.02 and Section 7.11 may be made only with the consent of the Required Revolving Credit Lenders (and no other Lenders shall have any rights to approve or disapprove any such amendment, waiver or consent). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders).
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
Notwithstanding anything to the contrary contained in Section 10.01, in the event that the Borrower requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Required Lenders, then with the consent of the Borrower and the Required Lenders, the Borrower and the Required Lenders shall be permitted to amend the Agreement without the consent of the Non-Consenting Lenders to provide for (a) the termination of the Commitment of each Non-Consenting Lender that is (x) a Revolving Credit Lender, (y) a Term Lender or (z) both, at the election of the Borrower, (b) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Required Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the
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total Commitment immediately before giving effect to such amendment, (c) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Required Lender or Lenders, as the case may be, as may be necessary to repay in full with accrued interest, at par, the outstanding Loans of the Non-Consenting Lenders immediately before giving effect to such amendment and (d) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (a), (b) and (c).
Further, notwithstanding anything to the contrary contained in Section 10.01, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
SECTION 10.02.    Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower, any Guarantor, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)    Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic transmission (e.g., portable document format (“pdf”)). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided
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that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
(c)    Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all actual losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence, bad faith or willful misconduct.
SECTION 10.03.    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
SECTION 10.04.    Attorney Costs, Expenses and Taxes. The Borrower agrees upon and following the Closing Date (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of one attorney for all Lenders and the Administrative Agent (which shall be Shearman & Sterling LLP) and such other local counsel in each foreign jurisdiction as agreed between the Administrative Agent and the Borrower, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of counsel (which counsel shall be limited as provided in Section 10.05). The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid promptly (but in any event within 30 days) following receipt by the Borrower or an invoice relating thereto setting forth such expenses in reasonable detail. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.
SECTION 10.05.    Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent-Related Person, each Arranger, each Lender and their respective Affiliates, directors, officers, members, partners, employees, counsel, agents, attorneys-in-fact, trustees and advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, actual losses, actual damages, penalties, claims, demands, actions, judgments, suits, reasonable costs, reasonable expenses and reasonable disbursements (including Attorney Costs (which shall be limited to one (1) counsel to the Administrative Agent and the other Indemnitees
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(exclusive of one local counsel to the Administrative Agent and the other Indemnitees in each appropriate jurisdiction), unless (x) the interests of the Administrative Agent and the other Indemnitees are sufficiently divergent, in which case one (1) additional counsel may be appointed and (y) if the interests of any Indemnitee or group of Indemnitees (other than all of the other Indemnitees) are distinctly or disproportionately affected, one (1) additional counsel for such Indemnitee or group of Indemnitees in the case of clause (a) below)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the syndication, execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is instituted by a third party or by the Borrower or any other Loan Party) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) have been determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of any Indemnitee or any of its directors, officers or employees or a material breach of the Loan Documents by any Indemnitee or (y) arise from claims of any of the Lenders solely against one or more Lenders (and not by one or more Lenders against the Administrative Agent or one or more of the other Agents) or any of the Arrangers solely against one or more Arrangers that have not resulted from the action, inaction, participation or contribution of the Borrower or its Subsidiaries or other Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid promptly (but in any event within thirty (30) days) after written demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Arranger
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or Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
SECTION 10.06.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.
SECTION 10.07.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or Section 10.07(h), as the case may be, or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent shall not be less than $2,500,000 or €2,500,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Loans; (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (but subject to clause (iv) below), each of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, so long as no Event of Default in respect of Section 8.01(a), Section 8.01(f) or Section 8.01(g)(i) has occurred and is continuing and except for assignments in connection with the exchange of Lenders’ interests pursuant to arrangements relating thereto among the Lenders following the date on which either any Event of Default referred to in Section 8.01(f) or Section 8.01(g)(i) shall have occurred and be continuing in respect of the Borrower or
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the Loans shall have been declared immediately due and payable pursuant to Section 8.02, the Borrower consents to such assignment (which consent shall not be unreasonably withheld or delayed, and provided that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (iii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iv) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed); (v) the parties (other than the Borrower unless its consent to such assignment is required hereunder) to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (which initially may be ClearPar, LLC) or (B) manually execute and deliver to the Administrative Agent an Assignment and Assumption; and (vi) the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).
(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any L/C Issuer or Swingline Lender sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain
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unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) and such Participant agrees to be bound by such Sections and Section 3.06. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    A Participant shall not be entitled to receive any greater payment under Section 3.01, Section 3.04 or Section 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent and such Participant complies with Section 3.01, Section 3.06 and Section 10.15 as if such Participant were a Lender under Section 10.15. A Participant shall not be entitled to any of the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01, Section 3.06 and Section 10.15 as though it were a Lender.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall
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constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, Section 3.04 or Section 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may, without the consent of or notice to the Administrative Agent or the Borrower, create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 10.07(b)).
(i)Notwithstanding anything to the contrary contained herein, Morgan Stanley may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or the Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to Morgan Stanley’s resignation as L/C Issuer, Morgan Stanley shall have identified a successor L/C Issuer reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of Morgan Stanley as L/C Issuer or Swing Line Lender, as the case may be, except as expressly provided above. If Morgan Stanley resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Morgan Stanley resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).
(j)Notwithstanding the foregoing or anything to the contrary set forth herein, any Lender may, at any time, without any consent, assign all or a portion of its rights and obligations under this Agreement (including Loans or Commitments) to the Loan Parties or any of their
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Subsidiaries (x) in accordance with Section 2.05(a)(iv) or (y) through open market purchases, in each case on a non-pro rata basis.
SECTION 10.08.    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to it and its Affiliates, and its and such Affiliates’ directors, officers, members, partners, employees, trustees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (provided that the Agent or Lender that discloses any Information pursuant to this clause (c) shall provide the Borrower prompt notice of such disclosure to the extent permitted by applicable Law); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions no less restrictive than those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder to the extent reasonably necessary in connection with such enforcement, (k) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.08), (i) to the extent developed independently and without the use of the Information and (j) to the extent such Information is received from a third party that is not, to the knowledge of the disclosing Person, subject to confidentiality obligations to any Loan Party or any Affiliate of a Loan Party. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08.
SECTION 10.09.    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by each of the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this
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Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary that is not a Loan Party constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is not a Loan Party do not constitute such an asset and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.05(b).
SECTION 10.10.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 10.11.    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.
SECTION 10.12.    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
SECTION 10.13.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any
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Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification obligations to the extent not then due and payable or Letters of Credit that have been cash collateralized in a manner satisfactory to the applicable L/C Issuer) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding except as set forth in Section 2.03(g).
SECTION 10.14.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.15.    Tax Forms. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (a)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing, any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(A)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and
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executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)properly completed and executed copies of IRS Form W-8ECI (or successor form);
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form); or
(4)to the extent a Foreign Lender is not the beneficial owner, properly completed and executed copies of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable (or successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, properly completed and executed copies of IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-4 on behalf of each such direct and indirect partner;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(C)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by
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Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
SECTION 10.16.    Process Agent. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. In addition, each Loan Party not organized in the United States of America or a state thereof hereby irrevocably appoints C T Corporation System (the “Process Agent”) with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 in the United States, as its agent to receive on behalf of such Loan Party service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Loan Party in care of the Process Agent at the Process Agent’s above address, and such Loan Party hereby irrevocably authorizes and directs the Process Agent to receive such service on its behalf. As an alternative method of service, each Loan Party not organized in the United States of America or a state thereof also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Loan Party at its address specified in Section 10.02 (such service to be effective seven days after mailing thereof). Each Loan Party not organized in the United States of America or a state thereof covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to continue to act as such. Nothing in this Section 10.16 shall affect the right of any Lender or the Administrative Agent to serve legal process in any other manner permitted by applicable law or affect the right of any Lender or the Administrative Agent to bring any suit, action or proceeding against each Loan Party or its property in the courts of other jurisdictions.
SECTION 10.17.    GOVERNING LAW. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
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SECTION 10.18.    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
SECTION 10.19.    Binding Effect. This Agreement shall become effective when it shall have been executed by each Original Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and the L/C Issuer that each such Lender, Swing Line Lender and the L/C Issuer has executed it and the conditions set forth in Section 4.01 shall have been satisfied or waived, and thereafter shall be binding upon and inure to the benefit of each Original Borrower, the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
SECTION 10.20.    USA Patriot Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each Guarantor in accordance with the Act.
SECTION 10.21.    Supplemental Obligations. In order to provide for the creation and enforcement of security interests in Collateral under certain Foreign Security Agreements securing all of the Secured Obligations, each of the parties hereto hereby agrees as follows:
(a)The Borrower hereby irrevocably and unconditionally agrees and covenants with the Administrative Agent to pay directly to the Administrative Agent, as a creditor in its own right and not in its capacity as Administrative Agent, on the Administrative Agent’s first demand, amounts equal to, and in the currency of, the Secured Obligations as and when such amounts become due and payable in accordance with the terms and conditions of any of the Loan Documents (the obligations of the Borrower under this Section 10.21(a), the “Supplemental Obligations”).
(b)The Borrower and the Administrative Agent further agree and acknowledge that (i) the Supplemental Obligations are separate and independent from and without prejudice to the Secured Obligations under the Loan Documents and (ii) the Administrative Agent’s right to receive payment of the Supplemental Obligations represents a separate and independent claim from the claims of the Lenders to receive payments in respect of the Secured Obligations; provided that the aggregate amount at any time owing in respect of the Supplemental Obligations shall not exceed the aggregate amount then owing under the Secured Obligations.
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(c)Any amount unconditionally and irrevocably paid by the Borrower in satisfaction of the Secured Obligations pursuant to the Loan Documents shall equally reduce the aggregate amount due under the Supplemental Obligations in a like amount, and any amount unconditionally and irrevocably received or applied by any of the Lenders in satisfaction of the Secured Obligations, shall equally reduce the Supplemental Obligations.
(d)If, after enforcement of the rights of the Collateral Agent and the Secured Parties under the Collateral Documents, there are insufficient proceeds to satisfy and discharge the Supplemental Obligations in full, the unpaid balance of the Supplemental Obligations shall then cease to exist, without prejudice, however, to (i) any other Obligations of the Borrower or any other Loan Party under any of the Loan Documents and (ii) any remedies of the Agents or the Lenders or any one of them under the Loan Documents.
(e)For the avoidance of doubt, this Section 10.21 shall not (i) be deemed to constitute a commitment of the Administrative Agent to make any advances or otherwise extend credit under or in respect of the Supplemental Obligations or otherwise and (ii) create any duties or obligations on the part of the Administrative Agent other than to hold the Supplemental Obligations.
SECTION 10.22.    Affiliate Activities. The Borrower acknowledges that each Agent, each Arranger and each Lender (and each of their respective Affiliates) is a full service securities firm engaged, either directly or through Affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrower and its Affiliates, as well as of other entities and Persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of the Borrower and its Affiliates, or (iii) have other relationships with the Borrower and its Affiliates. In addition, such Agents, Arrangers and Lenders and each of their respective Affiliates may provide investment banking, underwriting and financial advisory services to such other entities and Persons. Such Agents, Arrangers and Lenders and each of their respective Affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower and its Affiliates or such other entities. The transactions contemplated by this Agreement and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.
SECTION 10.23.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i)(A) no fiduciary, advisory or agency relationship between the Borrower, STBV and its Subsidiaries and any Agent, any Arranger or any Lender is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent, any Arranger or any Lender has advised or is advising any of the Borrower, STBV and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-
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length commercial transactions between the Borrower, STBV and its Subsidiaries, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, (C) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither any Agent nor any Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers and the Lenders and each of their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither any Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests and transactions to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 10.24.    Judgment Currency. The obligations of the Borrower hereunder and under the other Loan Documents to make payments in Dollars, in Euros or in Sterling, as the case may be (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the equivalent in such Obligation Currency of such amount (determined by the Administrative Agent pursuant to Section 1.08 using the applicable Exchange Rate with respect to such Obligation currency), in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
For purposes of determining the Dollar Amount, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
SECTION 10.25.    Release of Guarantors.
(a)The Lenders hereby agree to the release and termination of (a) all of the obligations, liabilities and indebtedness of Sensata Technologies (Korea) Limited under this
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Agreement and the other Loan Documents (including, without limitation, all of the Foreign Security Agreements executed by Sensata Technologies (Korea) Limited) and (b) all of the Liens and security interests of the Administrative Agent, the Collateral Agent and the Lenders in any and all of the property of Sensata Technologies (Korea) Limited. In connection with any release pursuant to this Section 10.25(a), the Administrative Agent and the Collateral Agent shall execute and deliver to Sensata Technologies (Korea) Limited all documents that Sensata Technologies (Korea) Limited shall reasonably request to evidence such release, including, without limitation, the termination of any Uniform Commercial Code financing statements naming Sensata Technologies (Korea) Limited as a debtor. Notwithstanding anything to the contrary contained herein, each of Sensor-Nite N.V., a Belgium company, and Sensor-Nite Industrial OOD, a Bulgarian company, will be added as a Foreign Guarantor within 90 days after the First Amendment Effective Date (as such time period may be extended in the sole discretion of the Administrative Agent); provided that, for the avoidance of doubt, until the expiration of such 90 day period (or such extended period), any failure to comply with the requirement to designate Foreign Subsidiaries contained in the first proviso of the definition of Material Foreign Subsidiary that results from the release contemplated by this Section 10.25 will not result in a violation of such requirement.
(b)As of the Tenth Amendment Effective Date, the Administrative Agent, the Collateral Agent and the Lenders hereby release and terminate (a) all of the obligations, liabilities and indebtedness of the Original US Borrower and each Subsidiary of STBV that is organized under the laws of Belgium, France, Ireland, Malaysia or Mexico and that, prior to the Tenth Amendment Effective Date, was a Foreign Guarantor (the Original US Borrower and such Subsidiaries, each a “Released Guarantor” and, collectively, the “Released Guarantors”) or otherwise obligated under this Agreement and the other Loan Documents (including, without limitation, the release of each Released Guarantor from all of its obligations under any Security Agreements or Collateral Documents executed by such Released Guarantor), (b) all of the Liens and security interests of the Administrative Agent, the Collateral Agent and/or the Lenders in any and all of the property of each Released Guarantor. In connection with any release pursuant to this Section 10.25(b), the Administrative Agent and the Collateral Agent shall, at the Borrower’s expense, promptly execute and deliver to each Released Guarantor and/or file with any relevant governmental authority all documents that such Released Guarantor shall reasonably request to evidence or effect such release under the laws of the countries listed above, the United States or any other relevant jurisdiction, including, without limitation, the termination of any Uniform Commercial Code financing statements, intellectual property security interest filings or other collateral filings, registrations or similar items naming such Released Guarantor as a debtor, and (c) the BV Guaranty (it being understood and agreed that the release and termination of the BV Guaranty shall not release STBV from its obligations as a Guarantor pursuant to the Foreign Guaranty or otherwise affect its other obligations under any other Loan Document).
(c)As of the Eleventh Amendment Effective Date, the Administrative Agent, the Collateral Agent and the Revolving Credit Lenders hereby agree that the Guarantees by the Specified Foreign Guarantors of the Specified RCF Obligations under the Foreign Guaranty, the Foreign Security Documents and the other Loan Documents are hereby terminated and that the Liens and security interests of the Administrative Agent, the Collateral Agent and/or the Revolving Credit Lenders granted solely in respect of the Specified RCF Obligations under any of the foregoing Loan Documents are hereby terminated (it being understood and agreed that such termination and release with respect to the Specified RCF Obligations shall not release the Specified Foreign Guarantors from their other obligations as Guarantors pursuant to the Foreign Guaranty or otherwise affect their other obligations under any other Loan Document), and the Administrative Agent, the Collateral Agent and the Revolving Credit Lenders agree to amend the Foreign Guaranty, the Foreign Security Documents and the other Loan Documents as necessary to exclude or terminate such released obligations and Liens. The Administrative Agent and
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Collateral Agent shall (and the Revolving Credit Lenders hereby authorize the Administrative Agent and Collateral Agent to) execute and deliver any instruments, documents and agreements necessary to evidence, effect or confirm the release provided in this Section 10.25(c); provided that such release shall be without recourse to or warranty by the Administrative Agent or Collateral Agent, other than as to the authority of the Administrative Agent or Collateral Agent to execute and deliver any such document or instrument. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions. In connection with any release pursuant to this Section 10.25(c), the Administrative Agent and the Collateral Agent shall, at the Borrower’s expense, promptly execute and deliver to each Specific Foreign Guarantor and/or file with any relevant governmental authority all documents that such Specified Foreign Guarantor shall reasonably request to evidence or effect such release under the laws of any relevant jurisdiction. ~~The Borrower agrees that if (i) a Term Loan Facility Refinancing is consummated which includes a Guarantee by the Specified Foreign Guarantors of, and/or a grant of Liens and security interests by the Specified Foreign Guarantors to secure, the obligations in respect of the term loans thereunder, (ii) the Maturity Date for the Tenth Amendment Term Loans is extended and in such transaction the Guarantee by the Specified Foreign Guarantors of the Obligations under the Term Loan Facility and the Liens and security granted in respect of the Obligations under the Term Loan Facility are not terminated or (iii) Additional Term Commitments or any Indebtedness in the form of a term loan facility is incurred which includes a Guarantee by the Specified Foreign Guarantors of, and/or a grant of Liens and security interests by the Specified Foreign Guarantors to secure, the obligations in respect of the term loans thereunder (each event in the foregoing clauses (i)-(iii), a “Specified RCF Obligations Reinstatement Event”), the Borrower shall promptly (or within such time period as may be agreed by the Administrative Agent) take any or all actions to cause each Specified Foreign Guarantor to amend the Foreign Guaranty, each Foreign Security Agreement and any other Collateral Document, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, to Guarantee the Specified RCF Obligations and to grant a Lien and security interest to the Administrative Agent and/or the Collateral Agent for the benefit of the Revolving Credit Lenders with respect to the Specified RCF Obligations.~~
(d)As of the Eleventh Amendment Effective Date, the Administrative Agent, the Collateral Agent and the Lenders hereby release and terminate (a) all of the obligations, liabilities and indebtedness of Sensata Technologies Bermuda Ltd. (the “Released Bermuda Guarantor”) under this Agreement and the other Loan Documents (including, without limitation, the release of the Released Bermuda Guarantor from all of its obligations under any Security Agreements or Collateral Documents), (b) all of the Liens and security interests of the Administrative Agent, the Collateral Agent and/or the Lenders in any and all of the property of the Released Bermuda Guarantor and (c) that certain Share Charge, dated as of May 8, 2019, in respect of the shares in the capital of Sensata Technologies Bermuda Ltd. made between ST Schrader Holding Company UK Limited as charger and Morgan Stanley Senior Funding, Inc. as chargee (as the same may have been modified, amended, supplement and varied from time to time); provided that such release and termination shall be conditioned upon the Administrative Agent’s receipt of a certificate of the Borrower, executed on behalf of the Borrower by a Responsible Officer of the Borrower (and in the form approved by the Administrative Agent prior to the Eleventh Amendment Effective Date), on which the Administrative Agent is entitled to rely, certifying that the Released Bermuda Guarantor (i) contributed less than 1.0% of the Consolidated EBITDA of STBV for the Test Period most recently ended on or prior to the Eleventh Amendment Effective Date and (ii) had consolidated assets representing less than 1.0% of the total consolidated assets of STBV on the last day of the Test Period ended on or prior to the Eleventh Amendment Effective Date. In connection with any release pursuant to this Section 10.25(d), the Administrative Agent and the Collateral Agent shall, at the Borrower’s expense, promptly execute and deliver to the Released Bermuda Guarantor or ST Schrader Holding
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Company UK Limited, as applicable, and/or file with any relevant governmental authority all documents that such Released Bermuda Guarantor or ST Schrader Holding Company UK Limited, as applicable, shall reasonably request to evidence or effect such release under the laws of Bermuda, the United States or any other relevant jurisdiction, including, without limitation, the termination of any Uniform Commercial Code financing statements, intellectual property security interest filings or other collateral filings, registrations or similar items naming such Released Bermuda Guarantor as a debtor, and shall return all possessory collateral (including any Equity Interests certificates, promissory notes or other instruments) in their possession.
(e)As of the Thirteenth Amendment Effective Date, the Administrative Agent, the Collateral Agent and the Required Revolving Credit Lenders hereby agree that the Guarantees by the Specified Foreign Guarantors under the Foreign Guaranty, the Foreign Security Agreements and the other Loan Documents are hereby terminated in full, that all Liens and security interests granted by the Specified Foreign Guarantors in favor of the Administrative Agent, the Collateral Agent, the Revolving Credit Lenders and/or any other Secured Parties under any of the foregoing Loan Documents are hereby terminated in full, and that the Specified Foreign Guarantors are no longer Loan Parties. The Administrative Agent and Collateral Agent shall (and the Required Revolving Credit Lenders hereby authorize the Administrative Agent and Collateral Agent to) execute and deliver any instruments, documents and agreements necessary to evidence, effect or confirm the release provided in this Section 10.25(e); provided that such release shall be without recourse to or warranty by the Administrative Agent or Collateral Agent, other than as to the authority of the Administrative Agent or Collateral Agent to execute and deliver any such document or instrument. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions. In connection with any release pursuant to this Section 10.25(e), the Administrative Agent and the Collateral Agent shall, at the Borrower’s expense, promptly execute and deliver to each Specific Foreign Guarantor and/or file with any relevant governmental authority all documents that such Specified Foreign Guarantor shall reasonably request to evidence or effect such release under the laws of any relevant jurisdiction. The Borrower agrees that if (i) [reserved] or (ii) Additional Term Commitments or any Indebtedness in the form of a term loan facility is incurred which includes a Guarantee by any Specified Foreign Guarantor of, and/or a grant of Liens and security interests by any Specified Foreign Guarantor to secure, the obligations in respect of the term loans thereunder (each event in the foregoing clauses (i)-(ii), an “RCF Obligations Reinstatement Event”), the Borrower shall promptly (or within such time period as may be agreed by the Administrative Agent) take any or all actions to cause such Specified Foreign Guarantor that provides any such Guarantee of Lien or security interest to enter into a foreign guaranty (in the form of Exhibit F-2 hereto), foreign security agreement and any other collateral document, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, to Guarantee all Obligations owed to the Revolving Credit Lenders and to grant a Lien and security interest to the Administrative Agent and/or the Collateral Agent for the benefit of the Revolving Credit Lenders with respect to all Obligations owed to the Revolving Credit Lenders.
SECTION 10.26.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
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(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 10.27.    Lender Representations.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into,
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participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender to the effect that the Lender’s entry into the Loans, the Letters of Credit, the Commitments and the Agreement is not a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither the Administrative Agent nor any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
SECTION 10.28.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States). In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 10.29.    Assignment of Original Borrowers. Effective as of the Tenth Amendment Effective Date, the Original Borrowers hereby assign to the Borrower, and the Borrower hereby assumes, all of the Original Borrowers’ rights and obligations as borrowers
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under this Agreement and each other Loan Document. In furtherance of the foregoing, the Original Borrowers and the Borrower agree that each Letter of Credit originally issued to an Original Borrower shall be deemed for all purposes of the Loan Documents to be a Letter of Credit issued hereunder, and the Borrower hereby assumes all obligations with respect thereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
SENSATA TECHNOLOGIES B.V.,
as BV Borrower
By:
Name:
Title:
SENSATA TECHNOLOGIES FINANCE COMPANY, LLC,
as US Borrower
By:
Name:
Title:
SENSATA TECHNOLOGIES INTERMEDIATE HOLDINGS B.V.,
as Parent
By:
Name:
Title:
MORGAN STANLEY SENIOR FUNDING, INC.,
individually as an Initial Lender and as Administrative Agent, Initial L/C Issuer and Initial Swing Line Lender
By:
Name:
Title:

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Annex A-1

Schedule I

Guarantors

	Name	Jurisdiction of Organization
1.	Sensata Technologies, Inc.	Delaware
2.	STI Holdco, Inc.	Delaware
3.	Custom Sensors & Technologies, Inc.	Delaware
4.	Custom Sensors & Technologies US LLC	Delaware
5.	Custom Sensors & Technologies US Corporation	Delaware
6.	Kavlico Corporation	California
7.	Crydom, Inc.	Delaware
8.	Newall Electronics Inc.	Delaware
9.	BEI North America LLC	Delaware
10.	GIGAVAC, LLC	California
11.	Dynapower Company LLC	Delaware
12.	Xirgo Technologies, LLC	Delaware
13.	SmartWitness USA, LLC	Illinois
14.	Sensata Technologies Intermediate Holding B.V.	Netherlands
15.	Sensata Technologies B.V.	Netherlands

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Annex A-2
Schedule II
Foreign Security Agreements
See the Dutch Security Documents listed on Schedule III.

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Annex A-3
Schedule III

Dutch Security Agreements

The Netherlands

1)Dutch law notarial deed of pledge of shares in the capital of Sensata Technologies B.V. dated 23 September 2022 between Sensata Technologies Intermediate Holding B.V. as pledgor, Morgan Stanley Senior Funding, Inc. as pledgee and Sensata Technologies B.V. as the company.
2)Dutch law notarial deed of pledge of shares in the capital of Sensata Technologies B.V. dated 12 May 2011 between Sensata Technologies Intermediate Holding B.V. as pledgor, Morgan Stanley Senior Funding, Inc. as pledgee and Sensata Technologies B.V. as the company.
3)Dutch law notarial deed of pledge of shares in the capital of Sensata Technologies Holding Company Mexico B.V. dated 23 September 2022 between Sensata Technologies B.V. as pledgor, Morgan Stanley Senior Funding, Inc. as pledgee and Sensata Technologies Holding Company Mexico B.V. as the company.
4)Dutch law notarial deed of pledge of shares in the capital of Sensata Technologies Holland B.V. dated 23 September 2022 between Sensata Technologies B.V. as pledgor, Morgan Stanley Senior Funding, Inc. as pledgee and Sensata Technologies Holland B.V. as the company.
5)Dutch law notarial deed of pledge of shares in the capital of CDI Netherlands B.V. dated 23 September 2022 between Sensata Technologies B.V. as pledgor, Morgan Stanley Senior Funding, Inc. as pledgee and CDI Netherlands B.V. as the company.

6)Dutch law pledge of bank accounts dated 12 May 2011 between, among others, Sensata Technologies B.V. and others as pledgors and Morgan Stanley Senior Funding, Inc. as pledgee.
7)Dutch law pledge of movable assets dated 12 May 2011 between, among others, Sensata Technologies B.V. and others as pledgors and Morgan Stanley Senior Funding, Inc. as pledgee.
8)Dutch law pledge of intercompany receivables dated 12 May 2011 between, among others, Sensata Technologies B.V. and others as pledgors and Morgan Stanley Senior Funding, Inc. as pledgee.
9)Dutch law pledge of receivables dated 12 May 2011 between, among others, Sensata Technologies B.V. and others as pledgors and Morgan Stanley Senior Funding, Inc. as pledgee.
10)Dutch law omnibus deed of pledge dated 23 September 2022 between Sensata Technologies B.V. as pledgor and Morgan Stanley Senior Funding, Inc. as pledgee.
11)The Dutch law deed of pledge of shares in the capital of ST Holland dated 12 May 2011 between ST as pledgor, Morgan Stanley Senior Funding, Inc. as pledgee and ST Holland as company.
12)The Dutch law deed of pledge of shares in the capital of STHC Mexico dated 12 May 2011 between ST as pledgor, Morgan Stanley Senior Funding, Inc. as pledgee and STHC Mexico as company.
13)The Dutch law deed of pledge of shares in the capital of CDI Netherlands dated 4 December 2015 between St August Lux Company S.à r.l. as pledgor, Morgan Stanley Senior Funding, Inc. as pledgee and CDI Netherlands as company.

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Schedule A
Deliverables
Bulgaria

1)Notarized Consent for the release of the Going Concern Pledge Agreement.

2)Deregistration of Going Concern Pledge Agreement based on Notarized Consent.

Japan

1)     Japan Release Letter by Morgan Stanley Senior Funding, Inc. confirming that all the securities interests established under Japanese law have been released.

2)21 copies of the Power of Attorney granted by Morgan Stanley Senior Funding, Inc. (with 2 copies of the notarized affidavit and 2 copies of the notarized signature certificate).
3)21 copies of the Power of Attorney granted by Sensata Technologies Japan Limited (with 2 copies of the registration certificate).

Luxembourg

1)Release Agreement between, amongst others, Morgan Stanley Senior Funding, Inc. (as Pledgee) and ST August Lux Company S.à r.l. (as Released Party) in respect of the release of the Pledge (as defined therein) and of the Foreign Guaranty.
2)Release Agreement between, amongst others, Morgan Stanley Senior Funding, Inc. (as Pledgee) and ST August Lux Intermediate Holdco S.à r.l. (as Released Party) in respect of the release of the Pledge (as defined therein) and of the Foreign Guaranty.
3)Release Agreement between, amongst others, Morgan Stanley Senior Funding, Inc. (as Pledgee) and August Lux Holding Company (as Released Party) in respect of the release of the Pledge (as defined therein) and of the Foreign Guaranty.
4)Release Agreement between, amongst others, Morgan Stanley Senior Funding, Inc. (as Pledgee) and August LuxUK Holding Company (as Released Party) in respect of the release of the Pledge (as defined therein) and of the Foreign Guaranty.
5)Release Agreement between, amongst others, Morgan Stanley Senior Funding, Inc. (as Pledgee) and August Brazil Holding Company (as Released Party) in respect of the release of the Pledge (as defined therein) and of the Foreign Guaranty.
6)    Updated share register of ST August Lux Company S.à r.l., ST August Lux Intermediate Holdco S.à r.l., August Lux Holding Company, August LuxUK Holding Company and August Brazil Holding Company reflecting the inscription of the Share Pledge Release (as defined in the respective Release Agreement).

Malta

1)A Maltese law release of share pledge agreement entered into between (i) Sensata Malta Holding Ltd (C 96839) as pledgor; (ii) Morgan Stanley Senior Funding, Inc. in its capacity as inter alia security trustee for itself and the Secured Parties as pledgee, and (iii) Sensata Technologies Malta Ltd (C 96840) as the company for the purposes of releasing the pledge over the shares in Sensata
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Technologies Malta Ltd. pursuant to a Pledge of Shares Agreement dated 21 May 2021 as amended and restated on 26 September 2022 and as subsequently amended and restated on 2 May 2023.

2)Director Resolutions of Sensata Malta Holding Ltd.

3)Director Resolutions of Sensata Technologies Malta Limited.

4)Director’s Certificate of Sensata Malta Holding Ltd. in substantially the same form as that already provided to Morgan Stanley Senior Funding, Inc.

5)Director’s Certificate of Sensata Technologies Malta Limited. in substantially the same form as that already provided to Morgan Stanley Senior Funding, Inc.

6)Statutory form T3 in original signed by an authorised signatory of Morgan Stanley Senior Funding, Inc. (and copy of evidence of signatory authority).

Netherlands

1)Dutch law governed release letter from Morgan Stanley Senior Funding, Inc. as pledgee to Sensate Technologies Holland B.V., Sensata Technologies Holding Company Mexico B.V. and CDI Netherlands B.V. as security providers.

2)For STBV: Organizational Documents, including Deed of Incorporation, Articles of Association and up-to-date Extract from Dutch Commercial Register; and

3)Deregistration of the security from any relevant IP registers.

England & Wales

1)Deed of Release in respect of the English law governed Collateral Documents.
2)Return of pledged deliverables.

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